Filed Pursuant to Rule 424(b)(4)

Registration No. 333-273953

PROSPECTUS

Propanc Biopharma, Inc.

Up to 26,250,000 Shares of Common Stock

This prospectus relates to the offer and resale, from time to time, of up to 26,250,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Propanc Biopharma, Inc. (the “Company,” “we,” “our” and “us”) by Dutchess Capital Growth Fund L.P. (the “Selling Stockholder”) issuable to the Selling Stockholder pursuant to a common stock purchase agreement, dated July 20, 2023, entered into by and between us and the Selling Stockholder (the “Stock Purchase Agreement”). The number of Shares registered hereby represent the maximum number of shares of Common Stock issuable pursuant to the Stock Purchase Agreement, assuming all Drawdown Notice Shares and Drawdown Notice Dilution Shares are issued (as each such term is defined in the Stock Purchase Agreement).

The Shares will be issued to the Selling Stockholder in connection with private placement offerings pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder. For additional information regarding the issuance of the Shares, see “Private Placements” beginning on page 31.

This prospectus also covers any additional shares of Common Stock that may become issuable to the Selling Stockholder upon any anti-dilution adjustment pursuant to the terms of the terms of the Stock Purchase Agreement issued to, or entered into with, the Selling Stockholder by reason of stock splits, stock dividends, and other events described therein.

We are registering the Shares for resale by the Selling Stockholder pursuant to the Stock Purchase Agreement and a registration rights agreement, dated July 20, 2023, by and between us and the Selling Stockholder (the “Registration Rights Agreement”). We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. However, we may receive up to approximately $5 million in aggregate gross proceeds under the Stock Purchase Agreement from the sales and issuances of the Shares to the Selling Stockholder. We intend to use such proceeds, if any, for product prototypes, product production, working capital and general corporate purposes. All fees and expenses incident to our performance of or compliance with the Stock Purchase Agreement and Registration Rights Agreement will be borne by us, whether or not any Shares are sold pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder will pay all broker commissions or similar commissions or fees incurred for the sale of the Shares.

The Selling Stockholder may offer the Shares from time to time as it may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page 70 of this prospectus, at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. This prospectus does not necessarily mean that the Selling Stockholder will offer or sell any or all of the Shares. We cannot predict when or in what amounts the Selling Stockholder may sell any of the Shares offered by this prospectus.

Because all of the Shares offered under this prospectus are being offered by the Selling Stockholder, we cannot currently determine the price or prices at which the Shares may be sold under this prospectus.

On May 1, 2023, the Company, acting pursuant to authority received by joint written resolution of the board of directors of the Company (the “board of directors”) and the stockholder representing the majority vote of the stockholders of the Company on May 1, 2023, filed a certificate of amendment (the “Certificate of Amendment”) to its certificate of incorporation, as amended (the “Certificate of Incorporation”), to effect a one-for-one thousand reverse split (the “Reverse Stock Split”) of all of its outstanding shares of Common Stock. The Certificate of Amendment did not change the number of authorized shares of Common Stock or the par value of the Common Stock. Unless otherwise noted, the share and per share information in this prospectus reflects the Reverse Stock Split.

Our shares of Common Stock are currently quoted on the Pink® Open Market (the “OTC Pink”) operated by the OTC Markets Group Inc., under the ticker symbol “PPCB.” On October 11, 2023, the last reported sale price of our shares of Common Stock on the OTC Pink was $0.019 per share.

This offering will terminate on the earlier of (i) the date when all of Shares registered hereunder have been sold pursuant to this prospectus or Rule 144 under the Securities Act (“Rule 144”), and (ii) the date on which all Shares may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, unless we terminate this offering earlier.

Investing in our Common Stock involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 10 and in the documents which are incorporated by reference herein before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 12, 2023

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Stockholder may offer from time to time up to 26,250,000 shares of Common Stock issuable pursuant to the Stock Purchase Agreement. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholder has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the shares of Common Stock offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the shares of Common Stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of shares of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to “Propanc”, the “Company,” “we,” “our” or “us” refer to Propanc Biopharma, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any amendment and the information incorporated by reference into this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference into this prospectus. The forward-looking statements in this prospectus, and the information incorporated by reference herein represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

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INDUSTRY AND MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should carefully read this entire prospectus, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors”, “Special Note Regarding Forward-Looking Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements included herein, before making a decision about whether to invest in our shares of Common Stock.

Business Overview

We are a biopharmaceutical company developing a novel approach to prevent recurrence and metastasis from solid tumors by using pancreatic proenzymes that target and eradicate cancer stem cells in patients suffering from pancreatic, ovarian and colorectal cancers. Our novel proenzyme therapy is based on the science that enzymes stimulate biological reactions in the body, especially enzymes secreted by the pancreas. These pancreatic enzymes could represent the body’s primary defense against cancer.

Our lead product candidate, PRP, is a variation upon our novel formulation and involves proenzymes, the inactive precursors of enzymes. As a result of positive early indications of the anti-cancer effects of our technology, we have conducted successful pre-clinical studies on PRP and also commenced preparation for a clinical study in advanced cancer patients. Subject to us receiving sufficient financing, we plan to begin our Investigational Medicinal Product Dossier, study proposal and Investigator’s Brochure in 2023. Our plan is to then commence our study preparation process with the contract research organization (“CRO”), analytical lab and trial site(s) selection and to begin our clinical trial application for PRP (“CTA”) compilation in the fourth calendar quarter of 2023 and complete the CTA compilation and submit the CTA in the first quarter of the 2024 calendar year. In the first calendar quarter of 2024, we plan to begin the preparation of logistics and trial site initiation visits. Subject to raising additional sufficient capital, we subsequently plan to commence a First-In-Human (“FIH”), Phase Ib study in patients with advanced solid tumors, evaluating the safety, pharmacokinetics and anti-tumor efficacy of PRP in the first half of the 2024 calendar year, which study we hope to complete within twelve months thereafter. We intend to develop our PRP to treat early-stage cancer and pre-cancerous diseases and as a preventative measure for patients at risk of developing cancer based on genetic screening.

PRP is an intravenous injection proenzyme treatment designed as a therapeutic option in cancer treatment and prevention. PRP is a combination of the pancreatic proenzymes, trypsinogen and chymotrypsinogen. PRP produces multiple effects on cancerous cells intended to inhibit tumor growth and potentially stop a tumor from spreading through the body.

We received notification from the U.S. Food and Drug Administration (“FDA”) in June 2017 that PRP had been conferred Orphan Drug Designation for the treatment of pancreatic cancer. This special status is granted when a rare disease or condition is implicated and a potential treatment qualifies under the Orphan Drug Act and applicable FDA regulations.

We received a Certificate for Advance Overseas Finding from the Board of Innovation and Science Australia to receive an up to a 43.5% “cash back” benefit from overseas research and development (“R&D”) expenses. The finding relates to the planned Phase Ib clinical trial - Multiple Ascending Dose Studies of proteolytic proenzymes for the treatment of advanced cancer patients suffering from solid tumors planned to be conducted at the Peter MacCallum Cancer Centre, Melbourne, Australia. Overseas activities to be undertaken include the development of an analytical assay for the quantification of active pharmaceutical ingredients (“API”) in PRP and its manufacture of the finished product for the Phase Ib clinical trial.

Our POP1 joint research and drug discovery program (“POP1 Program”) is designed to produce a backup clinical compound to PRP. With the aim of producing large quantities of trypsinogen and chymotrypsinogen for commercial use, exhibiting minimal variation between lots and without sourcing the proenzymes from animals, we are undertaking a research project in collaboration with the universities of Jaén and Granada. We entered into a second two-year joint research and collaboration agreement with the University of Jaén, which is undertaking the research activities for the POP1 Program.

Corporate Information

Propanc is based in Camberwell, Victoria, Australia. Since its inception, substantially all of the operations of the Company have been focused on the development of new cancer treatments targeting high-risk patients, particularly cancer survivors, who need a follow-up, non-toxic, long-term therapy designed to prevent the cancer from returning and spreading. The Company anticipates establishing global markets for its technologies. PRP is an enhanced pro-enzyme formulation designed to enhance the anti-cancer effects of multiple enzymes acting synergistically. It is currently in the preclinical phase of development.

The Company was originally formed in Melbourne, Victoria, Australia on October 15, 2007 as Propanc PTY LTD. On November 23, 2010, Propanc Health Group Corporation was incorporated in the State of Delaware, and in January 2011, to reorganize the Company, all of the outstanding shares of Propanc PTY LTD were acquired on a one-for-one basis by Propanc Health Group Corporation, with Propanc PTY LTD becoming a wholly-owned subsidiary of the Company.

On July 22, 2016, the Company formed another wholly-owned subsidiary, Propanc (UK) Limited under the laws of England and Wales for the purpose of submitting an orphan drug application to the European Medicines Agency (the “EMA”) as a small and medium-sized enterprise. As of the date of this prospectus, there has been no activity within this entity.

Effective April 20, 2017, the Company changed its name to “Propanc Biopharma, Inc.” to reflect the Company’s stage of operations and development better.

Our principal executive office is located at 302, 6 Butler Street, Camberwell, VIC, 3124 Australia. Our telephone number is 61 03 9882 6723. Our website is www.propanc.com. We can be contacted online at www.propanc.com/contact. Our website’s information is not, and will not be deemed, a part of the registration statement of which this prospectus forms a part or incorporated into any other filings that we make with the SEC.

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Recent Developments

Reverse Stock Split

On May 1, 2023, the Company filed the Certificate of Amendment to its Certificate of Incorporation to effect the one-for-one thousand Reverse Stock Split, effective as of May 1, 2023. The Financial Industry Regulatory Authority, Inc. (“FINRA”) confirmed that the effect of the Reverse Stock Split was reflected on the reported price of the Common Stock on the OTC Pink on May 22, 2023. The Certificate of Amendment did not change the number of authorized shares of Common Stock or the par value of the Common Stock. The Common Stock commenced trading on a post-split basis on OTC Pink at the open of trading on May 23, 2023. For further information on the Reverse Stock Split and such Certificate of Amendment, see the Current Report on Form 8-K filed by the Company with the SEC on May 5, 2023 and the exhibit filed therewith.

June Purchase Agreement

On June 29, 2023, the Company entered into a securities purchase agreement with an investor (the “June Investor”), which closed on July 6, 2023, pursuant to which the June Investor purchased a convertible promissory note (the “June Note”) from the Company in the aggregate principal amount of $65,000, such principal and the interest thereon convertible into shares of Common Stock at the option of June Investor at any time after 180 days of the June Note (the “June Conversion Shares”).

The conversion price for the June Note is equal to 65% of the market price of the Common Stock, which is based on the average of the lowest three trading prices of the Common Stock for the ten trading days immediately prior to the delivery of a notice of conversion of the June Note. Pursuant to the June Note, the Company is required to maintain an initial reserve of at least 500% of the number of June Conversion Shares, subject to any increase of such reserved amount by the June Investor.

The maturity date of the June Note is June 29, 2024 and bears interest at a rate of 8% per annum, which may be increased to 22% in the event of a default. Between the period beginning 60 days following the date of the June Note and 180 days thereafter, the Company has the right to prepay the principal and accrued but unpaid interest due under the June Note at a 110% premium plus accrued and unpaid interest, together with any other amounts that the Company may owe the June Investor under the terms of the June Note, in accordance with its terms, which premium increases during such period, up to a maximum of 129%. For further information on such purchase agreement and June Note, see the Current Report on Form 8-K filed by the Company with the SEC on July 12, 2023 and the exhibits filed therewith.

July Loan Agreement

On July 5, 2023, the Company and an institutional investor (the “July Investor”) entered into a letter agreement, pursuant to which the July Investor loaned the Company an aggregate of AU$230,000. Pursuant to the agreement, the term of such loan is three (3) years, ending on July 5, 2026, with an interest rate of 10% to be paid monthly in arrears. A portion of the proceeds of such loan were used to repay an outstanding balance of approximately $143,000 due on a convertible promissory note held by a third-party investor and which had been in default. In connection with such loan, the Company issued a common stock purchase warrant to the July Investor immediately exercisable for up to an aggregate of 15,000,000 shares of Common Stock, at an initial exercise price of $0.01 per share. For further information on such letter agreement and warrant, see the Current Report on Form 8-K filed by the Company with the SEC on July 12, 2023 and the exhibits filed therewith.

July Purchase Agreement

On July 19, 2023, the Company entered into an additional securities purchase agreement with the June Investor, which closed on July 28, 2023, pursuant to which the June Investor purchased a convertible promissory note (the “July Note”) from the Company in the aggregate principal amount of $45,000, such principal and the interest thereon convertible into shares of Common Stock at the option of June Investor at any time after 180 days of the July Note (the “July Conversion Shares”).

The conversion price for the July Note is equal to 65% of the market price of the Common Stock, which is based on the average of the lowest three trading prices of the Common Stock for the ten trading days immediately prior to the delivery of a notice of conversion of the July Note. Pursuant to the July Note, the Company is required to maintain an initial reserve of at least 500% of the number of July Conversion Shares, subject to any increase of such reserved amount by the June Investor.

The maturity date of the July Note is July 19, 2024 and bears interest at a rate of 8% per annum, which may be increased to 22% in the event of a default. Between the period beginning 60 days following the date of the July Note and 180 days thereafter, the Company has the right to prepay the principal and accrued but unpaid interest due under the July Note at a 110% premium plus accrued and unpaid interest, together with any other amounts that the Company may owe the June Investor under the terms of the July Note, in accordance with its terms, which premium increases during such period, up to a maximum of 129%. For further information on such purchase agreement and July Note, see the Current Report on Form 8-K filed by the Company with the SEC on August 8, 2023 and the exhibits filed therewith.

July Equity Line Agreement

On July 20, 2023, we entered into the Stock Purchase Agreement with the Selling Stockholder providing for an equity financing facility, pursuant to which Company has the option to request that the Selling Stockholder commit to purchase up to $5,000,000 of the Shares over a 24-month term commencing on the date on which the registration statement of which this prospectus forms a part is declared effective by the SEC. For a more detailed description of the Stock Purchase Agreement and the issuance of the Shares to the Selling Stockholder, see the section here entitled “Private Placement”.

Termination of November 2022 Equity Line Agreement

As previously disclosed in our Quarterly Report on Form 10-Q filed on November 14, 2022, we entered into a Common Stock Purchase Agreement (the “Coventry Purchase Agreement”) with Coventry Enterprises, LLC, a Delaware limited company, providing for an equity financing facility. On July 25, 2023, we terminated the Coventry Purchase Agreement in accordance with its terms, effective immediately. For further information on such purchase agreement, see the Quarterly Report on Form 10-Q filed by the Company with the SEC on November 14, 2022 and the exhibits filed therewith.

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August 16, 2023 Purchase Agreement

On August 16, 2023, the Company and an institutional investor (the “August Investor”) entered into a securities purchase agreement, which closed on August 16, 2023, pursuant to which the August Investor purchased a convertible promissory note (the “August 16 Note”) from the Company in the aggregate principal amount of $55,000, such principal and the interest thereon convertible into shares Common Stock at the option of August Investor at any time after 180 days of the issuance date of the August 16 Note (the “August 16 Conversion Shares”).

The conversion price for the August 16 Note is equal to 65% of the market price of the Common Stock, which is based on the average of the lowest three trading prices of the Common Stock for the ten trading days immediately prior to the delivery of a notice of conversion of the August 16 Note. Notwithstanding the foregoing, such conversions are subject to a 4.99% beneficial ownership limitation and adjustments for stock splits, stock dividends or rights offerings, mergers, consolidations, reorganizations and similar events set forth in the August 16 Note. Pursuant to the August 16 Note, the Company is required to maintain an initial reserve of at least 500% of the number of August 16 Conversion Shares, subject to any increase or decrease of such reserved amount to reflect the Company’s obligations under the August 16 Note.

The maturity date of the August 16 Note is August 16, 2024 and bears interest at a rate of 8% per annum, which may be increased to 22% in the event of a default. During the first 60 days following the date of the August 16 Note, the Company has the right to prepay the principal and accrued but unpaid interest due under the August 16 Note, together with any other amounts that the Company may owe the August Investor under the terms of the August 16 Note, at a 110% premium of the face amount plus accrued and unpaid interest and any other amounts owed to the August Investor, which increases to (i) 115% if prepaid after 60 days, but less than 91 days from the issuance date, (ii) 120% if prepaid after 90 days, but less than 121 days from the issuance date, (iii) 125% if prepaid after 120 days, but less than 151 days from the issuance date, and (iv) 129% if prepaid after 150 days, but less than 181 days from the issuance date. After this initial 180-day period, the Company does not have a right to prepay the August 16 Note. For further information on such purchase agreement and August 16 Note, see the Current Report on Form 8-K filed by the Company with the SEC on August 21, 2023 and the exhibits filed therewith.

August Promissory Note

On August 15, 2023, the Company issued to an institutional investor (the “August Lender”) a 10% original issue discount promissory note (the “August Promissory Note”) in consideration for $120,000, which has a principal face amount of $132,000, matures on November 15, 2023 and accrues interest at a rate of 10% per annum, which may be increased to 18% in the event of a default. The Company has the right to prepay the principal and accrued but unpaid interest due under the August Promissory Note, together with any other amounts that the Company may owe the August Lender under the terms of the August Promissory Note, on or before September 14, 2023 at a 110% premium of the face amount plus accrued and unpaid interest and any other amounts owed to the August Lender, which increases to (i) 120% if prepaid after such date, but on or before October 14, 2023, and (ii) 130% if prepaid after October 14, 2023, unless the Company and the Lender agree to otherwise effect repayment. For further information on such purchase agreement and August Promissory Note, see the Current Report on Form 8-K filed by the Company with the SEC on August 21, 2023 and the exhibits filed therewith.

August 23, 2023 Purchase Agreement

On August 23, 2023, the Company entered into a securities purchase agreement with an investor (the “Investor”), which closed on August 23, 2023, pursuant to which the Investor purchased a convertible redeemable promissory note in the aggregate principal amount of $77,500 (the “August 23 Note”) from the Company for $72,500. The principal and the interest thereon is convertible into shares Common Stock at the option of Investor at any time (the “August 23 Conversion Shares”).

The initial conversion price for the August 23 Note is equal to $0.04 per share (the “Fixed Price”), provided that the Fixed Price will be reduced to $0.02 per share in the event that the market price of the Common Stock trades below $0.03 per share for five consecutive trading days. In the event of a default under the August 23 Note and unless the Fixed Price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default. Pursuant to the August 23 Note, in the event that such conversion price is below the par value of the Common Stock, the Company has agreed to take all steps to reduce such par value or conduct a reverse split of its Common Stock, as applicable. Notwithstanding the foregoing, such conversion price and lookback periods are subject to adjustment in favor of the Investor in the event the Company issues securities to another party with more favorable conversion terms, and such conversions are subject to a 4.99% beneficial ownership limitation (which may be increased to 9.9% upon 60 days’ prior written notice from the holder of the August 23 Note) and adjustments for mergers, consolidations, reorganizations and similar events set forth in the August 23 Note, other than a transfer or sale of all or substantially all Company assets. Pursuant to the August 23 Note, the Company is required to maintain an initial reserve of at least 400% of the number of August 23 Conversion Shares, subject to any increase of such reserved amount to reflect the Company’s obligations under the August 23 Note.

In addition, pursuant to the August 23 Note, in the event of a transfer or sale of all or substantially all of the Company’s assets, or certain merger, consolidation, reorganization and similar events described in the August 23 Note, the Company will be required to, upon the Investor’s request, (i) redeem the August 23 Note in cash for 150% of the principal and accrued but unpaid interest thereon through such redemption date or (ii) convert the unpaid principal and accrued but unpaid interest into shares of Common Stock immediately prior to such event at the conversion price then in effect.

The maturity date of the August 23 Note is February 23, 2024 and bears interest at a rate of 8% per annum, which may be increased to 24% in the event of a default. Interest on such August 23 Note is payable only in Common Stock in accordance with the terms of conversion in the August 23 Note. During the first 60 days following the date of the August 23 Note, the Company has the right to prepay the principal and accrued but unpaid interest due under the August 23 Note, at a 110% premium of the face amount plus accrued and unpaid interest, which increases to (i) 120% if prepaid after 60 days, but less than 121 days from the issuance date and (ii) 125% if prepaid after 120 days, but less than 181 days from the issuance date. After this initial 180-day period, the Company does not have a right to prepay the August 23 Note. For further information on such purchase agreement and August 23 Note, see the Current Report on Form 8-K filed by the Company with the SEC on August 29, 2023 and the exhibits filed therewith.

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About This Offering

This prospectus relates to the offer and resale by the Selling Stockholder of up to an aggregate of 26,250,000 Shares. All of the Shares, when sold, will be sold by the Selling Stockholder. The Selling Stockholder may sell such Shares, from time to time, at fixed prices, at prevailing market prices at the time of sale, at varying prices related to prevailing market prices or at privately negotiated prices.

Shares of Common Stock offered by the Selling Stockholder:	Up to 26,250,000 Shares.

Shares of Common Stock outstanding prior to this offering:	16,183,847 shares of Common Stock.

Shares of Common Stock outstanding after completion of this offering (assuming the issuance of all Shares) (1):	42,433,847 shares of Common Stock.

Use of proceeds:

We will not receive any proceeds from the resale of the Shares to be offered by the Selling Stockholder. We may receive up to approximately $5 million in aggregate gross proceeds under the Stock Purchase Agreement from the sales and issuances of the Shares to the Selling Stockholder.

Any proceeds that we receive from the Selling Stockholder pursuant to the Stock Purchase Agreement will be used for the purpose of financing our research and product development activities, finished product manufacture for clinical studies, working capital requirements and general corporate purposes. See “Use of Proceeds” on page 33.

Risk factors:	Investing in our shares of Common Stock is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10 before deciding to invest in our shares of Common Stock.

Trading symbol:	Our Common Stock is currently quoted on the OTC Pink under the trading symbol “PPCB”.

The number of shares of our Common Stock that will be outstanding immediately after this offering as shown above is based on 16,183,847 shares outstanding as of October 5, 2023, and includes or excludes the following as of such date:

●	excludes up to 15,003,396 shares of our Common Stock issuable upon exercise of warrants outstanding, having a weighted average exercise price of $1.25 per share; and

●	excludes up to 29,119,293 shares of our Common Stock issuable upon conversion of notes outstanding.

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Risk Factors Summary

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this prospectus. These risks include, but are not limited to, the following:

●	An investment in shares of Common Stock is extremely speculative and there can be no assurance of any return on any such investment.

●	Currently there is a limited public market for our Common Stock, and we cannot predict the future prices or the amount of liquidity of our Common Stock.

●	The designation of our Common Stock as a “penny stock” would limit the liquidity of our Common Stock.

●	Our Common Stock is currently quoted only on the OTC Pink, which may have an unfavorable impact on our stock price and liquidity.

●	Our directors and officers currently and for the foreseeable future will continue to control our Company, and as a result, it is unlikely that you will be able to elect directors or have any say in the policies of our Company.

●	Future sales and issuances of our Common Stock or rights to purchase Common Stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to decline.

●	In the future, we may issue additional preferred stock without the approval of our stockholders, which could make it more difficult for a third party to acquire us and could depress our stock price.

●	Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future, and capital appreciation, if any, will be the source of gain for our stockholders.

●	As a smaller reporting company, we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results of operations and financial prospects.

●	A large number of shares of Common Stock may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.

●	The market price of our Common Stock may continue to be highly volatile, you may not be able to resell your shares of Common Stock at or above the public offering price and you could lose all or part of your investment.

●	Our ability to continue as a going concern is in substantial doubt absent obtaining adequate new debt or equity financings.

●	We may be unable to remain in compliance with the financial or other covenants contained in our debt instruments. Any breach of our credit facilities could have a material adverse effect on our business and financial condition.

●	We have incurred significant losses since our inception. We expect to incur significant losses for the foreseeable future and may never achieve or maintain profitability.

●	As an early-stage company, it may be difficult for you to evaluate the success of our business to date and to assess our future viability.

●	The accounting method for convertible debt securities that may be settled in cash could have a material adverse effect on our reported financial results.

●	We maintain our cash in Australian financial institutions that are not insured.

●	Because PRP remains in the early stages of development and may never become commercially viable, you may lose some or all of your investment.

●	Because successful development of our products is uncertain, our results of operations may be materially harmed.

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●	If we fail to obtain regulatory approval in jurisdictions in the United States (the “U.S.”) or outside the U.S., we will not be able to market PRP in those jurisdictions.

●	If, in the future, we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market PRP, we may not be successful in commercializing our product candidates if and when they are approved.

●	We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

●	We will depend on collaborations with third parties for the development and commercialization of PRP and other product candidates, and these collaborations may be unsuccessful.

●	Reliance on a single manufacturer of PRP creates the risk that we may not have sufficient quantities of PRP on hand at any given time, which could delay, prevent or impair our development efforts.

●	If we fail to comply with our obligations under any intellectual property licenses with third parties, we could lose license rights that are important to our business.

●	If we are unable to obtain and maintain patent protection for our technology and products, or if any licensors are unable to obtain and maintain patent protection for the technology or products that we may license from them in the future, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products may be adversely affected.

●	We may become involved in lawsuits to protect or enforce our patents, which could be expensive, time consuming and unsuccessful.

●	If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

●	Our current attempts to both expand our patent protection and seek regulatory approvals from multiple countries, as well as our future relationships with customers and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

●	Recently enacted and future legislation, particularly in the U.S., may increase the difficulty and cost for us to obtain marketing approval of and commercialize PRP and affect the prices we may obtain.

●	Our future success depends on our ability to retain our chief executive officer and our chief scientific officer and, as we continue to develop and grow as a company, to attract, retain and motivate qualified personnel.

●	If we fail to implement and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

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RISK FACTORS

An investment in the shares of Common Stock offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference herein before you decide to invest in our shares of Common Stock. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Investors are further advised that the risks described below may not be the only risks that we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our shares of Common Stock.

Risks Related to This Offering and Ownership of Our Shares of Common Stock

An investment in shares of Common Stock is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the shares of Common Stock is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

Currently there is a limited public market for our Common Stock, and we cannot predict the future prices or the amount of liquidity of our Common Stock.

Currently, there is a limited public market for our Common Stock. Our Common Stock is quoted on the OTC Pink under the symbol “PPCB.” However, the OTC Pink is not a liquid market in contrast to the major stock exchanges. We cannot assure you as to the liquidity or the future market prices of our Common Stock if a market does develop. If an active market for our Common Stock does not develop, the fair market value of our Common Stock could be materially adversely affected. We cannot predict the future prices of our Common Stock.

The designation of our Common Stock as a “penny stock” would limit the liquidity of our Common Stock.

Our Common Stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a Common Stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation and make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there may be less trading activity in any market that develops for our Common Stock in the future and stockholders are likely to have difficulty selling their shares.

Trading in our Common Stock on the OTC Pink has been subject to wide fluctuations.

Our Common Stock is currently quoted for public trading on the OTC Pink. The trading price of our Common Stock has been subject to wide fluctuations. Trading prices of our Common Stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with limited business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our Common Stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our Common Stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

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Our Common Stock is currently quoted only on the OTC Pink, which may have an unfavorable impact on our stock price and liquidity.

Our Common Stock is quoted on the OTC Pink, which is a significantly more limited market than the New York Stock Exchange, the NYSE American, or the Nasdaq Stock Market. The quotation of our shares of Common Stock on the OTC Pink may result in a less liquid market available for existing and potential stockholders to trade shares of our Common Stock, could depress the trading price of our Common Stock and could have a long-term adverse impact on our ability to raise capital in the future.

There can be no assurance that there will be an active market for our shares of Common Stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment in our shares of Common Stock or liquidate at a price that reflects the value of the business. As a result, holders of our shares of Common Stock may not find purchasers for such shares should they desire to sell them. Consequently, our shares of Common Stock should be purchased only by investors having no need for liquidity in their investment and who can hold such shares for an indefinite period of time.

Our directors and officers currently and for the foreseeable future will continue to control our Company, and as a result, it is unlikely that you will be able to elect directors or have any say in the policies of our Company.

Our stockholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring stockholder approval will be decided by majority vote. In addition, James Nathanielsz, our Chief Executive Officer and Chief Financial Officer, beneficially owns all of our outstanding preferred stock, which entitles him, as a holder of Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), to voting power equivalent of the number of votes equal to the total number of shares of Common Stock outstanding as of the record date for the determination of stockholders entitled to vote at each meeting of our stockholders and entitled to vote on all matters submitted or required to be submitted to a vote of our stockholders. Due to such disproportionate voting power, new investors will not be able to effect a change in our business or management, and therefore, stockholders would have limited recourse as a result of decisions made by management.

Moreover, Mr. Nathanielsz’s ownership of Series B Preferred Stock may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Future sales and issuances of our Common Stock or rights to purchase Common Stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to decline.

We are authorized to issue up to 10,000,000,000 shares of our Common Stock. We have the right to raise additional capital or incur borrowings from third parties to finance our business. The board of directors has the authority, without the consent of any of the stockholders, to cause us to issue more shares of our Common Stock and/or securities convertible into our Common Stock. We will likely issue additional shares of our Common Stock and/or such securities in the future and such future sales and issuances of our Common Stock or rights to purchase our Common Stock could result in substantial dilution to our existing stockholders. We may sell Common Stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our stockholders may be materially diluted. New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of our Common Stock.

In the future, we may issue additional preferred stock without the approval of our stockholders, which could make it more difficult for a third party to acquire us and could depress our stock price.

We are authorized to issue up to 1,500,005 shares of our preferred stock, par value $0.01 per share, having such rights, preferences and privileges as are determined by our board of directors in their discretion. We have the right to raise additional capital or incur borrowings from third parties to finance our business. The board of directors has the authority, without the consent of any of the stockholders, to cause us to issue more shares of our preferred stock. Our board of directors may issue, and has in the past issued, without a vote of our stockholders, one or more series of our preferred stock with such rights and preferences as it determines. This could permit our board of directors to issue preferred stock to investors who support us and our management and permit our management to retain control of our business. Additionally, issuance of preferred stock could block an acquisition which could result in both a drop in our stock price and a decline in interest of our Common Stock.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future, and capital appreciation, if any, will be the source of gain for our stockholders.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. As a result, capital appreciation, if any, of our Common Stock will be the sole source of gain for our stockholders for the foreseeable future.

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Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”), contains rules that limit the ability of a company that undergoes an ownership change to utilize its net operating losses (“NOLs”) and tax credits existing as of the date of such ownership change. Under the rules, such an ownership change is generally any change in ownership of more than 50% of a company’s stock within a rolling three-year period. The rules generally operate by focusing on changes in ownership among stockholders considered by the rules as owning, directly or indirectly, 5% or more of the stock of a company and any change in ownership arising from new issuances of stock by the company. As a result of this Section 382 limitation, any ownership changes as defined by Section 382 may limit the amount of NOL carryforwards that could be utilized annually to offset future taxable income.

As a smaller reporting company, we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results of operations and financial prospects.

As a “smaller reporting company,” we (i) are able to provide simplified executive compensation disclosures in our filings, (ii) are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting and (iii) have certain other decreased disclosure obligations in our filings with the SEC, including being required to provide only two years of audited financial statements in annual reports. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects.

We will remain a smaller reporting company until the beginning of a fiscal year in which we had a public float of $250 million held by non-affiliates as of the last business day of the second quarter of the prior fiscal year, assuming our Common Stock is registered under Section 12 of the Exchange Act on the applicable evaluation date. Even if we remain a smaller reporting company, if our public float exceeds $250 million and our annual revenues are greater than $100 million, we will become subject to the provisions of Section 404(b) of the Sarbanes-Oxley Act.

A large number of shares of Common Stock may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.

The Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock.

The market price of our Common Stock may continue to be highly volatile, you may not be able to resell your shares of Common Stock at or above the public offering price and you could lose all or part of your investment.

The trading price of our Common Stock may continue to be highly volatile. Our stock price could continue to be subject to wide fluctuations in response to a variety of factors, including the following:

●	actual or anticipated results of our clinical trials;

●	actual or anticipated fluctuations in our operating results;

●	quarterly variations in the rate of growth of our financial indicators, or those of companies that are perceived to be similar to us;

●	the potential absence of securities analysts covering us and distributing research and recommendations about us;

●	speculation in the press or investment community;

●	public reaction to our press releases, announcements concerning our business or those of our competitors or customers, and filings with the SEC;

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●	We expect our actual operating results to fluctuate widely if and when we generate sales and increase production capabilities and other operations;

●	low trading volume for our Common Stock;

●	overall stock market fluctuations;

●	general financial market conditions and oil and natural gas industry market conditions, including fluctuations in commodity prices;

●	the realization of any of the risk factors presented in this prospectus;

●	our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	our outstanding indebtedness;

●	we have no institutional line-of-credit available to fund our operations and we may be unable to obtain a line of credit under terms that are mutually agreeable;

●	changes in financial estimates by securities analysts or our failure to perform as anticipated by the analysts;

●	conditions or trends in the industry, including the prices of oil and natural gas;

●	litigation;

●	changes in market valuations of other similar companies;

●	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;

●	future sales of Common Stock;

●	actions initiated by the SEC or other regulatory bodies;

●	the success of our exploration and development operations, and the marketing of any oil and natural gas we produce;

●	departure of key personnel or failure to hire key personnel; and

●	domestic and international economic, health, legal and regulatory factors unrelated to our performance.

The stock markets in general, and the small-cap biotech market, in particular, have experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes often appear to occur without regard to specific operating performance. The price of our shares of Common Stock could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our share price. Broad market, clinical trial results and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Risks Related to Our Financial Condition and Our Need for Additional Capital

Our ability to continue as a going concern is in substantial doubt absent obtaining adequate new debt or equity financings.

We have concerns about our ability to continue as a going concern based on the absence of revenues, recurring losses from operations and our need for additional financing to fund all of our operations. Working capital limitations continue to impinge on our day-to-day operations, thus contributing to continued operating losses. For the fiscal years ended June 30, 2023 and June 30, 2022, we had net losses of $2,660,566 and $2,658,087. Further, as of June 30, 2023, we had $10,047 in cash and had an accumulated deficit of $64,684,732.

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Based upon our current business plan, we will need considerable cash investments to have the opportunity to be successful. Our capital requirements and cash needs are significant and continuing. We can provide no assurance that we will be able to generate a sufficient amount of revenue, if any, from our business in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our Common Stock.

We may be unable to remain in compliance with the financial or other covenants contained in our debt instruments. Any breach of our credit facilities could have a material adverse effect on our business and financial condition.

As of October 5, 2023, we were in default under a certain loan payable issued to a lender on October 3, 2019 for failure to pay principal and accrued interest on such loan, which totaled $65,280 and $38,324 of principal and accrued interest, respectively, as of June 30, 2023, subsequent to its maturity date. See our consolidated financial statements in the registration statement of which this prospectus forms a part for additional information regarding such debt. Our debt instruments contain, and any future debt instruments may contain, financial and other covenants that impose requirements on us and limit our and our subsidiaries’ ability to engage in certain transactions or activities, such as:

●	making certain payments in respect of equity interests, including, among others, the payment of dividends and other distributions, redemptions and similar payments, payments in respect of warrants, options and other rights, and payments in respect of subordinated indebtedness;

●	incurring additional debt;

●	providing guarantees in respect of obligations of other persons;

●	making loans, advances and investments;

●	entering into transactions with investment funds and affiliates;

●	creating or incurring liens;

●	entering into negative pledges;

●	selling all or any part of the business, assets or property, or otherwise disposing of assets;

●	making acquisitions or consolidating or merging with other persons;

●	entering into sale-leaseback transactions;

●	changing the nature of our business;

●	changing our fiscal year;

●	making certain modifications to organizational documents or certain material contracts;

●	making certain modifications to certain other debt documents; and

●	entering into certain agreements with respect to the repayment of indebtedness.

There can be no assurance that we will be able to maintain leverage levels and other financial metrics in compliance with the financial covenants included in our debt instruments. These restrictions may limit our flexibility in operating our business, and any failure to comply with these financial and other covenants, if not waived, would cause a default or event of default. Our obligations under our debt instruments are secured by substantially all of our assets. In the case of an event of default, creditors may exercise rights and remedies, including the rights and remedies of a secured party, under such agreements and applicable law, which could have a material adverse effect on our business, financial condition and results of operations.

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We have incurred significant losses since our inception. We expect to incur significant losses for the foreseeable future and may never achieve or maintain profitability.

Since inception, we have incurred significant operating losses. Our net loss was $2,660,566 and $2,658,087, respectively, for the fiscal years ended June 30, 2023 and June 30, 2022, respectively. As of June 30, 2023, we had a net loss of $2,660,566 and an accumulated deficit of $64,684,732. To date, we have not generated any revenues and have financed most of our operations with funds obtained from private financings.

Since October 2007, we have devoted substantially all of our efforts to the research and development of our product candidates, particularly PRP, and efforts to protect our intellectual property. From January to February 2016, and from October 2016 to April 2017, we have contracted with third parties to perform several laboratory studies and dose range finding studies designed to examine the anti-cancer effects of PRP and prepare for human clinical trials. Since mid-2017, we developed a suitable manufacturing process for each active drug substance in the PRP formulation, capable of producing a full scale GMP manufacture of PRP for human trials. In June 2017, we were granted Orphan Drug Designation status from the FDA for PRP for the treatment of pancreatic cancer. In March 2018, a scientific advice meeting was conducted with the MHRA (Medicines and Healthcare Products Regulatory Agency) UK, to assist with preparation of our first CTA. Between March and August 2019, we initiated and developed a bio-analytical assay method to quantify PRP in human serum in preparation for a Phase Ib FIH study in advanced cancer patients. In May 2022, we purchased pharmaceutical grade raw materials for PRP manufacture in preparation for the Phase I study. Since September 2019, we have been party to a Joint Research and Drug Discovery Collaboration Agreement with the University of Jaén and collaborating with such university and the University of Granada to develop a synthetic recombinant version of PRP to further enhance its anti-cancer effects and improve stability of the naturally derived formulation. In August 2022, a second Joint Research and Collaboration Agreement was established with such universities to identify and discover new intellectual property while investigating the impact of PRP on the tumor microenvironment, and possible future clinical applications as an effective chemo-sensitizing agent on resistant tumors. We expect to incur significant expenses and increasing operating losses for the foreseeable future if and as we progress PRP into clinical trials, continue our R&D, seek regulatory approvals, establish or contract for a sales and marketing infrastructure, maintain and expand our intellectual property portfolio, and add personnel.

To become profitable, we must develop and eventually commercialize PRP or some other product with significant market potential. This will require us to successfully complete clinical trials, obtain market approval and market and sell PRP or whatever other product that we obtain approval for. We might not succeed in any one or a number of these activities, and even if we do, we may never generate revenues that are significant enough to achieve profitability. Our failure to become and remain profitable would decrease our value and could impair our ability to raise capital, maintain our R&D efforts, expand our business or continue our operations.

As an early-stage company, it may be difficult for you to evaluate the success of our business to date and to assess our future viability.

Despite having been founded in 2007, we remain an early-stage company. We commenced active operations in the second half of 2010. Our operations to date have been mainly limited to establishing our research programs, particularly PRP, building our intellectual property portfolio and deepening our scientific understanding of our product development. We have not yet initiated, let alone demonstrated any ability to successfully complete, any clinical trials, including large-scale, pivotal clinical trials, obtain marketing approvals, manufacture a commercial scale product, or arrange for a third party to do so on our behalf, or conduct sales and marketing activities necessary for successful product commercialization. We believe it will take a number of years for PRP to be made available for the treatment of cancer, if it ever is. Given our relatively short operating history compared to the timeline required to fully develop a new drug, you are cautioned about making any predictions on our future success or viability based on our activities or results to date. In addition, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors. We will eventually need to transition from a company with a research focus to a company capable of supporting commercial activities. We may not be successful in such a transition.

We currently rely, and may continue to rely for the foreseeable future, on substantial debt financing convertible into shares of Common Stock that we are not able to repay in cash, and if repaid in such shares, could have a material adverse effect on the price of our Common Stock.

In order to maintain our operations, including our R&D efforts and our preclinical development of PRP, we have over the last few years entered into a number of securities purchase agreements pursuant to which we issued convertible debt in return for cash. We are not currently able to repay either the current principal or interest on this debt in cash. Our lenders, therefore, can convert their debt into shares of our Common Stock, at a discount to current market prices and then attempt to sell these shares on the open market in order to pay down their loans and receive a return on their investment. These financings pose the risk that as these debts are converted, our stock price will reflect the reduced prices at which our lenders are willing to sell their shares, given the discount they have received. These financings contain no floor on the price which our lenders can convert their debt into shares of Common Stock and they could conceivably reduce the market price of our Common Stock to near zero. These types of financings negatively impact our balance sheet and the appeal of our Common Stock as an investment. While we are actively exploring various alternatives to reduce if not eliminate this debt, for the foreseeable future we will continue to carry it on our balance sheet, and we may have to enter into additional such financings in order to sustain our operations. As a result, the price of our Common Stock and our market capitalization are subject to significant declines until our convertible debt is either refinanced on a favorable basis or is eliminated.

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As previously disclosed in our Annual Report on Form 10-K filed on September 28, 2023, we entered into a note purchase agreement with an institutional investor for an unsecured convertible promissory note, dated November 3, 2022, for an aggregate face value of $125,000 (the “Note”), the principal and interest of which was convertible into shares of Common Stock following an event of default, which conversion was subject to a 4.99% ownership limitation and which conversion price was subject to adjustments based on certain events described in the Note. The Note was issued with a $25,000 original issue discount and bore interest at a rate of 10% per annum, with $12,500 in guaranteed interest to be paid. We had been in default under the Note, but subsequently repaid the outstanding balance of principal and interest on the Note in July 2023. We have been notified by such investor that it believes it is entitled to additional shares of Common Stock under the Note (potentially up to approximately 10% of the Company’s outstanding shares as of the date of this prospectus) despite the outstanding balance on the Note having been repaid. At this time, it is difficult for us to predict the investor’s posture and the long term impact on us and the Common Stock, and if we are presented with a formal demand, we intend to vigorously contest such assertion and any attempts to recoup all such shares by all means necessary. If any such shares are issued at a steep discount to current Common Stock market prices, this may materially adversely affect the market price of our Common Stock and result in substantial dilution to the shares of Common Stock that you own. Any sales in the public market of the Common Stock by such investor upon any such potential conversions could also adversely affect our Common Stock and your ownership thereof.

As of June 30, 2023, the total amount of debt outstanding under convertible notes, including interest, is $390,539 (not including any redemption premium attributed to such debt), and as of October 5, 2023, we were in default under a certain loan payable issued to a lender on October 3, 2019 for failure to pay principal and accrued interest on such loan, which totaled $65,280 and $35,722 of principal and accrued interest, respectively, as of June 30, 2023. Please see “Management’s Discussion of Financial Condition and Results of Operations” for further information.

We will continue to need substantial additional funding. If we are unable to raise capital when needed, we would be forced to delay, reduce or eliminate our product development programs or commercialization efforts.

We expect our expenses to significantly increase in connection with our ongoing activities, particularly if we initiate clinical trials of, and ultimately seek marketing approval for, PRP. In addition, even if we ultimately obtain marketing approval for PRP or any other product candidate, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. We also hope to continue and expand our R&D activities. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our future commercialization efforts or any R&D programs.

Our future capital requirements will depend on many factors, including, among others, the scope, progress and results of our potential future clinical trials, the costs, timing and outcome of regulatory review of PRP, the costs of any future commercialization activities, and the costs of preparing and filing future patent applications, if any. Accordingly, we will continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all. Even if we are able to enter into financing agreements, we may be forced to pay higher interest rates, accept default provisions in financing agreements that we believe are overly punitive, make balloon payments as required, and, as noted below, if we issue convertible debt the price of our Common Stock may well be negatively affected and our existing stockholders may suffer dilution.

Raising additional capital will cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until such time, if ever, as we can generate substantial product revenues, we expect to continue to finance our cash needs through a combination of equity offerings and additional debt financings, and possibly also through future collaborations, strategic alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or debt securities, including convertible debt securities, the ownership interest of our existing stockholders will be diluted upon conversion, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our existing stockholders.

Debt financing, if available, may also involve agreements that include restrictive covenants limiting or restricting our ability to take specific actions, such as merging with other companies or consummating certain changes of control, acquiring other companies, engaging in new lines of business, incurring additional debt, making capital expenditures, making certain investments, paying dividends, transferring or disposing of assets, amending certain material agreements, incurring additional indebtedness or enter into various specified transactions. We therefore may not be able to engage in any of the foregoing transactions unless we obtain the consent of the lender or terminate such debt agreements. Our debt agreements may also contain certain financial covenants, including achieving certain milestones and may be secured by substantially all of our assets. In the event we enter into such debt agreements, there is no guarantee that we will be able to generate sufficient cash flow or sales to pay the principal and interest under our debt agreements or to satisfy all of the financial covenants.

If we raise additional funds through collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

The conversion of some or all of our currently outstanding convertible notes in shares of our Common Stock will dilute the ownership interests of existing stockholders.

The conversion of some or all of our currently outstanding convertible notes into shares of our Common Stock will dilute the ownership interests of existing stockholders. As of October 5, 2023, we had six outstanding notes convertible into approximately 29,119,293 shares of our Common Stock (based on then applicable conversion prices). Each such note contains a 4.99% beneficial ownership conversion limitation provision (subject to certain noteholders’ ability to increase such limitation to 9.99% upon 60 days’ notice to us) and may not be converted during the first six-month period from the date of issuance. Any sales in the public market of the Common Stock issuable upon such conversion or any anticipated conversion of our convertible notes into shares of our Common Stock could adversely affect prevailing market prices of our Common Stock.

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The accounting method for convertible debt securities that may be settled in cash could have a material adverse effect on our reported financial results.

Under Financial Accounting Standards Board Accounting Standards Codification 470-20, Debt with Conversion and Other Options (“ASC 470-20”), we are required to separately account for the liability and equity components of our convertible notes because they may be settled entirely or partially in cash upon conversion in a manner that reflects our economic interest cost. The effect of ASC 470-20 on the accounting for our convertible notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ deficit on our consolidated balance sheet, and the value of the equity component would be treated as a discount for purposes of accounting for the debt component of our convertible notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of our convertible debt or notes to their face amount over the terms. We will report higher net loss in our financial results in part because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our Common Stock and the trading price of our convertible notes.

In addition, because our convertible notes may be settled entirely or partly in cash, under certain circumstances, these are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion are not included in the calculation of diluted earnings per share except to the extent that the conversion value exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of Common Stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of our convertible notes, then our diluted earnings per share would be adversely affected.

We maintain our cash in Australian financial institutions, which are not insured.

The Company maintains its cash in banks and financial institutions in Australia. Bank deposits in Australian banks are uninsured. The Company has not experienced any losses in such accounts through to date.

Risks Related to the Discovery, Development and Commercialization of Our Product Candidates

Because PRP remains in the early stages of development and may never become commercially viable, you may lose some or all of your investment.

At present, our only product candidate, PRP, is still in preclinical development. While we are hopeful that the preclinical testing we have completed will lead to our initiating human clinical trials in 2024 as noted elsewhere we expect that it will be several years, at least, before PRP can be commercialized. Further, if clinical trials for PRP fail to produce statistically significant results, we would likely be forced to either spend several more years in development attempting to correct whatever flaws were identified in the trials, or we would have to abandon PRP altogether. Either of those contingencies, and especially the latter, would dramatically increase the amount of time before we would be able to generate any product-related revenue, and we may well be forced to cease operations. Under such circumstances, you may lose at least a portion of, and perhaps your entire, investment.

PRP may cause undesirable side effects that could negatively impact its clinical trial results or limit its use, hindering further development, subject us to possible product liability claims, and make it more difficult to commercialize PRP.

In addition to the possibility that the clinical trials we hope to initiate for PRP could demonstrate a lack of efficacy, if we alternatively identify adverse and undesirable side effects caused by it this will likely interrupt, delay, or even halt our further development, or possibly limit our planned therapeutic uses for it, and may even result in adverse regulatory action by the FDA or other regulatory authorities.

Moreover, this may subject us to product liability claims by the individuals enrolled in our clinical trials; while we intend to obtain product liability insurance in connection with our clinical trials, it is possible that the potential liability of any claims against us could exceed the maximum amount of this coverage, or at least increase our premiums. Either would result in an increase in our operating expenses, in turn making it more difficult to complete our clinical development, or in the suspension or termination of the clinical trial. Any negative information concerning PRP, however unrelated to its composition or method of use, could also damage our chances to obtain regulatory approval.

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Even if we are able to complete PRP’s development and receive regulatory approvals, undesirable side effects could prevent us from achieving or maintaining market acceptance of the product or substantially increase the costs and expenses of commercializing it.

Because successful development of our products is uncertain, our results of operations may be materially harmed.

Our development of PRP and future product candidates is subject to the risks of failure inherent in the development of new pharmaceutical products that are based on new technologies, including but not limited to delays in product development, clinical testing or manufacturing; unplanned and higher expenditures; adverse findings relating to safety or efficacy; failure to receive regulatory approvals; the emergence of superior or equivalent products; an inability by us or one of our collaborators to manufacture our product candidates on a commercial scale on our own, or in collaboration with third parties; and, ultimately, a failure to achieve market acceptance.

Because of these risks, our development efforts may not result in PRP, or any other product we attempt to develop, becoming commercially viable. If even one aspect of these development efforts is not successfully completed, required regulatory approvals will not be obtained, or if any approved products are not commercialized successfully, our business, financial condition and results of operations will be materially harmed.

A variety of factors, either alone or in concert with each other, could result in our clinical trials of PRP being delayed or unsuccessful.

While we have conducted a variety of preclinical studies, which we have concluded provide evidence to support the potential therapeutic utility of PRP, comprehensive human clinical trials in order to demonstrate the product’s safety, tolerability and efficacy will now need to be completed. Clinical testing is expensive, difficult to design and implement, can take many years to complete and is uncertain as to outcome. A failure of one or more clinical trials can occur at any stage of testing. The outcome of preclinical testing and even early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products.

Among the numerous unforeseen events that may occur during, or as a result of, clinical trials that alone or in concert with each other could either delay or prevent our ability to receive marketing approval or commercialize PRP are the following:

●	regulators or institutional review boards may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

●	we may have delays in reaching or fail to reach an agreement on acceptable clinical trial contracts or clinical trial protocols with prospective trial sites;

●	as noted previously, clinical trials of PRP may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon product development altogether;

●	the number of patients required for clinical trials may be larger than we anticipate, enrollment in these clinical trials may be slower than we anticipate, or participants may drop out of these clinical trials at a higher rate than we anticipate;

●	our third-party contractors may fail to comply with regulatory requirements or fail to meet their contractual obligations to us in a timely manner, or at all;

●	regulators or institutional review boards may require that we or our investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;

●	the cost of clinical trials may be greater than we anticipate;

●	the supply or quality of PRP or other materials necessary to conduct its clinical trials may be insufficient or inadequate; and

●	PRP may, as also noted above, have undesirable side effects or other unexpected characteristics, causing us or our investigators, regulators or institutional review boards to suspend or terminate the trials.

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If we are required to conduct additional clinical trials or other testing of PRP beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of PRP or other testing, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may:

●	be delayed in obtaining marketing approval;

●	not obtain marketing approval at all;

●	obtain approval for indications or patient populations that are not as broad as intended or desired;

●	obtain approval with labeling that includes significant use or distribution restrictions or safety warnings, including boxed warnings;

●	be subject to additional post-marketing testing requirements; or

●	fail to obtain that degree of market acceptance necessary for commercial success.

Any delay in, or termination of, our clinical trials may result in increased development costs, which would very likely cause the market price of our shares to decline and severely limit our ability to obtain additional financing and, ultimately, our ability to commercialize our products and generate product revenues. This in turn would likely materially harm our business, financial condition and operating results, and possibly lead us to cease operations.

If we fail to obtain regulatory approval in jurisdictions outside the U.S., we will not be able to market PRP in those jurisdictions.

We intend to seek regulatory approval for PRP not just in the U.S., but also in the UK, Europe, Australia and/or other countries outside of the U.S., and expect that such countries will be important markets for our product, if approved. Marketing our product in these countries will require separate regulatory approvals in each market and compliance with numerous and varying regulatory requirements. The regulations that apply to the conduct of clinical trials and approval procedures vary from country to country and may require additional testing. Moreover, the time required to obtain approval may differ from that required to obtain FDA approval.

If, in the future, we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market PRP, we may not be successful in commercializing our product candidates if and when they are approved.

We do not have a sales or marketing infrastructure and have no experience in the sale, marketing or distribution of pharmaceutical products. To achieve commercial success for PRP or any other approved product, we must either develop a sales and marketing organization or outsource these functions to third parties. In the future, we may choose to build a focused sales and marketing infrastructure to market or co-promote some of our product candidates if and when they are approved.

There are risks involved with both establishing our own sales and marketing capabilities and entering into arrangements with third parties to perform these services. For example, recruiting and training a sales force is expensive and time consuming and could delay any product launch. If the commercial launch of a product candidate for which we recruit a sales force and establish marketing capabilities is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel.

Factors that may inhibit our efforts to commercialize our products on our own include:

●	our inability to recruit and retain adequate numbers of effective sales and marketing personnel;

●	the inability of sales personnel to obtain access to physicians or persuade an adequate number of physicians to prescribe any future products;

●	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

●	unforeseen costs and expenses associated with creating an independent sales and marketing organization.

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If we enter into arrangements with third parties to perform sales, marketing and distribution services, our product revenues or the profitability of these product revenues to us are likely to be lower than if we were to market and sell any products that we develop ourselves. In addition, we may not be successful in entering into arrangements with third parties to sell and market our product candidates or may be unable to do so on terms that are favorable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales and marketing capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing PRP.

We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

The development and commercialization of new drug products is highly competitive. We face competition with respect to our current product candidate and will face competition with respect to any product candidates that we may seek to develop or commercialize in the future from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide. There are a number of large pharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of products for the treatment of the disease indications for which we are developing our product candidates. Some of these competitive products and therapies are based on scientific approaches that target and eradicate cancer stem cells to treat metastatic cancer. Potential competitors also include academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization.

We are developing PRP for the treatment of pancreatic, ovarian and colorectal cancer. There are a variety of available therapies marketed for cancer. In many cases, these drugs are administered in combination to enhance efficacy. Some of these drugs are branded and subject to patent protection, and others are available on a generic basis. Many of these approved drugs are well-established therapies and are widely accepted by physicians, patients and third-party payors. Insurers and other third-party payors may also encourage the use of generic products. We expect that if our product candidate is approved, it will be priced at a significant premium over competitive generic products. This may make it difficult for us to achieve our business strategy of using PRP in combination with existing therapies or replacing existing therapies with PRP.

There are also a number of products in clinical development by other parties to treat and prevent metastatic cancer. Our competitors may develop products that are more effective, safer, more convenient or less costly than any that we are developing or that would render our product candidate obsolete or non-competitive. In addition, our competitors may discover biomarkers that more efficiently measure their effectiveness to treat and prevent metastatic cancer, which may give them a competitive advantage in developing potential products. Our competitors may also obtain marketing approval from the FDA or other regulatory authorities for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

Most of our competitors have significantly greater financial resources and expertise in R&D, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. In addition, to the extent that product or product candidates of our competitors demonstrate serious adverse side effects or are determined to be ineffective in clinical trials, the development of our product candidates could be negatively impacted.

Even if we are able to commercialize PRP, we will need to seek approval for reimbursement before it can be marketed, and it may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, which would harm our business.

The regulations that govern marketing approvals, pricing and reimbursement for new drug products vary widely from country to country. In the United States, recently passed legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain marketing approval for PRP in a particular country, but then be subject to price regulations that delay our commercial launch of it, possibly for lengthy time periods, and negatively impact the revenues we are able to generate from the sale of PRP in that country. Adverse pricing limitations may hinder our ability to recoup our investment in PRP, even after it has obtained marketing approval.

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Our ability to commercialize PRP successfully also will depend in part on the extent to which reimbursement for it will be available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. We cannot be sure that reimbursement will be available for PRP that we commercialize and, if reimbursement is available, the level of reimbursement. Reimbursement may impact the demand for, or the price of, PRP. Obtaining reimbursement for it may be particularly difficult because of the higher prices often associated with drugs administered under the supervision of a physician. If reimbursement is not available or is available only to limited levels, we may not be able to successfully commercialize PRP.

There may be significant delays in obtaining reimbursement for newly approved drugs, and coverage may be more limited than the purposes for which the drug is approved by the FDA or similar regulatory authorities outside the United States. Moreover, eligibility for reimbursement does not imply that any drug will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Interim reimbursement levels for new drugs, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement rates may vary according to the use of the drug and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost drugs and may be incorporated into existing payments for other services. Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies. Our inability to promptly obtain coverage and profitable payment rates from both government-funded and private payors for any approved products that we develop could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition.

Risks Related to Our Dependence on Third Parties

We will depend on collaborations with third parties for the development and commercialization of PRP and other product candidates, and these collaborations may be unsuccessful.

We currently seek third-party collaborators for the development and commercialization of PRP, contract manufacturers (“CMOs”), CROs, regulatory and development consultants, and hospitals for clinical trial sites. We intend to continue to rely on third-party collaborators for current and future product candidates for the foreseeable future. Our likely collaborators for any collaboration arrangements include large and mid-size pharmaceutical companies, regional and national pharmaceutical companies and biotechnology companies. If we do enter into any such arrangements with any third parties, we will likely have limited control over the amount and timing of resources that our collaborators dedicate to the development or commercialization of our product candidates. Our ability to generate revenues from these arrangements will depend on our collaborators’ abilities to successfully perform the functions assigned to them in these arrangements.

Collaborations involving our product candidates would pose the following risks to us:

●	collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations;

●	collaborators may not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in the collaborator’s strategic focus or available funding or external factors such as an acquisition that diverts resources or creates competing priorities;

●	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

●	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

●	collaborators with marketing and distribution rights to one or more products may not commit sufficient resources to the marketing and distribution of such product or products;

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●	collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our proprietary information or expose us to potential litigation;

●	disputes may arise between the collaborators and us that result in the delay or termination of the research, development or commercialization of our products or product candidates or that result in costly litigation or arbitration that diverts management attention and resources; and

●	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates.

Collaboration agreements may not lead to development or commercialization of product candidates in the most efficient manner or at all. If a present or future collaborator of ours were to be involved in a business combination, the continued pursuit and emphasis on our product development or commercialization program could be delayed, diminished or terminated.

If we are not able to establish collaborations, we may have to alter our development and commercialization plans.

Our potential commercialization of PRP will require substantial additional cash to fund clinical trial and other expenses. As noted above, we may decide to collaborate with other pharmaceutical and biotechnology companies for the development and potential commercialization of PRP and perhaps future product candidates as well.

We face significant competition in seeking appropriate collaborators. Whether we reach a definitive agreement for collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of clinical trials, the likelihood of approval by the FDA or similar regulatory authorities outside the United States, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing products, the existence of uncertainty with respect to our ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge and industry and market conditions generally. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such collaboration could be more attractive than the one with us for our product candidate. Collaborations are complex and time-consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators.

We may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of such product candidate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms or at all. If we do not have sufficient funds, we may not be able to further develop our product candidates or bring them to market and generate product revenue.

We may enter into contracts with third parties for the manufacture of PRP and in the event that any such parties do not perform satisfactorily or at all, this would materially adversely affect our ability to supply PRP.

We do not have any manufacturing facilities or personnel. We had previously produced all of our supply of PRP for clinical development through a manufacturing service agreement (“MSA”) with Eurofins Amatsigroup (“Amatsigroup”) for the manufacture of clinical and, if necessary, commercial quantities of PRP. The MSA had an initial term of three years, subject to extension by the parties, and is currently in effect. We intend to seek a new agreement with Amatsigroup, but if we are not able to enter into such an agreement, we intend to seek an alternative manufacturer for the production of PRP. The Company has spent a total of $1,689,146 of costs to date under the MSA, of which $49,854 $701,973 and $937,319 was expensed in our fiscal years ended 2019, 2018 and 2017.

Reliance on a single manufacturer of PRP creates the risk that we may not have sufficient quantities of PRP on hand at any given time, which could delay, prevent or impair our development efforts.

Although we believe that there are several potential manufacturers who could manufacture PRP, we may incur costs and delays in identifying and qualifying a manufacturer. In addition, we would then have to enter into agreements to share our know-how with any such manufacturer, which can be time-consuming and may result in delays in the development of PRP. Reliance on a single manufacturer exposes us to certain risks, including, but not limited to:

●	reliance on such manufacturer for regulatory compliance and quality assurance;

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●	potential breach of the manufacturing agreement by such manufacturer, including the misappropriation of our proprietary information, trade secrets and know-how;

●	potential termination or nonrenewal of such agreement at a time that is costly or inconvenient for us; and

●	disruptions to such manufacturer’s operations, or those of its suppliers, caused by conditions unrelated to our business or operations, including the bankruptcy of such manufacturer or supplier or a catastrophic event affecting such manufacturer or supplier.

Any future dependence upon a single manufacturer for the manufacture of PRP may adversely affect our future profit margins and our ability to commercialize any products that receive marketing approval on a timely and competitive basis. We intend to minimize this risk by entering into agreements with several third-party manufacturers with a plan to engage in a dual supplier strategy for the contract manufacture of PRP.

Risks Related to Our Intellectual Property

If we fail to comply with our obligations under any intellectual property licenses with third parties, we could lose license rights that are important to our business.

We are currently a party to a joint commercialization agreement with the University of Bath and hope to enter into other license agreements in the future. If we fail to comply with the obligations included in any future license we may enter into in the future, such licensors may have the right to terminate these agreements, in which event we might not be able to market any product that is covered by the agreements, or to convert the exclusive licenses to non-exclusive licenses, which could materially adversely affect the value of the product candidate being developed under these license agreements. As a general matter, termination of license agreements or reduction or elimination of our licensed rights may result in our having to negotiate new or reinstated licenses with less favorable terms.

If we are unable to obtain and maintain patent protection for our technology and products, or if any licensors are unable to obtain and maintain patent protection for the technology or products that we may license from them in the future, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products may be adversely affected.

As of October 5, 2023, we have 62 granted, allowed, or accepted patents and 14 patent applications filed, or under examination in key global jurisdictions relating to the use of proenzymes against solid tumors, covering PRP. Our future success depends in large part on our and, as applicable, our licensors’, ability to obtain and maintain patent protection in the United States and other countries with respect to our proprietary technology. We cannot be certain that patents will be issued in those countries where our applications are still under examination.

The patent process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our R&D output before it is too late to obtain patent protection.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are uncertain. Our pending and future patent applications may not result in patents being issued which protect our technology or products or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection.

The laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing. Therefore, we cannot be certain that we or our licensors were the first to make the inventions claimed in our owned or licensed patents or pending patent applications, or that we or our licensors were the first to file for patent protection of such inventions.

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Assuming the other requirements for patentability are met, in the United States, for patents that have an effective filing date prior to March 15, 2013, the first to make the claimed invention is entitled to the patent, while outside the United States, the first to file a patent application is entitled to the patent. In March 2013, the United States transitioned to a first inventor to file system in which, assuming the other requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent. We may be subject to a third party pre-issuance submission of prior art to the U.S. Patent and Trademark Office, or become involved in opposition, derivation, reexamination, inter parties review or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights.

Even if our owned and licensed patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or products in a non-infringing manner.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our owned and licensed patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

We may become involved in lawsuits to protect or enforce our patents, which could be expensive, time consuming and unsuccessful.

Competitors may infringe our patents. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is invalid or unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, our licensors may have rights to file and prosecute such claims and we are reliant on them.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Our commercial success depends upon our ability and the ability of our collaborators to develop, manufacture, market and sell PRP and any other product candidates and use our proprietary technologies without infringing the proprietary rights of third parties. We have yet to conduct comprehensive freedom-to-operate searches to determine whether our use of certain of the patent rights owned by or licensed to us would infringe patents issued to third parties. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products and technology, including interference proceedings before the U.S. Patent and Trademark Office and their European Union and global equivalents. Third parties may assert infringement claims against us based on existing patents or patents that may be granted in the future. If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing our products and technology. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, we could be found liable for monetary damages. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

Intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Common Stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.

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If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patents for some of our technology and products, we also rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, CMOs, consultants, advisors and other third parties. We also enter into confidentiality and invention or patent assignment agreements with our employees and consultants. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

Risks Related to Regulatory Approval of Our Product Candidates and Other Legal Compliance Matters

If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals, we will not be able to commercialize PRP, and our ability to generate revenue will be materially impaired.

PRP and the activities associated with its development and commercialization, including design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, are subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by comparable authorities in other countries. Failure to obtain marketing approval for PRP will prevent us from commercializing it. We have not received approval to market PRP or any other product candidate from regulatory authorities in any jurisdiction. We have only limited experience in filing and supporting the applications necessary to gain marketing approvals and expect to rely on third-party CROs to assist us in this process. Securing FDA approval requires the submission of extensive preclinical and clinical data and supporting information to the FDA for each therapeutic indication to establish PRP’s safety and efficacy. Securing FDA approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the FDA. PRP may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude our obtaining marketing approval or prevent or limit commercial use.

The process of obtaining marketing approvals, both in the United States and abroad, is expensive, may take many years if additional clinical trials are required, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. Changes in marketing approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for each submitted product application, may cause delays in the approval or rejection of an application. The FDA has substantial discretion in the approval process and may refuse to accept any application or may decide that our data is insufficient for approval and require additional preclinical, clinical or other studies. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent marketing approval of a product candidate. Any marketing approval we ultimately obtain may be limited or subject to restrictions or post-approval commitments that render the approved product not commercially viable.

If we experience delays in obtaining approval or if we fail to obtain approval of PRP, the commercial prospects for PRP may be harmed and our ability to generate revenues will be materially impaired.

Failure to obtain marketing approval in international jurisdictions would prevent PRP from being marketed abroad.

We intend to seek regulatory approval for PRP in a number of countries outside of the United States and expect that these countries will be important markets for it, if approved. In order to market and sell our products in the European Union, the UK, Australia and many other jurisdictions, we or our third-party collaborators must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval may differ substantially from that required to obtain FDA approval. The regulatory approval process outside the United States generally includes all of the risks associated with obtaining FDA approval. In addition, in many countries outside the United States, it is required that the product be approved for reimbursement before the product can be approved for sale in that country. We or these third parties may not obtain approvals from regulatory authorities outside the United States on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one regulatory authority outside the United States does not ensure approval by regulatory authorities in other countries or jurisdictions or by the FDA. We may not be able to file for marketing approvals and may not receive necessary approvals to commercialize our products in any market.

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PRP or any other product candidate for which we obtain marketing approval could be subject to restrictions or withdrawal from the market and we may be subject to penalties if we fail to comply with regulatory requirements or if we experience unanticipated problems with our products, when and if any of them are approved.

PRP, or any other product candidate for which we obtain marketing approval, along with the manufacturing processes, post-approval clinical data, labeling, advertising and promotional activities for such product, will be subject to continual requirements of and review by the FDA and other regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, registration and listing requirements, current good manufacturing practice (“CGMP”) requirements relating to quality control, quality assurance and corresponding maintenance of records and documents, requirements regarding the distribution of samples to physicians and recordkeeping. Even if marketing approval of a product candidate is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. The FDA closely regulates the post-approval marketing and promotion of drugs to ensure drugs are marketed only for the approved indications and in accordance with the provisions of the approved labeling. The FDA imposes stringent restrictions on manufacturers’ communications regarding off-label use and if we do not market our products for their approved indications, we may be subject to enforcement action for off-label marketing.

In addition, later discovery of previously unknown problems with our products, manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may yield various results, including:

●	restrictions on such products, manufacturers or manufacturing processes;

●	restrictions on the labeling or marketing of a product;

●	restrictions on product distribution or use;

●	requirements to conduct post-marketing clinical trials;

●	warning or untitled letters;

●	withdrawal of the products from the market;

●	refusal to approve pending applications or supplements to approved applications that we submit;

●	recall of products;

●	fines, restitution or disgorgement of profits or revenue;

●	suspension or withdrawal of marketing approvals;

●	refusal to permit the import or export of our products;

●	product seizure; or

●	injunctions or the imposition of civil or criminal penalties.

Our current attempts to both expand our patent protection and seek regulatory approvals from multiple countries, as well as our future relationships with customers and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

As we seek to obtain patent protection from multiple jurisdictions and eventually to seek marketing approval for PRP in those counties, we are and will continue to be subject to the Foreign Corrupt Practices Act, which makes it illegal for any U.S. business, even one like Propanc that is physically located in another country, to influence foreign officials with personal payments and rewards.

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Moreover, healthcare providers, physicians and third-party payors will play a primary role in the recommendation and prescription of PRP and any other product candidate for which we obtain marketing approval. Our future arrangements with third-party payors and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute our products for which we obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations, include the following:

●	the federal healthcare anti-kickback statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal and state healthcare programs such as Medicare and Medicaid;

●	the federal False Claims Act imposes criminal and civil penalties, including civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

●	the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program and also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

●	the federal false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services;

●	the federal transparency requirements under the Health Care Reform Law requires manufacturers of drugs, devices, biologics and medical supplies to report to the Department of Health and Human Services information related to physician payments and other transfers of value and physician ownership and investment interests; and

●	analogous state laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers, and some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government in addition to requiring drug manufacturers to report information related to payments to physicians and other health care providers or marketing expenditures.

Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines and exclusion from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. If any of the physicians or other providers or entities with whom we expect to do business are found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

Recently enacted and future legislation, particularly in the United States, may increase the difficulty and cost for us to obtain marketing approval of and commercialize PRP and affect the prices we may obtain.

In the United States and some foreign jurisdictions there have been many legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to profitably sell any product candidates for which we obtain marketing approval.

In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (“Medicare Modernization Act”), changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and introduced a new reimbursement methodology based on average sales prices for physician-administered drugs. In addition, this legislation provided authority for limiting the number of drugs that will be covered in any therapeutic class. Cost reduction initiatives and other provisions of this legislation could decrease the coverage and price that we receive for any approved products. While the Medicare Modernization Act applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from the Medicare Modernization Act may result in a similar reduction in payments from private payors.

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In March 2010, President Obama signed into law the Patient Protection and Affordable Care Act (“Affordable Care Act”), a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for health care and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms. Among other things, the Affordable Care Act revised the definition of “average manufacturer price” for reporting purposes, which could increase the amount of Medicaid drug rebates to states, and it imposed a significant annual fee on companies that manufacture or import branded prescription drug products.

At present, the future of the Affordable Care Act is the subject of significant debate in the U.S. Congress, with proposals to either partially or entirely repeal it being considered and the likelihood that there will be a new law to replace it is uncertain. It is not yet possible for us to determine the impact, if any, the enactment of any of these proposals will have on our future ability to obtain approval of or commercialize PRP.

Risks Relating to Employee Matters and Managing Growth

Our future success depends on our ability to retain our chief executive officer and our chief scientific officer and, as we continue to develop and grow as a company, to attract, retain and motivate qualified personnel.

We are highly dependent on our management team, specifically Mr. Nathanielsz, our Chief Executive Officer and Chief Financial Officer, and Dr. Julian Kenyon, one of our directors who also serves as our Chief Scientific Officer in a non-executive officer capacity. While we have a current employment agreement with Mr. Nathanielsz and a director agreement with Dr. Kenyon, both such employment agreement and director agreement permit each of the respective parties thereto to terminate such agreements upon notice to us. If we are not able to retain Mr. Nathanielsz and/or Dr. Kenyon, our business will suffer and we may have to cease operations.

Recruiting and retaining qualified scientific, clinical, manufacturing and sales and marketing personnel will also be critical to our future success, as we continue to develop PRP and attempt to grow as a company. We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our R&D and commercialization strategy. Our consultants and advisors, including our scientific co-founders, may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

We expect to expand our development, regulatory and future sales and marketing capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

We expect to experience significant growth in the number of our employees and the scope of our operations, particularly in the areas of drug development, regulatory affairs and sales and marketing. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Due to our limited financial resources and the limited experience of our management team in managing a company with such anticipated growth, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The physical expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plans or disrupt our operations.

We have identified material weaknesses in our internal control over financial reporting that, if not properly remediated, could result in material misstatements in our consolidated financial statements in future periods.

In connection with the audits of our consolidated financial statements for the fiscal years ended June 30, 2023 and 2022, and in accordance with management’s assessments of internal controls over financial reporting, we identified certain deficiencies relating to our internal control over financial reporting that constitute a material weakness under the Internal Control Integrated Framework issued by COSO in 2013. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. A deficiency in internal control exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.

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The following material weaknesses in our internal control over financial reporting continued to exist at June 30, 2023 and currently:

●	we do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	we do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our limited size and early-stage nature of operations, segregation of all conflicting duties may not always be possible and may not be economically feasible; however, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals;

●	lack of independent audit committee of our board of directors; and

●	insufficient monitoring and review controls over the financial reporting closing process, including the lack of individuals with current knowledge of U.S. GAAP.

We outsource certain functions that would normally be performed by a principal financial officer to assist us in implementing the necessary financial controls over the financial reporting and the utilization of internal management and staff to effectuate these controls.

We believe that these material weaknesses primarily relate, in part, to our lack of sufficient staff with appropriate training in U.S. GAAP and U.S. Securities and Exchange Commission (the “SEC”) rules and regulations with respect to financial reporting functions, and the lack of robust accounting systems, as well as the lack of sufficient resources to hire such staff and implement these accounting systems.

Subject to raising sufficient additional capital, we plan to take a number of actions in the future to correct these material weaknesses including, but not limited to, establishing an audit committee of our board of directors comprised of at least two independent directors, adding experienced accounting and financial personnel and retaining third-party consultants to review our internal controls and recommend improvements. We will need to take additional measures to fully mitigate these issues, and the measures we have taken, and expect to take, to improve our internal controls may not be sufficient to (1) address the issues identified, (2) ensure that our internal controls are effective or (3) ensure that the identified material weakness or other material weaknesses will not result in a material misstatement of our annual or interim financial statements. In addition, other material weaknesses may be identified in the future. If we are unable to correct deficiencies in internal controls in a timely manner, our ability to record, process, summarize and report financial information accurately and within the time periods specified in the rules and forms of the SEC will be adversely affected. This failure could negatively affect the market price and trading liquidity of our Common Stock, cause investors to lose confidence in our reported financial information, subject us to civil and criminal investigations and penalties, and generally materially and adversely impact our business and financial condition.

If we fail to implement and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm, if and when required, may reveal additional deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our consolidated financial statements or identify other areas for further attention or improvement. If in the future we identify other material weaknesses in our internal control over financial reporting, including at some of our acquired companies, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are then listed, the SEC, or other regulatory authorities, which could require additional financial and management resources. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Common Stock.

Additionally, we currently do not have an internal audit group nor an audit committee of our board of directors, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting.

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We will continue to incur significant increased costs as a result of operating as a public company.

As a public company, we will continue to incur significant legal, accounting and other expenses. For example, we are subject to mandatory reporting requirements of the Exchange Act, which require, among other things, that we continue to file with the SEC annual, quarterly and current reports with respect to our business and financial condition. We have incurred and will continue to incur costs associated with the preparation and filing of these SEC reports. In addition, the Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and national stock exchanges have imposed various other requirements on public companies. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact (in ways we cannot currently anticipate) the manner in which we operate our business. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we will incur additional expense to increase our director and officer liability insurance.

In addition, if and when we cease to be a smaller reporting company and become subject to Section 404(b) of the Sarbanes-Oxley Act, we will be required to furnish an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed time period, we will continue to be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to dedicate substantially greater internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that our independent registered public accounting firm, when required, will not be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

Judgments that our stockholders obtain against us may not be enforceable.

Substantially all of our assets are located outside of the United States. In addition, our Chief Executive Officer and Chief Financial Officer, Mr. Nathanielsz, and our independent director Josef Zelinger, reside in Australia and our other director, Dr. Julian Kenyon, resides in the UK. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It is uncertain whether the courts of Australia or the UK would recognize or enforce judgments of the United States or state courts against us or such persons predicated upon the civil liability provisions of the laws of the United States or any state.

Our directors and officers have rights to indemnification.

While the members of our board of directors and our officers are generally accountable to us and our stockholders, the liability of our directors and officers to us, our stockholders and third parties is limited in certain respects under applicable state law and our certificate of incorporation and bylaws, as in effect in the date hereof. Further, we may agree to indemnify our directors and officers against liabilities not attributable to certain limited circumstances. Such limitation of liability and indemnity may limit rights which our stockholders would otherwise have to seek redress against our directors and officers.

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PRIVATE PLACEMENT

On July 20, 2023, the Company entered into the Stock Purchase Agreement with the Selling Stockholder, pursuant to which the Company has the right, but not the obligation, to request that the Selling Stockholder purchase up to $5,000,000 of Shares over a 24-month term, commencing on the date on which the registration statement of which this prospectus forms a part is declared effective by the SEC, which right is evidenced by a notice from the Company to the Selling Stockholder requesting the number of Shares to be purchased (each such a notice, a “Drawdown Notice”).

Pursuant to the Stock Purchase Agreement, the Selling Stockholder will not be obligated to purchase Shares unless and until certain conditions are met, including but not limited to the registration statement of which this prospectus forms a part being declared effective by the SEC for the registration of the Shares. The maximum number of Shares that may be purchased pursuant to any single Drawdown Notice cannot exceed the lesser of (i) 200% of the average daily traded value of the Common Stock during the five (5) business days immediately preceding the Drawdown Notice or (ii) $200,000; provided that (x) in no event may any single Drawdown Notice be less than $5,000 or require the issuance of more than 52,500,000 shares of Common Stock or (y) cause the Selling Stockholder’s beneficial ownership to exceed 4.99% of the outstanding number of shares of Common Stock immediately prior to the issuance of Shares pursuant to a Drawdown Notice. The actual amount of proceeds the Company will receive pursuant to each Drawdown Notice is to be determined by multiplying number of Shares listed in such notice by the applicable purchase price per Share, which is equal to 85% of the lowest traded price of the Common Stock during the seven (7) business days immediately following the first full business day on which such Shares are in the brokerage account of the Selling Stockholder and the Selling Stockholder is eligible to trade such Shares, less applicable broker, transfer agent and commission expenses incurred in connection with the fulfillment of such Drawdown Notice.

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SELLING STOCKHOLDER

The Shares being offered by the Selling Stockholder are those issuable to the Selling Stockholder upon delivery of a Drawdown Notice. We are registering the Shares in order to permit the Selling Stockholder to offer the Shares for resale from time to time. Other than as disclosed in the section above entitled “Private Placements” and as described below the following table, the Selling Stockholder has not had any material relationship with us within the past three years. The disclosure relating to the shares of Common Stock under this “Selling Stockholder” section reflects the Reverse Stock Split effected by the Company on May 1, 2023.

The following table sets forth certain information with respect to the Selling Stockholder, including (i) the shares of Common Stock beneficially owned by the Selling Stockholder prior to this offering, (ii) the number of Shares being offered by the Selling Stockholder pursuant to this prospectus and (iii) the Selling Stockholder’s beneficial ownership of outstanding shares of Common Stock immediately following completion of this offering. The registration of the Shares issuable or issued to the Selling Stockholder pursuant to the Stock Purchase Agreement does not necessarily mean that the Selling Stockholder will sell all or any of the Shares, but the number of shares of Common Stock and percentages set forth in the final two columns below assume that all Shares being offered by the Selling Stockholder are sold. The final two columns also assume, as of October 5, 2023, the aggregate number of Shares are issued to the Selling Stockholder pursuant to the Stock Purchase Agreement, without regard to any beneficial ownership limitations or the number of Drawdown Notices requested.

The information in the following table is based on information supplied to us by the Selling Stockholder, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes voting or investment power with respect to shares of Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by the Selling Stockholder and the percentage ownership of the Selling Stockholder, shares of Common Stock subject to securities held by the Selling Stockholder that are exercisable for or convertible into shares of Common Stock within 60 days after October 5, 2023 are deemed outstanding.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering (1)	Maximum Number of Shares to be Sold Pursuant to this Prospectus (2)	Number of Shares of Common Stock Owned After Offering (3)	Percentage Beneficially Owned After the Offering (3)
Dutchess Capital Growth Fund L.P.	1,000	26,250,000	1,000	*

* Less than 1%.

(1) The number of shares of Common Stock owned prior to this offering set forth is based on 16,183,847 shares of Common Stock outstanding as of October 5, 2023. The number of Shares that may issued to the Selling Stockholder are subject to beneficial ownership limitations in the Stock Purchase Agreement, which provide that the Selling Stockholder will not have the right to receive Shares pursuant to a Drawdown Notice, if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately prior to the issuance of shares of Common Stock issuable pursuant to a Drawdown Notice (such limitation, the “Beneficial Ownership Limitation”). As a result, the number of shares of Common Stock reflected in this column as beneficially owned by the Selling Stockholder includes any outstanding shares of Common Stock held by the Selling Stockholder, and if any, the number of shares of Common Stock issuable upon conversion or exercise, as applicable, of securities held by the Selling Stockholder, in each case which the Selling Stockholder has the right to acquire as of or within 60 days of October 5, 2023, without it or any of its affiliates beneficially owning more than the number of outstanding shares of Common Stock that would exceed the Beneficial Ownership Limitation.

(2) Represents shares of Common Stock beneficially owned by the Selling Stockholder in the event all Shares are issued pursuant to the Stock Purchase Agreement, without regard to the Beneficial Ownership Limitation that applies to the Shares or the number of Drawdown Notices requested.

(3) Assumes that the Selling Stockholder sells all of Shares offered pursuant to registration statement of which this prospectus forms a part. The number of shares of Common Stock owned and the percentage of beneficial ownership after this offering set forth is based on 16,183,847 shares of Common Stock outstanding on October 5, 2023. The calculation of beneficial ownership reported in such columns takes into account the effect of the Beneficial Ownership Limitation after this offering.

Material Relationships with the Selling Stockholder

On November 30, 2021, the Company entered into a Common Stock Purchase Agreement (the “November 2021 Purchase Agreement”) with the Selling Stockholder providing for an equity financing facility (the “2021 Equity Line”). The November 2021 Purchase Agreement provides that upon the terms and subject to the conditions in the Purchase Agreement, the Selling Stockholder was committed to purchase up to $5 million of shares of Common Stock over a 36-month term.

The Company paid a commitment fee to the Selling Stockholder for entering into the November 2021 Purchase Agreement of 1,000 (split adjusted) restricted shares of Common Stock. Such shares were issued on December 10, 2021 and valued at approximately $20 per share, the closing price of the Common Stock on November 30, 2021, the date of such agreement.

Between April 5, 2022 and July 30, 2022, the Company issued an aggregate of 40,000 shares of Common Stock at an average price per share of approximately $4.14, as a result of delivering five draw down notices to the Selling Stockholder. Consequently, the Company received gross aggregate proceeds of approximately $147,754.

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USE OF PROCEEDS

The registration statement of which this prospectus forms a part relates to the Shares that may be offered and sold from time to time by the Selling Stockholder. We will receive no proceeds from the sale of the Shares by the Selling Stockholder in this registration statement. The proceeds from the sales of Shares will belong to the Selling Stockholder. However, upon exercise of a Drawdown Notice pursuant to the Stock Purchase Agreement, we may receive up to approximately $5 million in aggregate gross proceeds under the Stock Purchase Agreement from the sale of the Shares to the Selling Stockholder. We intend to use such proceeds for the purpose of financing our research and product development activities, finished product manufacture for clinical studies, working capital requirements and general corporate purposes.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Special Note Regarding Forward-Looking Information

The following discussion and analysis of the results of operations and financial condition of Propanc Biopharma, Inc., and its wholly-owned Australian subsidiary, Propanc PTY LTD, for the fiscal years ended June 30, 2023 and 2022 should be read in conjunction with our consolidated financial statements and the notes to those consolidated financial statements that are included elsewhere in this registration statement. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. See “Forward-Looking Statements.” This registration statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The events described in forward-looking statements contained in this registration statement may not occur. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results. The words aim”, “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “feel”, “forecast”, “intend”, “may,”, “outlook”, “plan”, “potential”, “predict”, “project,”, “seek”, “should”, “will”, “would” and their opposites and similar expressions, are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based.

Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. Except as required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

U.S. Dollars are denoted herein by “USD,” “$” and “dollars”.

For purposes of this Management’s Discussion and Analysis of Financial Condition and Results of Operations section, references to “we,” “us,” “our,” “Company” or “Propanc,” mean Propanc Biopharma, Inc. and its wholly-owned Australian subsidiary, Propanc PTY LTD.

Overview

The Company was originally formed in Melbourne, Victoria, Australia on October 15, 2007 as Propanc PTY LTD. On November 23, 2010, Propanc Health Group Corporation was incorporated in the State of Delaware and in January 2011, to reorganize our Company, we acquired all of the outstanding shares of Propanc PTY LTD on a one-for-one basis, whereby Propanc PTY LTD became our wholly-owned subsidiary. Effective April 20, 2017, we changed our name to “Propanc Biopharma, Inc.” to better reflect our current stage of operations and development.

We are a development-stage healthcare company that is currently focused on developing new cancer treatments for patients suffering from pancreatic, ovarian and colorectal cancer. Utilizing our scientific and oncology consultants, we have developed a rational, composite formulation of anti-cancer compounds, which together exert a number of effects designed to control or prevent tumors from recurring and spreading through the body. Our lead product candidate, PRP, is a variation upon our novel formulation and involves pro-enzymes, the inactive precursors of enzymes.

Recent Developments

Reverse Stock Split

On May 1, 2023, the Company filed the Certificate of Amendment to its Certificate of Incorporation to effect the one-for-one thousand Reverse Stock Split, effective as of May 1, 2023. FINRA confirmed that the effect of the Reverse Stock Split was reflected on the reported price of the Common Stock on the OTC Pink on May 22, 2023. The Certificate of Amendment did not change the number of authorized shares of Common Stock or the par value of the Common Stock. The Common Stock commenced trading on a post-split basis on OTC Pink at the open of trading on May 23, 2023. For further information on the Reverse Stock Split and such Certificate of Amendment, see the Current Report on Form 8-K filed by the Company with the SEC on May 5, 2023 and the exhibit filed therewith.

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June Purchase Agreement

On June 29, 2023, the Company entered into a securities purchase agreement with the June Investor, which closed on July 6, 2023, pursuant to which the June Investor purchased the June Note from the Company in the aggregate principal amount of $65,000, such principal and the interest thereon convertible into shares of Common Stock at the option of June Investor at any time after 180 days of the June Note.

The conversion price for the June Note is equal to 65% of the market price of the Common Stock, which is based on the average of the lowest three trading prices of the Common Stock for the ten trading days immediately prior to the delivery of a notice of conversion of the June Note. Pursuant to the June Note, the Company is required to maintain an initial reserve of at least 500% of the number of June Conversion Shares, subject to any increase of such reserved amount by the June Investor.

The maturity date of the June Note is June 29, 2024 and bears interest at a rate of 8% per annum, which may be increased to 22% in the event of a default. Between the period beginning 60 days following the date of the June Note and 180 days thereafter, the Company has the right to prepay the principal and accrued but unpaid interest due under the June Note at a 110% premium plus accrued and unpaid interest, together with any other amounts that the Company may owe the June Investor under the terms of the June Note, in accordance with its terms, which premium increases during such period, up to a maximum of 129%. For further information on such purchase agreement and June Note, see the Current Report on Form 8-K filed by the Company with the SEC on July 12, 2023 and the exhibits filed therewith.

July Loan Agreement

On July 5, 2023, the Company and the July Investor entered into a letter agreement, pursuant to which the July Investor loaned the Company an aggregate of AU$230,000. Pursuant to the agreement, the term of such loan is three (3) years, ending on July 5, 2026, with an interest rate of 10% to be paid monthly in arrears. A portion of the proceeds of such loan were used to repay an outstanding balance of approximately $143,000 due on a convertible promissory note held by a third-party investor and which had been in default. In connection with such loan, the Company issued a common stock purchase warrant to the July Investor immediately exercisable for up to an aggregate of 15,000,000 shares of Common Stock, at an initial exercise price of $0.01 per share. For further information on such letter agreement and warrant, see the Current Report on Form 8-K filed by the Company with the SEC on July 12, 2023 and the exhibits filed therewith.

July Purchase Agreement

On July 19, 2023, the Company entered into an additional securities purchase agreement with the June Investor, which closed on July 28, 2023, pursuant to which the June Investor purchased the July Note from the Company in the aggregate principal amount of $45,000, such principal and the interest thereon convertible into shares of Common Stock at the option of June Investor at any time after 180 days of the July Note.

The conversion price for the July Note is equal to 65% of the market price of the Common Stock, which is based on the average of the lowest three trading prices of the Common Stock for the ten trading days immediately prior to the delivery of a notice of conversion of the July Note. Pursuant to the July Note, the Company is required to maintain an initial reserve of at least 500% of the number of July Conversion Shares, subject to any increase of such reserved amount by the June Investor.

The maturity date of the July Note is July 19, 2024 and bears interest at a rate of 8% per annum, which may be increased to 22% in the event of a default. Between the period beginning 60 days following the date of the July Note and 180 days thereafter, the Company has the right to prepay the principal and accrued but unpaid interest due under the July Note at a 110% premium plus accrued and unpaid interest, together with any other amounts that the Company may owe the June Investor under the terms of the July Note, in accordance with its terms, which premium increases during such period, up to a maximum of 129%. For further information on such purchase agreement and July Note, see the Current Report on Form 8-K filed by the Company with the SEC on August 8, 2023 and the exhibits filed therewith.

July Equity Line Agreement

On July 20, 2023, we entered into the Stock Purchase Agreement with the Selling Stockholder providing for an equity financing facility, pursuant to which Company has the option to request that the Selling Stockholder commit to purchase up to $5,000,000 of the Shares over a 24-month term commencing on the date on which the registration statement of which this prospectus forms a part is declared effective by the SEC. For a more detailed description of the Stock Purchase Agreement and the issuance of the Shares to the Selling Stockholder, see the section here entitled “Private Placement”.

Termination of November 2022 Equity Line Agreement

As previously disclosed in our Quarterly Report on Form 10-Q filed on November 14, 2022, we entered into the Coventry Purchase Agreement with Coventry Enterprises, LLC, a Delaware limited company. On July 25, 2023, we terminated the Coventry Purchase Agreement in accordance with its terms, effective immediately. For further information on such purchase agreement, see the Quarterly Report on Form 10-Q filed by the Company with the SEC on November 14, 2022 and the exhibits filed therewith.

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August 16, 2023 Purchase Agreement

On August 16, 2023, the Company and the August Investor entered into a securities purchase agreement, which closed on August 16, 2023, pursuant to which the August Investor purchased the August 16 Note from the Company in the aggregate principal amount of $55,000, such principal and the interest thereon convertible into shares Common Stock at the option of August Investor at any time after 180 days of the issuance date of the August 16 Note.

The conversion price for the August 16 Note is equal to 65% of the market price of the Common Stock, which is based on the average of the lowest three trading prices of the Common Stock for the ten trading days immediately prior to the delivery of a notice of conversion of the August 16 Note. Notwithstanding the foregoing, such conversions are subject to a 4.99% beneficial ownership limitation and adjustments for stock splits, stock dividends or rights offerings, mergers, consolidations, reorganizations and similar events set forth in the August 16 Note. Pursuant to the August 16 Note, the Company is required to maintain an initial reserve of at least 500% of the number of August 16 Conversion Shares, subject to any increase or decrease of such reserved amount to reflect the Company’s obligations under the August 16 Note.

The maturity date of the August 16 Note is August 16, 2024 and bears interest at a rate of 8% per annum, which may be increased to 22% in the event of a default. During the first 60 days following the date of the August 16 Note, the Company has the right to prepay the principal and accrued but unpaid interest due under the August 16 Note, together with any other amounts that the Company may owe the August Investor under the terms of the August 16 Note, at a 110% premium of the face amount plus accrued and unpaid interest and any other amounts owed to the August Investor, which increases to (i) 115% if prepaid after 60 days, but less than 91 days from the issuance date, (ii) 120% if prepaid after 90 days, but less than 121 days from the issuance date, (iii) 125% if prepaid after 120 days, but less than 151 days from the issuance date, and (iv) 129% if prepaid after 150 days, but less than 181 days from the issuance date. After this initial 180-day period, the Company does not have a right to prepay the August 16 Note. For further information on such purchase agreement and August 16 Note, see the Current Report on Form 8-K filed by the Company with the SEC on August 21, 2023 and the exhibits filed therewith.

August Promissory Note

On August 15, 2023, the Company issued to the August Lender the August Promissory Note in consideration for $120,000, which has a principal face amount of $132,000, matures on November 15, 2023 and accrues interest at a rate of 10% per annum, which may be increased to 18% in the event of a default. The Company has the right to prepay the principal and accrued but unpaid interest due under the August Promissory Note, together with any other amounts that the Company may owe the August Lender under the terms of the August Promissory Note, on or before September 14, 2023 at a 110% premium of the face amount plus accrued and unpaid interest and any other amounts owed to the August Lender, which increases to (i) 120% if prepaid after such date, but on or before October 14, 2023, and (ii) 130% if prepaid after October 14, 2023, unless the Company and the Lender agree to otherwise effect repayment. For further information on such purchase agreement and August Promissory Note, see the Current Report on Form 8-K filed by the Company with the SEC on August 21, 2023 and the exhibits filed therewith.

August 23, 2023 Purchase Agreement

On August 23, 2023, the Company entered into a securities purchase agreement with the Investor, which closed on August 23, 2023, pursuant to which the Investor purchased the August 23 Note from the Company for $72,500. The principal and the interest thereon is convertible into shares Common Stock at the option of Investor at any time.

The initial conversion price for the August 23 Note is equal to the Fixed Price, provided that the Fixed Price will be reduced to $0.02 per share in the event that the market price of the Common Stock trades below $0.03 per share for five consecutive trading days. In the event of a default under the August 23 Note and unless the Fixed Price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default. Pursuant to the August 23 Note, in the event that such conversion price is below the par value of the Common Stock, the Company has agreed to take all steps to reduce such par value or conduct a reverse split of its Common Stock, as applicable. Notwithstanding the foregoing, such conversion price and lookback periods are subject to adjustment in favor of the Investor in the event the Company issues securities to another party with more favorable conversion terms, and such conversions are subject to a 4.99% beneficial ownership limitation (which may be increased to 9.9% upon 60 days’ prior written notice from the holder of the August 23 Note) and adjustments for mergers, consolidations, reorganizations and similar events set forth in the August 23 Note, other than a transfer or sale of all or substantially all Company assets. Pursuant to the August 23 Note, the Company is required to maintain an initial reserve of at least 400% of the number of August 23 Conversion Shares, subject to any increase of such reserved amount to reflect the Company’s obligations under the August 23 Note.

In addition, pursuant to the August 23 Note, in the event of a transfer or sale of all or substantially all of the Company’s assets, or certain merger, consolidation, reorganization and similar events described in the August 23 Note, the Company will be required to, upon the Investor’s request, (i) redeem the August 23 Note in cash for 150% of the principal and accrued but unpaid interest thereon through such redemption date or (ii) convert the unpaid principal and accrued but unpaid interest into shares of Common Stock immediately prior to such event at the conversion price then in effect.

The maturity date of the August 23 Note is February 23, 2024 and bears interest at a rate of 8% per annum, which may be increased to 24% in the event of a default. Interest on such August 23 Note is payable only in Common Stock in accordance with the terms of conversion in the August 23 Note. During the first 60 days following the date of the August 23 Note, the Company has the right to prepay the principal and accrued but unpaid interest due under the August 23 Note, at a 110% premium of the face amount plus accrued and unpaid interest, which increases to (i) 120% if prepaid after 60 days, but less than 121 days from the issuance date and (ii) 125% if prepaid after 120 days, but less than 181 days from the issuance date. After this initial 180-day period, the Company does not have a right to prepay the August 23 Note. For further information on such purchase agreement and August 23 Note, see the Current Report on Form 8-K filed by the Company with the SEC on August 29, 2023 and the exhibits filed therewith.

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Results of Operations

Fiscal Year Ended June 30, 2023, as compared to the Fiscal Year Ended June 30, 2022

Revenue

For the fiscal years 2023 and 2022 we generated no revenue because we are currently undertaking research and development activities for market approval and no sales were generated in this period.

Administration Expense

Administration expenses decreased to $1,499,885 for the year ended June 30, 2023, as compared to $1,706,452 for the year ended June 30, 2022. This decrease of approximately $207,000 is primarily attributable to a decrease of approximately $231,000 in stock-based expenses, a decrease in general consulting, legal and investor relation fees of approximately $91,000 offset by increases in accounting fees of approximately $15,000, employee remuneration expense of approximately $89,000, marketing expense of $7,000 and other general and administrative expenses of approximately $4,000.

Occupancy Expense

Occupancy expense increased to $28,841 as compared to $28,366 for the year ended June 30, 2023. This increase of $475 is primarily attributable to exchange rate movements over the period when compared to the same year in 2022.

Research and Development Expenses

Research and development expenses decreased to $247,919 for the year ended June 30, 2023, as compared to $256,052 for the year ended June 30, 2022. The decrease in research and development expenses of $8,133 is primarily due to foreign currency fluctuations during the year. Such research and development expenses are related to the two-year collaboration agreement with University of Jaén, which was executed in October 2020 to provide certain research services to the Company ending on October 2022, relating to the investigation of a fully synthetic recombinant version of PRP. Additionally, on July 27, 2022, the Company entered into another two-year research agreement with the University of Jaén to provide certain research and experiment services to the Company relating to the investigation of the effects of pancreatic proenzymes against the tumor microenvironment.

Interest Expense/Income

Interest expense decreased to $532,821 for the year ended June 30, 2023, as compared to $568,798 for the year ended June 30, 2022. Interest expense primarily comprised approximately $203,000 of debt discount amortization and accretion of put premium and interest expense from accrual of interest expense and other financing fees for a total of approximately $330,000 for the year ended June 30, 2023. This decrease in interest expense of $36,554 is primarily attributable to the decrease of approximately $220,000 in accretion of put premium offset by increase in amortization of debt discount of approximately $155,000 and increase in accrual of interest expense of $30,000.

Change in Fair Value of Derivative Liabilities

Change in fair value of derivative liabilities were increased to a loss of $(530,330) for the year ended June 30, 2023, as compared to a loss of $(99,111) for the year ended June 30, 2022. This increase in loss during the year ended June 30, 2023 of approximately $431,000 is primarily attributable to an increase in fair value of the principal amount of convertible notes with bifurcated embedded conversion option derivatives as a result of the decrease in the conversion prices of such notes during the year ended June 30, 2023.

Gain from Settlement of Accounts Payable

Gain from settlement of accounts payable was $17,499 for the year ended June 30, 2023, as compared to $0 for the year ended June 30, 2022. On August 16, 2022, the Company and a third-party investor relations consultant agreed to settle an outstanding payable of $23,050 in exchange for 2,305,000 warrants to purchase Common Stock at $0.01 per share with an expiry date of August 16, 2025 and fair market value of $5,551. Accordingly, the Company recognized gain from settlement of accounts payable of $17,499 during the year ended June 30, 2023.

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Gain on Extinguishment of Debt, net

During the year ended June 30, 2023, the principal aggregate amount of convertible notes of $168,200, accrued interest of $16,632 and conversion fees of $1,838 containing bifurcated embedded conversion option derivatives were converted into common stock. Accordingly, the fair market value of the shares issued upon conversion was $556,272, resulting in a loss on extinguishment at the time of conversion of $369,602 and $352,051 of derivative liability fair value was recorded as a gain on extinguishment at the time of conversion, resulting in a net loss of $17,551.

Additionally, during the year ended June 30, 2023, the Company recognized the remaining put premium of $43,520 related to a convertible note into gain on extinguishment of debt. The holder of such convertible note agreed to surrender all conversion rights in its currently held convertible notes due to violation of Section 15(a)(1) of the Exchange Act, which resulted in a net gain on extinguishment of debt of $25,969 (when considering the above loss) for the year ended June 30, 2023 compared to a loss on extinguishment of debt for the year ended June 30, 2022 of ($17,503).

Foreign Currency Transaction Gain (Loss)

Foreign currency transaction decreased to a gain of $5,885 for the year ended June 30, 2023, as compared to a loss of $42,395 for the year ended June 30, 2022. The decrease of approximately $48,000 for the year ended June 30, 2023 is partially attributable to the decrease in exchange rates during the year ended June 30, 2023.

Benefit (provision) for taxes

During the years ended June 30, 2023 and 2022, the Company applied for and received from the Australian Taxation Office a research and development tax credit in the amount of $129,841 and $54,977, respectively.

Net loss

Net loss increased to $2,660,566 for the year ended June 30, 2023 as compared to a net loss of $2,658,087 for the year ended June 30, 2022. The change relates to the factors discussed above.

Deemed dividend

The Company recognized the value of the effect of a down round feature related to our Series A warrants when triggered. Upon the occurrence of the triggering event that resulted in a reduction of the strike price, the Company measured the value of the effect of the feature as the difference between the fair value of the warrants without the down round feature or before the strike price reduction and the fair value of the warrants with a strike price corresponding to the reduced strike price upon the down round feature being triggered. Accordingly, the Company recognized deemed dividend of $466,273 and $700,340 and a corresponding reduction of income available to common stockholders upon the alternate cashless exercise of these warrants during the years ended June 30, 2023 and 2022, respectively.

Net loss available to common stockholders

Net loss available to common stockholders increased to $3,126,839 for the year ended June 30, 2023 as compared to a net loss of $3,358,427 for the year ended June 30, 2022. The change relates to the factors discussed above.

Liquidity and Capital Resources

Current Financial Condition

As of June 30, 2023, we had total assets of $60,328, comprised primarily of cash of $10,047, GST tax receivable of $2,867, prepaid expenses and other current assets of $6,125, property and equipment, net, of $302, operating lease ROU asset, net of $38,988, and security deposit of $1,999. As compared to June 30, 2022, we had total assets of $81,651, comprised primarily of cash of $4,067, GST tax receivable of $2,342, prepaid expenses and other current assets of $8,621, property and equipment, net, of $2,023, operating lease ROU asset, net of $62,523, and security deposit of $2,075.

We had current liabilities of $3,158,229, primarily comprised of net convertible debt of $390,539, loan payable of $65,280, accounts payable and accrued expenses of $1,546,425, employee benefit liability of $587,618, and embedded conversion option liabilities of $423,209 as of June 30, 2023. As compared to June 30, 2022, we had current liabilities of $3,062,981, primarily comprising net convertible debt of $926,438, accrued interest of $57,822, accounts payable and accrued expenses of $1,409,138, employee benefit liability of $415,799, and embedded conversion option liabilities of $151,262.

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We have funded our operations primarily through the issuance of equity and/or convertible securities for cash. The cash was used primarily for payments for research and development, administration expenses, occupancy expenses, professional fees, consulting fees and travel.

During the year ended June 30, 2023, we received proceeds from exercise of warrants of $475,000, proceeds from issuance of convertible notes of $590,250, proceeds from sale of our stocks of $24,711 and proceeds from the collection of subscription receivables of $23,758.

We have substantial capital resource requirements and have incurred significant losses since inception. As of June 30, 2023, we had $10,047 in cash. We depend upon debt and/or equity financing to fund our ongoing operations and to execute our current business plan. Such capital requirements are in excess of what we have in available cash and for which we currently have commitments. Therefore, we presently do not have enough available cash to meet our obligations over the next 12 months. If continued funding and capital resources are unavailable at reasonable terms, we may curtail our plan of operations. We will be required to obtain alternative or additional financing from financial institutions, investors or otherwise, in order to maintain and expand our existing operations. The failure by us to obtain such financing would have a material adverse effect upon our business, financial condition and results of operations, and adversely affecting our ability to complete ongoing activities in connection with our research and development programs.

Sources and Uses of Cash

	For the years ended June 30,
	2023	2022
Net cash used in operating activities	$(1,105,251)	$(1,436,304)
Net cash provided by financing activities	$1,113,719	$1,490,786
Effect of exchange rate changes on cash	$(2,488)	$(52,670)

Net Cash Flow from Operating Activities

Net cash used in operating activities was $1,105,251 for the year ended June 30, 2023, due to our net loss of $2,660,566 offset primarily by non-cash charges of amortization of debt discount of $202,952, total stock-based compensation of $141,356, non-cash interest expense of $1,838, accretion of put premium of $232,674, change in fair value of derivatives of $530,330, foreign currency transaction gain of $5,885, and $25,969 gain on extinguishment of debt. Net changes in operating assets and liabilities totaled $472,587, which is primarily attributable to increase in accounts payable of $80,975, increase in accrued expenses and other payables of $130,511, employee benefit liability of $186,912, and accrued interest of $92,474.

Net cash used in operating activities was $1,436,304 for the year ended June 30, 2022, due to our net loss of $2,658,087 offset primarily by non-cash charges of amortization of debt discount of $47,971, total stock-based compensation of $387,139, non-cash interest expense of $2,250, accretion of put premium of $452,308, change in fair value of derivatives of $99,111, foreign currency transaction loss of $42,395, and $17,503 loss on extinguishment of debt. Net changes in operating assets and liabilities totaled $171,113, which is primarily attributable to increase in accounts payable of $18,870, increase in accrued expenses and other payables of $65,017, employee benefit liability of $29,907, and accrued interest of $63,878.

Net Cash Flow from Financing Activities

Cash flows provided by financing activities for the year ended June 30, 2023 were $1,113,719 as compared to $1,490,786 for the year ended June 30, 2022. During the year ended June 30, 2023 we received proceeds from the exercise of warrants of $475,000, proceeds from sale of common stock of $24,711, collections of subscription receivables of $23,758 and proceeds from issuance of convertible notes of $590,250. During the year ended June 30, 2022 we received proceeds from the exercise of warrants of $625,001, proceeds from sale of common stock of $99,285, and proceeds from issuance of convertible notes of $766,500.

Effect of Exchange Rate

The effect of the exchange rate on cash resulted in a $2,488 negative adjustment to cash flows in the year ended June 30, 2023 as compared to a negative adjustment of $52,670 to cash flows in the year ended June 30, 2022. The reason for the fluctuation is due to the application of currency translation rates throughout the cash flow statement, the volume of transactions within each period and the daily fluctuation in exchange rates.

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Critical Accounting Estimates

Below is a discussion of our more subjective accounting estimation processes for purposes of explaining (i) the methodology used in calculating the estimates, (ii) the inherent uncertainties pertaining to such estimates, and (iii) the possible effects of a significant variance in actual experience, from that of the estimate, on our financial condition. Estimates involve numerous assumptions that, if incorrect, could create a material adverse impact on the Company’s results of operations and financial condition.

Reference is frequently made herein to the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”). This is the source of authoritative US GAAP recognized by the FASB to be applied to non-governmental entities. Each ASC reference in this filing is presented with a three-digit number, which represents its Topic. As necessary for explanation and as applicable, an ASC topic may be followed with a two-digit subtopic, a two-digit section or a two-or-three-digit paragraph.

Foreign Currency Translation and Comprehensive Income (Loss): The Company’s wholly owned subsidiary’s functional currency is the AUD. For financial reporting purposes, the Australian Dollar (“AUD”) has been translated into USD as the Company’s reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Equity transactions are translated at each historical transaction date spot rate. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity (deficit) as “accumulated other comprehensive income (loss).” Gains and losses resulting from foreign currency transactions are included in the statement of operations and comprehensive loss as other income (expense). Effective fiscal year 2021, the Company determined that intercompany loans will not be repaid in the foreseeable future and thus, per ASC 830-20-35-3, gains and losses from measuring the intercompany balances are recorded within cumulative translation adjustment, a component of other comprehensive income.

Accounting for Income Taxes: We are governed by Australian and United States income tax laws, which are administered by the Australian Taxation Office and the United States Internal Revenue Service, respectively. We follow ASC 740, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The Company adopted provisions of ASC 740, Sections 25 through 60, “Accounting for Uncertainty in Income Taxes.” These sections provide detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of ASC 740 and in subsequent periods.

Accounting for Stock Based Compensation: We record stock-based compensation in accordance with ASC 718, “Stock Compensation” and Staff Accounting Bulletin No. 107 issued by the SEC in March 2005 regarding its interpretation of ASC 718. ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. We value any employee or non-employee stock-based compensation at fair value using the Black-Scholes Option Pricing Model.

We account for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC 718.

Derivative Instruments: ASC 815, “Derivatives and Hedging,” establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings. On the date of conversion, or payoff, of debt, we record the fair value of the conversion shares, remove the fair value of the related derivative liability, remove any discounts and record a net gain or loss on debt extinguishment.

Convertible Notes with Variable Conversion Options: We have entered into convertible notes, some of which contain variable conversion options, whereby the outstanding principal and accrued interest may be converted, by the holder, into shares of Common Stock at or around a fixed discount to the price of the Common Stock at the time of conversion. We treat these convertible notes as stock settled debt under ASC 480 and measure the fair value of the notes at the time of issuance, which is the result of the share price discount at the time of conversion, and record the put premium as accretion to interest expense.

Research and Development Tax Credits: We may apply for research and development tax concessions with the Australian Taxation Office on an annual basis. Although the amount is possible to estimate at year end, the Australian Taxation Office may reject or materially alter the claim amount. Accordingly, we do not recognize the benefit of the claim amount until cash receipt since collectability is not certain until such time. The tax concession is a refundable credit. If we have net income then we can receive the credit which reduces its income tax liability. If we have net losses, then we may still receive a cash payment for the credit, however, our net operating loss carry forwards are reduced by the gross equivalent loss that would produce the credit amount when the income tax rate is applied to that gross amount. The concession is recognized as an income tax benefit, in operations, upon receipt.

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Recent Accounting Pronouncements

Please see section captioned “Recent Accounting Pronouncements” in Note 1 to our consolidated financial statements included in this registration statement for a discussion of recently issued and adopted accounting pronouncements.

Going Concern Qualification

The accompanying consolidated financial statements have been prepared in conformity with US GAAP, which contemplate continuation of the Company as a going concern. For the fiscal year ended June 30, 2023, the Company had no revenues, had a net loss of $2,660,566 and had net cash used in operations of $1,105,251. Additionally, as of June 30, 2023, the Company had a working capital deficit, stockholders’ deficit and accumulated deficit of $3,139,190, $3,117,179, and $64,684,732, respectively.

Our independent registered public accounting firm has included a “Going Concern Qualification” in their audit report for each of the fiscal years ended June 30, 2023 and 2022. In addition, we have negative working capital and convertible debt that is past maturity that we are currently negotiating with lenders in order to amend the maturity dates. The foregoing raises substantial doubt about our ability to continue as a going concern for a period of 12 months from the issue date of our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on September 28, 2023. Our ability to continue as a going concern is dependent on our ability to execute our strategy and on our ability to raise additional funds and/or to consummate a public offering. Management is currently seeking additional funds, primarily through the issuance of equity and/or debt securities for cash to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity and/or convertible debt financing. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The “Going Concern Qualification” might make it substantially more difficult to raise capital.

Successful completion of the Company’s development program and, ultimately, the attainment of profitable operations are dependent upon future events, including obtaining adequate financing to fulfill its development activities, acceptance of the Company’s patent applications, obtaining additional sources of suitable and adequate financing and ultimately achieving a level of sales adequate to support the Company’s cost structure and business plan. The Company’s ability to continue as a going concern is also dependent on its ability to further develop and execute on its business plan. However, there can be no assurances that any or all of these endeavors will be successful.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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BUSINESS

Business Overview

We are a biopharmaceutical company developing a novel approach to prevent recurrence and metastasis from solid tumors by using pancreatic proenzymes that target and eradicate cancer stem cells in patients suffering from pancreatic, ovarian and colorectal cancers. Our novel proenzyme therapy is based on the science that enzymes stimulate biological reactions in the body, especially enzymes secreted by the pancreas. These pancreatic enzymes could represent the body’s primary defense against cancer.

Our lead product candidate, PRP, is a variation upon our novel formulation and involves proenzymes, the inactive precursors of enzymes. As a result of positive early indications of the anti-cancer effects of our technology, we have conducted successful pre-clinical studies on PRP and also commenced preparation for a clinical study in advanced cancer patients. Subject to us receiving sufficient financing, we plan to begin our Investigational Medicinal Product Dossier, study proposal and Investigator’s Brochure in 2023. Our plan is to then commence our study preparation process with the CRO, analytical lab and trial site(s) selection and to begin our CTA for compilation in the fourth calendar quarter of 2023 and complete the CTA compilation and submit the CTA in the first quarter of the 2024 calendar year. In the first calendar quarter of 2024, we plan to begin the preparation of logistics and trial site initiation visits. Subject to raising additional sufficient capital, we subsequently plan to commence a FIH, Phase Ib study in patients with advanced solid tumors, evaluating the safety, pharmacokinetics and anti-tumor efficacy of PRP in the first half of the 2024 calendar year, which study we hope to complete within twelve months thereafter. We intend to develop our PRP to treat early-stage cancer and pre-cancerous diseases and as a preventative measure for patients at risk of developing cancer based on genetic screening.

PRP is an intravenous injection proenzyme treatment designed as a therapeutic option in cancer treatment and prevention. PRP is a combination of the pancreatic proenzymes, trypsinogen and chymotrypsinogen. PRP produces multiple effects on cancerous cells intended to inhibit tumor growth and potentially stop a tumor from spreading through the body.

We received notification from the FDA in June 2017 that PRP had been conferred Orphan Drug Designation for the treatment of pancreatic cancer. This special status is granted when a rare disease or condition is implicated and a potential treatment qualifies under the Orphan Drug Act and applicable FDA regulations.

We received a Certificate for Advance Overseas Finding from the Board of Innovation and Science Australia to receive an up to a 43.5% “cash back” benefit from overseas R&D expenses. The finding relates to the planned Phase Ib clinical trial - Multiple Ascending Dose Studies of proteolytic proenzymes for the treatment of advanced cancer patients suffering from solid tumors planned to be conducted at the Peter MacCallum Cancer Centre in Melbourne, Australia. Overseas activities to be undertaken include the development of an analytical assay for the quantification of APIs in PRP and its manufacture of the finished product for the Phase Ib clinical trial.

Our POP1 Program is designed to produce a backup clinical compound to PRP. With the aim of producing large quantities of trypsinogen and chymotrypsinogen for commercial use, exhibiting minimal variation between lots and without sourcing the proenzymes from animals, we are undertaking a research project in collaboration with the universities of Jaén and Granada. We entered into a second two-year joint research and collaboration agreement with the University of Jaén, which is undertaking the research activities for the POP1 Program.

Our Focus

Cancer occurs when cells in the body start to divide quickly and uncontrollably with an ability to migrate from one location and spread to distant sites. A cell becomes cancerous when it becomes undifferentiated. The cell forgets to do its job and invests all its energy to proliferating. Unlike normal cells, cancer cells multiply, but do not differentiate.

Common cancer therapies take advantage of the uncontrolled proliferation of the cancer cells and kill these cells by targeting the cell division machinery. These therapies are effective but affect healthy cells as well, particularly those with a high rate of cell turnover, inducing undesirable side effects.

Our goal is to stop cancer not by targeting tumor cell death, but inducing cell differentiation. This is known as differentiation therapy. The key focus is to convince the malignant cells to stop proliferating and return to do their work as a specific cell type. Differentiation therapy does not target cell death, so healthy cells within the patient will not be compromised, unlike chemotherapeutic drugs or gamma irradiation.

Differentiation therapy induces the cancer cells into the pathway of terminal differentiation and eventual senescence (i.e., a non-proliferative state). Differentiation therapy acts not only against cancer cells, but interestingly can turn cancer stem cells (undifferentiated cells) towards completely differentiated (i.e., normal) cells.

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There are natural elements within our body that could help us fight against cancer. Enzymes are natural proteins that stimulate and accelerate biological reactions in the body. Particularly enzymes secreted by the exocrine pancreas that are essential for the digestion of proteins and fats. More than one hundred years ago, Professor John Beard first proposed that pancreatic enzymes represent the body’s primary defense against cancer and would be useful as a cancer treatment. Since then, several scientists have endorsed Professor Beard´s hypothesis with encouraging data from patient treatment.

We are developing a long-term therapy based on a pancreatic proenzyme formulation to prevent tumor recurrence and metastasis, the main cause of patient death from cancer. PRP is a novel, patented, formulation consisting of two proenzymes mixed in a synergetic ratio.

After extensive laboratory research and a limited amount of human data, we have evidence that PRP:

●	Reduces cancer cell growth via promotion of cell differentiation;

●	Enhances cell adhesion and may suppress metastasis progression;

●	Exhibited no observable serious side effects and improves patient survival;

●	Alters the external microenvironment of malignant tumors, preventing tumors from returning and spreading.

PRP

PRP is a mixture of two proenzymes, trypsinogen and chymotrypsinogen from bovine pancreas administered by intravenous injection. A synergistic ratio of 1:6 inhibits growth of most tumor cells. Examples include kidney, ovarian, breast, brain, prostate, colorectal, lung liver, uterine and skin cancers.

Mechanism Of Action

Metastasis occurs because a program inside the cell, called the epithelial-mesenchymal transition (“EMT”) is activated, which causes epithelial cancer cells to become invasive and stem cell-like, features which then allow these cancer cells to spread and metastasize. PRP reverses the conversion from an epithelial to a mesenchymal phenotype and, as such, may reduce the metastatic potential of the tumor cells. PRP also promotes the acquisition of a less malignant phenotype, in addition to a decrease in proliferation due to lineage (i.e., direct descent) specific cellular differentiation.

Selectivity

PRP treatment affects the Transforming Growth Factor Beta (“TGFβ”) pathway, a significant tumor promoter in late-stage cancer by inducing tumor cell migration and stimulating the EMT program. The likely molecular targets are proteinase-activated-receptors (“PAR”) type 1 and 2, which are over frequently overexpressed in many types of cancers. Trypsinogen and chymotrypsinogen are activated by proteases in the extracellular matrix of tumor cells. In turn, trypsin (activated trypsinogen) has a preference to activate PAR-2, whilst Chymotrypsin (activated chymotrypsinogen) mainly activates PAR-1.

Effects Against Cancer Stem Cells

Cancer stem cells are resistant to standard treatments because they remain dormant for long periods, then migrate to other organs, and trigger explosive tumor growth, causing the patient to relapse. Approximately eighty percent of cancers are from solid tumors and metastasis is the main cause of patient death. Our unique patented approach is designed to target and eradicate cancer stem cells not killed by radiation or chemotherapy.

PRP is designed to target and eradicate cancer stem cells not killed by radiation or chemotherapy. Traditional cancer therapies act on tumor replicating cells, but not cancer stem cells, so they can rebuild the tumor mass and can migrate to start a new tumor in another organ. PRP stops cancer stem cells so that a tumor loses the ability to generate new cells and therefore the tumor disappears with no option to form a metastatic tumor elsewhere.

PRP treatment regulates up to four relevant intracellular pathways related to cancer spread and metastasis of cancer stem cells. - the TGFβ, Hippo, Wnt and Notch pathways. It promotes the up-regulation of RAC1b, which avoids the hyper-activation of the p38 pathway induced by the TGFβ pathway, leading to the phosphorylation of yes-associated protein (YAP), which sequesters B-catenin in the cytoplasm, blocking the canonical Wnt pathway and inhibiting the Notch pathway. This cascade of reactions implies the disruption of the cancer stem cell phenotype and the reversal of the malignant epithelial to mesenchymal transition process that leads to tumor invasion.

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PRP Impairs Niche Formation and Tumor Initiation

The proenzyme treatment inhibits the expression of genes related to the cancer stem cell phenotype, changing these malignant cells toward a more differentiated and less dangerous cellular condition. PRP interferes with the signals that the primary tumor sends to other tissues to prepare the pre-metastatic niche. Several assays, in vitro and in vivo studies confirm that PRP exerts an anti-tumor effect and acts selectively against all malignant, or tumor elements without affecting the non-tumor microenvironment and preventing its malignification.

In Vivo Efficacy of PRP In Pancreatic and Ovarian Tumors

The effect of the pro-enzyme formulation PRP at different doses on tumor weight in orthotopically implanted pancreatic and ovary tumors was evaluated. In the pancreatic tumor model, there was significant (*P < 0.05) reduction in mean tumor weight in animals treated for 26 days with trypsinogen/chymotrypsinogen at 83.3/500 mg/kg (30.2 mg; 85.9% inhibition) compared with control (PBS; 214.8 mg). Furthermore, ovary tumor-bearing mice showed a significant (*P < 0.05) reduction in mean tumor weight in animals treated for 21 days with two different doses of trypsinogen/chymotrypsinogen, 9.1/54 mg/kg and 27.5/165 mg/kg, compared with control (PBS). The mean weight of control group tumors was 2062.2 mg while the treated groups presented a mean tumor weight of 1074.2 mg and 957.3 respectively, ranging in a 50% tumor inhibition (52-46%).

Overview Of Clinical Studies

The clinical efficacy of a suppository formulation containing bovine pancreatic pro-enzymes trypsinogen and chymotrypsinogen was evaluated in the context of a UK Pharmaceuticals Special Scheme at the Dove Clinic in Hampshire, UK by Dr. Julian Kenyon, the Company’s Chief Scientific Officer, and the results were published by the Company in a peer-reviewed journal, Scientific Reports, on behalf of Dr. Kenyon. Clinical effects were studied in 46 patients with advanced metastatic cancers of different origin (prostate, breast, ovarian, pancreatic, colorectal, stomach, non-small cell lung, bowel cancer and melanoma) after treatment with a rectal formulation of both pancreatic pro-enzymes. Patients were treated daily with a rectal formulation containing 8.92 mg of each of the two pancreatic pro-enzymes and 1.78 mg α-Amylase (A) per suppository. The study was carried out under a UK “Specials” License at the Dove Clinic, Hampshire, UK for periods up to 14 months.

No severe or serious adverse events related to the rectal administration were observed. Patients did not experience any hematological side effects as typically seen with classical chemotherapy regimens. No allergic reactions after rectal administration of suppositories were observed.

In order to assess the therapeutic activity of rectal administration, overall survival of patients under treatment was compared to the life expectancy assigned to a patient prior to treatment start. 19 of 46 patients (41.3%) with advanced malignant diseases, most of them suffering from metastases, had a survival time significantly longer than expected; in fact, for the whole set of cancer types, mean survival (9.0 months) was significantly higher than mean life expectation (5.6 months). Although the number of patients per cancer indication is naturally quite low, 3 out of 8 patients with prostate cancer and 5 out of 11 patients with gastrointestinal cancers appear to particularly benefit from the treatment with the proenzyme suppositories.

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PRP proves to be an in vivo effective and non-toxic anti-tumor treatment, able to inhibit angiogenesis and tumor growth, cancer cell migration and invasiveness. Furthermore, a suppository formulation containing both pancreatic proenzymes increased the life expectancy of advanced cancer patients. Consequently, we believe that PRP could have relevant oncological clinical applications for the treatment of solid tumors like advanced pancreatic adenocarcinoma and advanced epithelial ovarian cancer.

Cancer Type	Life Expectation (months)	Survival * (months)
Pancreatic carcinoma (n = 4)	2	8
	4	*
	<3	7
	<3	4
Ovarian Cancer (n = 7)	4	11
	6	12
	6	11
	<12	38
	<1	1
	4	*
	3	*
Breast Cancer (n = 6)	6	9
	6	*
	2	*
	12	*
	<12	*
	12	*
Colon Rectal Cancer (n = 5)	6	*
	6	*
	12	*
	6	40
	12	*
Gastric Cancer (n = 2)	2	8
	<3	7
Prostate Cancer (n = 8)	4	*
	1	5
	4	*
	<12	*
	12	14
	12	*
	12	*
	12	*
Non-Hodgkin Lymphoma (n = 1)	2	9
Mesothelioma (n = 1)	3	9
Melanoma (n = 2)	6	*
	<3	4
Neuro-endocrine Tumor (n = 1)	10	24
Bladder (n = 2)	<3	*
	12	*
NSCLS (n = 2)	3	5
	6	*
Bowel (n = 2)	<12	*
	<3	3
Small Cell Carcinoma (n = 1)	<12	*
Renal Cancer (n = 1)	<3	*
Abdomen unknown primary (n = 1)	<12	*

An overview of clinical results. Patients who met prognosis of life expectation (*). For the whole set of cancer types, mean survival (9.0 months) was statistically significantly higher than mean life expectation (5.6 months). One way ANOVA (analysis of variance) (α = 0.05, P < 0.05).

POP1 Joint Research and Drug Discovery Program

The POP1 Program is designed to produce a backup clinical compound to PRP, which is targeting metastatic cancer from solid tumors. According to an Emergen Research report published in January 2022, the global metastatic cancer market is projected to reach $111 billion by 2027.

To date, recombinant trypsinogen and chymotrypsinogen have been synthesized and purified in the laboratory. In the case of trypsinogen, the initial success of producing trypsinogen synthetically has advanced to the stage where optimization of protein production is underway. Whereas purification and yield of chymotrypsinogen is currently the focus of research.

A synthetic version of trypsinogen and chymotrypsinogen could have additional benefits to the global healthcare system that could further capitalize on the new therapeutic approach to treating cancer that PRP offers to cancer sufferers. For example, both proenzymes synthesized by an in vivo (living organism) system to produce crystalized proteins that could be maintained for long periods without suffering degradation, even in the absence of refrigeration. This will be particularly useful for a longer shelf life as well as global distribution of the drug product, particularly in warmer climates and developing regions where refrigeration may not be available. The program’s joint researchers at the universities of Jaén and Granada are currently collaborating with the Institute of Microbiology and Microbial Biotechnology, at the University of Natural Resources and Life Sciences in Vienna, Austria, and are working towards full scale manufacture of a synthetic recombinant formulation to PRP.

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PRP Target Indications

The management of cancer differs widely, with a multitude of factors impacting the choice of treatment strategy. Some of those factors include:

●	the type of tumor, usually defined by the tissue in the body from which it originated;

●	the extent to which it has spread beyond its original location;

●	the availability of treatments, driven by multiple factors including cost, drugs approved, local availability of suitable facilities, etc.;

●	regional and geographic differences;

●	whether the primary tumor is amenable to surgery, either as a potentially curative procedure, or as a palliative one; and

●	the balance between potential risks and potential benefits from the various treatments and, probably most importantly, the patient’s wishes.

For many patients with solid cancers, such as breast, ovarian, colorectal, lung and pancreatic cancer, surgery is frequently the first treatment option, often followed by first-line chemotherapy with or without radiotherapy. While the hope is that such procedures are curative, in many instances the tumor returns, and second-line treatment strategies are chosen in an effort to achieve a degree of control over the tumor. In most instances, the benefit is temporary, and eventually the point is reached where the patient’s tumor either fails to respond to treatment adequately, or the treatment has unacceptable toxicity that severely limits its usefulness.

Should the planned Phase I, II and III clinical trials confirm the efficacy of PRP, along with the favorable safety and tolerability profile suggested by pre-clinical studies conducted to date, we believe our product will have utility in a number of clinical situations including:

1.	in the early-stage management of solid tumors, most likely as part of a multi-pronged treatment strategy in combination with existing therapeutic interventions;
2.	as a product that can be administered long term for patients following standard treatment approaches, such as surgery, or chemotherapy, in order to prevent or delay recurrence; and
3.	as a preventative measure for patients at risk of developing cancer based on genetic screening.

In the near-term and as part of our planned Phase I, II and III clinical trials, we plan to target patients with solid tumors, most likely ovarian and pancreatic, for whom other treatment options have been exhausted. This is a common approach by which most new drugs for cancer are initially tested. Once efficacy and safety have been demonstrated in this patient population, exploration of the potential utility of the drug in earlier stage disease can be undertaken, together with investigation of the drug’s utility in other types of cancers, such as gastro-esophageal tumors, colon or rectal carcinoma might be conducted. A Phase II study in a back-up indication, such as advanced therapy refractant prostate cancer, will also be considered. This indication is based on positive preclinical pharmacology studies.

Pancreatic Cancer

Pancreatic cancer is one of the most lethal malignancies with a median survival of less than six months and a five-year survival rate of less than 5%. The lethal nature of this disease stems from its propensity rapidly to disseminate to the lymphatic system and distant organs. This aggressive biology and resistance to conventional and targeted therapeutic agents leads to a typical clinical presentation of incurable disease at the time of diagnosis.

Pancreatic cancer has claimed notoriety over the last decades by proving to be one of the most recalcitrant solid tumors. As an indicator of its lethality, pancreatic cancer accounts for less than 3% of new cancers diagnosed annually in developed countries; yet, it is the third leading cause of cancer related mortality.

Since pancreatic cancer is an essentially fatal condition, disease duration is roughly equivalent with survival time. The median time of survival of patients with pancreatic cancer depends on the extend of disease at the time of diagnosis and ranges from 11 to 20 months for patients who qualified for surgical resection (Stage I/II), to 6-11 months for patients with locally advanced disease (Stage III), and only two to six months for patients with metastatic disease (Stage IV) (Amikura 1995, Richter 2003). Taking these low survival times into consideration, the yearly incidence rates for pancreatic cancer are considered the more relevant measure for this disease.

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Each year the American Cancer Society estimates the numbers of new cancer cases and deaths that will occur in the United States in the current year and compiles the most recent data on cancer incidence, mortality, and survival. Incidence data are collected by the National Cancer Institute (NCI), the Centers for Disease Control and Prevention (CDC), and the North American Association of Central Cancer Registries (NAACCR). In 2020, it was estimated that a total of more than 1,806,590 new cancer cases and more than 606,520 cancer deaths occurred in the United States according to the National Cancer Institute. Amongst these, a total of almost 50,000 new cases of pancreatic cancer (3.2% of new cancer cases) were estimated, which resulted in more than 40,000 deaths (8.2% of cancer deaths). This means only 20% survival rate of patients diagnosed with pancreatic cancer.

Ovarian Cancer

Ovarian cancer is a generic term that can be used for any cancer involving the ovaries, arising from one of the several different cell types of ovaries, including germ cells, specialized gonadal stromal cells and epithelial cells. Epithelial ovarian cancer accounts for approximately 90% of ovarian cancers and is responsible for most ovarian cancer related deaths. Furthermore, several subtypes of ovarian cancer have been described according to different risk factors, different genetic mutations, different biological behaviors and different prognoses. This heterogeneity of the disease has impeded progress in the prevention, early detection, treatment and management of ovarian cancer.

In 2020, ovarian cancer is the eighth most diagnosed cancer among women in the world and accounts for an estimated 313,959 new cases and 207,252 deaths worldwide (World Cancer Research Fund International)., In the USA, 19,880 new cases (2015 - 2019) and 12,810 related deaths (2016 - 2020) are estimated to occur (National Cancer Institute). The disease typically presents at late stage when the five-year relative survival rate is only 29%. Few cases (15%) are diagnosed with localized tumor (stage 1), when the five-year survival rate is 92%. Strikingly, the overall five-year relative survival rate generally ranges between 30% to 40% across the globe and has seen only very modest increases since 1995.

Current Therapies

We are developing a therapeutic solution for the treatment of patients with advanced stages of cancer targeting solid tumors, which is cancer that originates in organs or tissues other than bone marrow or the lymph system. Common cancer types classified as solid tumors include lung, colorectal, ovarian cancer, pancreatic cancer and liver cancers. In each of these indications, there is a large market opportunity to capitalize on the limitations of current therapies.

Current therapeutic options for the treatment of cancer offer, at most, a few months of extra life or tumor stabilization. Some experts believe that drugs that kill most tumor cells do not affect cancer stem cells, which can regenerate the tumor (e.g., chemotherapy). Studies are revealing the genetic changes in cells that cause cancer and spur its growth. This research is providing scientific researchers with many potential targets for drugs. Tumor cells, however, can develop resistance to drugs.

Limitations of Current Therapies

PRP was developed because of the limitation of current cancer therapies. While surgery is often safe and effective for early-stage cancer, many standard therapies for late-stage cancer urgently need improvement; current treatments generally provide modest benefits, and frequently cause significant adverse effects. Our focus is to provide oncologists and their patients with therapies for metastatic cancer which are more effective than current therapies, and which have a substantially reduced side effect profile.

While progress has been made within the oncology sector in developing new treatments, the overall cancer death rate has only improved by fifteen percent over the last 30 years. This is attributed to a reduction in smoking and an increase in 5-year survival rates for cancers.

Most of these new treatments have some limitations, such as:

1.	significant toxic effects;
2.	expense; and
3.	limited survival benefits.

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We believe that our treatment will provide a competitive advantage over the following treatments:

●	Chemotherapeutics: Side effects from chemotherapy can include pain, diarrhea, constipation, mouth sores, hair loss, nausea and vomiting, as well as blood-related side effects, which may include a low cell count of infection fighting white blood cells (neutropenia), low red blood cell count (anemia), and low platelet count (thrombocytopenia). Our goal is to demonstrate that our treatment will be more effective than chemotherapeutic and hormonal therapies with fewer side effects.

●	Targeted therapies: The most common type is multi-targeted kinase inhibitors (molecules which inhibit a specific class of enzymes called kinases). Common side effects include fatigue, rash, hand-foot reaction, diarrhea, hypertension and dyspnea (shortness of breath). Further, tyrosine kinases inhibited by these drugs appear to develop resistance to inhibitors. While the clinical findings with PRP are early and subject to confirmation in future clinical trials, no evidence has yet been observed of the development of resistance by the cancer to PRP.

●	Monoclonal antibodies: Development of monoclonal antibodies is often difficult due to safety concerns. Side effects that are most common include skin and gastro-intestinal toxicities. For example, several serious side effects from Avastin, an anti-angiogenic cancer drug, include gastrointestinal perforation and dehiscence (e.g., rupture of the bowel), severe hypertension (often requiring emergency treatment) and nephrotic syndrome (protein leakage into the urine). Antibody therapy can be applied to various cancer types, but can also be limited to certain genetic sub-populations in many instances.

●	Immunotherapy: There is a long history of attempts to develop therapeutic cancer vaccines to stimulate the body’s own immune system to attack cancer cells. While these products generally do not have the poor safety profile of standard therapeutic approaches, only a small number of them are FDA-approved and available compared to the number of patients diagnosed with cancer. Furthermore, only a relatively small number of the patient population is eligible to receive and subsequently respond to treatment, as defined by preventing tumor growth.

PRP Development Strategy

Our goal is to foster early-stage clinical development of PRP to bring it to a significant value inflection point, where the commercial attractiveness of the drug in development, together with a greater likelihood of achieving market authorization, may attract potential interest from licensees seeking to acquire new products. Such value inflection points in the context of cancer drugs are typically at the point where formal, controlled clinical trials have demonstrated either “efficacy” or “proof of concept” - typically meaning that there is controlled clinical trial evidence that the drug is effective in the proposed target patient population, has an acceptable safety profile, and is suitable for further development. It is our intention to progress the development of our technology through the completion of our planned Phase IIa clinical trials and then to seek a licensee for further development beyond that point.

As part of that commercial strategy, we intend to:

●	continue R&D to build our existing intellectual property portfolio, and to seek new, patentable discoveries;

●	seek to ensure all product development is undertaken in a manner to ensure product approval in the major pharmaceutical markets, including the U.S., Europe, the UK, Australia and Japan;

●	aggressively pursue the protection of our technology through all means possible, including patents in all relevant jurisdictions, and potentially trade secrets; and

●	make strategic acquisitions of new companies that have intellectual property or products that complement our goals.

PRP Development Plan and Milestones

We plan to progress PRP using a conventional early-stage clinical development pathway, which entails:

●	obtaining regulatory and/or ethics approval to conduct a Phase Ib study; and

●	conducting Phase IIa multiple escalating dose studies to investigate the safety, tolerability, and pharmacokinetics of PRP administered intravenously to patients.

Preclinical development of PRP has been completed, including pharmacology and safety toxicology studies, process development activities and bioanalytical method development. The full-scale good manufacturing practice (“GMP”) finished product manufacture of PRP will be completed in preparation for the FIH Phase Ib study. Validation of the bioanalytical method will also be completed prior to lodging our first CTA, which we plan to undertake at the Peter MacCallum Cancer Centre in Melbourne, Victoria, Australia’s largest cancer hospital. We are collaborating with CROs, manufacturing partners and consultants to complete activities prior to preparing the CTA for the Phase Ib study.

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We have received expressions of interest to evaluate proenzyme therapy as a method to prevent recurrence and metastasis of solid tumors in pancreatic and ovarian cancers. The letters of interest were confirmed by medical oncologists specializing in pancreatic and ovarian cancers, from the University Hospital of Jaén, in Granada, Spain. We believe that the evaluation will most likely be conducted as separate Phase IIa proof of concept, multi-trial center studies for each target indication. The expressions of interest were confirmed after their evaluation of our scientific literature supporting the use of proenzymes in pancreatic and ovarian cancers. The Phase IIa proof of concept studies will be conducted after the Phase Ib dose escalation study investigating the tolerability and activity of proenzyme therapy in patients with advanced solid tumors is completed at the Peter MacCallum Cancer Centre.

In Australia, we receive an up to 43.5% “cash-back” benefit in the form of a refund of our qualified research and, development costs and expenses. We received a refund of $129,841 and $54,977 for the years ended June 30, 2023 and 2022, respectively. We are continuing to evaluate all options to conduct our planned clinical trials in the most cost-efficient manner, while striving to minimize dilution to our stockholders.

We anticipate reaching the Phase IIa proof of concept milestone in approximately three to four years, subject to regulatory approval in US, Europe and Australia, and the results from our R&D and licensing activities.

Our overhead and expenses are likely to increase from its current level as PRP progresses down the development pathway. This increase will be driven by the need to increase our internal resources in order to effectively manage our R&D activities.

Anticipated timelines

In fourth calendar quarter of 2023, we anticipate the submission of the CTA for PRP. We anticipate receiving approval of the CTA in the second half of the 2023 calendar year. Following the CTA, we plan to commence our study preparation process, including CRO Selection and Contracts, Analytical Lab Selection Contracts and Trial Sites Selection and Contracts. In connection with the CTA, this product will be part of our Investigation Medicinal Product Dossier, study protocol and Investigator’s Brochure. In the second half of the 2023 calendar year, we hope to complete the study preparation process together with the Preparation of Logistics and Trial Sites Initiation Visits and complete our CTA review. Commencing in the first half of the 2024 calendar year, we intend to initiate a Phase Ib study in advanced cancer patients with solid tumors and we anticipate costs to be approximately $6.5 million. We will need to raise additional financing to fund our planned Phase I, II and III clinical trials and for working capital.

Research Activity	Timeline
CTA	August 2023 - February 2024
Investigational Medicinal Product Dossier
Phase Ib Clinical Study Protocol
Investigator’s Brochure
CTA Compilation	December 2023 - February 2024
CTA Submission	February 2024
CTA Approval	March 2024
CTA Review	March 2023 - April 2024
Contract Research Organization and Contracts	October 2023 - February 2024
Analytical Laboratory Selection and Contracts
Trial Site Selection and Contracts
Preparation of Logistics	February 2024 - June 2024
Trial Site Initiation Visits
First Patient/First Visit	June 2024

POP1 Joint Research and Drug Discovery Program

The POP1 Program has been established with our collaborators at the universities of Jaén and Granada to investigate the changes in genetic and protein expression that occur in cancer cells as a consequence of being exposed to our proenzyme formulation. The objective of this work is to understand at the molecular level the targets of our proenzyme formulation, thereby providing the opportunity for new, patentable drugs which can be developed further. We plan to commence a targeted drug discovery program utilizing the identified molecular target to search for novel anticancer agents.

The POP1 Program has produced synthetic recombinant versions of the two proenzymes, trypsinogen and chymotrypsinogen. Our joint scientific researchers are developing a novel expression system and are also in the process of optimizing conditions to achieve high titers of recombinant trypsinogen and chymotrypsinogen. Further, the anticancer effects of the synthetic versions will be tested against the naturally derived proenzymes from bovine origin.

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Financial Objectives

Multiple factors, many of which are outside of our control, can impact our ability to achieve our target objectives within the planned time and budgetary constraints. Subject to these caveats, our objective is to complete our planned Phase IIa study for PRP within the proposed timeline.

We primarily outsource services, skills and expertise to third parties as required to achieve our scientific and corporate objectives. As the business grows and gains more personnel, outsourcing will continue to be the preferred model, where fixed and variable costs are carefully managed on a project-by-project basis. This means our R&D activities are carried out by third parties. Additional third parties with specific expertise in research, compound screening and manufacturing (including raw material suppliers) have been contracted as required.

Corporate Strategy

Our initial focus is to organize, coordinate and finance the various parts of our drug development pipeline. We intend to carefully introduce new personnel into our Company over time as our R&D activities expand. We plan for such personnel to have specific expertise in product development, manufacture and formulation, regulatory affairs, toxicology, clinical operations and business development (including intellectual property management, licensing and other corporate activities). Additional clinical management and development expertise will likely be required at the outset to assist with the development of PRP. Therefore, we anticipate hiring additional employees in order to effectively manage our contractors as our development activities progress.

This outsourcing strategy is common in the biotechnology sector and is an efficient way to obtain access to the necessary skills required to progress a project, in particular as the required skills change as the project progresses from discovery, through manufacturing and non-clinical development and into clinical trials. We anticipate that we will continue to use this model, thereby retaining the flexibility to contract in the appropriate resource as and when required.

We intend to seek and identify potential licensing partners for our product candidates as they progress through the various development stages, reaching certain milestones and value inflection points. If a suitable licensee is identified, a potential licensing deal could consist of payments for certain milestones, plus royalties from future sales if the product is able to receive approval from the relevant regulatory authorities where future product sales are targeted. We intend to seek and identify potential licensees based on the initial efficacy data from Phase II clinical trials. To accomplish this objective, we have commenced discussions with potential partners in our current preclinical phase of development.

As part of our overall expansion strategy, from time to time, we investigate potential intellectual property acquisition opportunities to expand our product portfolio. While our initial focus is on the development of PRP as our lead product candidate, other potential product candidates may also be considered for future preclinical and clinical development. These potential opportunities have arisen from other research and development organizations, which either own existing intellectual property or are currently developing new intellectual property, which may be of interest to us. These opportunities are possible new cancer treatments that are potentially less toxic than existing treatment approaches and are able to fill an existing gap in the treatment process, such as a systemic de-bulking method which could reduce the size and threat of metastases to a more manageable level for late-stage cancer patients.

We believe these potential treatment approaches will be complementary to existing treatment regimens and PRP. No formal approaches regarding such other products have currently been made and it is unknown whether we will engage in any such discussion in the near future. However, as we further develop PRP within the development pathway, we intend to assess future opportunities that may arise to use the expertise of our management and scientific personnel for future prospective R&D projects.

Current Operations

We are at a pre-revenue stage. We do not know when, if ever, we will be able to commercialize any of our products and to begin to generate revenue. We are focusing our efforts on organizing, coordinating and financing the various aspects of our drug R&D program described herein. In order to commercialize any of our products, we must complete preclinical development, Phase Ib, IIa and IIb clinical trials in Europe, the U.S., UK, Australia or elsewhere, and satisfy the applicable regulatory authority that PRP is safe and effective. If the results from Phase II trials are convincing, we will seek conditional approval from the applicable regulatory authorities sooner. From the time we commence clinical trials for any product, we estimate it will take approximately three to four years if we seek conditional approval upon completion of Phase II trials. When we advance our development projects sufficiently down the development pathway and achieve a major increase in value, such as obtaining interim efficacy data from Phase II clinical trials, we will seek a suitable licensing partner to complete the remaining development activities, obtain regulatory approval and market the product.

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Market Opportunity

The global metastatic cancer treatment market is predicted to reach $111 billion by 2027, according to a January 2022 report by Emergen Research. Demand for new cancer products can largely be attributed to a combination of a rapidly aging population in western countries and changing environmental factors, which together are resulting in rising cancer incidence rates. Worldwide, the World Health Organization estimated 19.3 million new cancer cases and almost 10 million cancer deaths occurred in 2020. As such, global demand for new cancer treatments which are effective, safe and easy to administer is rapidly increasing. Our treatment will potentially target many aggressive tumor types for which little or few treatment options exist.

We plan to target patients with solid tumors, most likely pancreatic and ovarian tumors, for whom other treatment options have been exhausted. Globally these cancers resulted in over 673,255 deaths combined in 2020, according to the World Health Organization. With such a high mortality rate, a substantial unmet medical need exists for new treatments. Once the efficacy and safety of PRP has been demonstrated in late-stage patient populations, we plan to undertake exploration of the utility of the drug in earlier stage disease, together with investigation of the drug’s utility in other types of cancer.

Anticipated Market Potential

It is difficult to estimate the size of the market opportunity for this specific type of product as a clinically proven, pro-enzyme formulated suppository marketed to oncologists across global territories for specific cancer indications, to the best of management’s knowledge, has not been previously available. However, the markets for potential market for pancreatic and ovarian cancers may be characterized as follows:

●	The world market for pancreatic cancer drugs is projected to grow to $6.93 billion by the year 2030, according to Brainy Insights. Major players operating in the pancreatic cancer therapy market include Eli Lilly and Company, Roche Holding AG, Celgene Corporation, Amgen Inc., Novartis AG, Pharmacyte Biotech Inc., Clovis Oncology, Inc., Teva Pharmaceutical Industries Ltd., Pfizer Inc., Merck & Co., Inc., among others. For instance, in May 2018, Eli Lilly and Company acquired AMRO BioSciences, Inc., which is engaged into number of drugs for cancer. developments performed by the companies are helping the market to grow in the coming years.

●	The global market for ovarian cancer drugs expected to reach $13.9 billion by 2029, according to iHealthcareAnalyst. This will be driven by continued uptake and expected launches of the approved PARP (poly adenosine diphosphate-ribose polymerase) inhibitors. Major competitors operating in the global ovarian cancer treatment market include AbbVie Inc., AstraZeneca PLC (Acerta Pharma), Boehringer Ingelheim International GmbH, Chugai Pharmaceutical Co., Ltd., GSK plc (formerly, GlaxoSmithKline plc (Tesaro)), Gradalis, Inc., Incyte Corporation, MacroGenics, Inc., Oncotelic Therapeutics, Inc. (formerly, Mateon Therapeutics, Inc.), Merck & Co., Inc., Novartis AG, Kazia Therapeutics Limited (formerly, Novogen Limited), Vivesto AB (formerly, Oasmia Pharmaceutical AB), Pfizer Inc., Pharma Mar S.A., and Roche Holding AG.

New products can be defined as addition-in-class, advance-in-class, or first-in-class, depending on their degree of innovation. Addition-in-class products, defined as new APIs with established mechanisms of action, are often clinically important and highly commercially successful. Advance-in-class product innovation, defined as significantly differentiated and innovative new APIs, albeit with established mechanisms of action, remains a highly attractive strategy. However, first-in-class innovation, defined as products with a molecular target and/or mechanism of action not found in any approved products globally, remains the key product development strategy in terms of providing the greatest degree of differentiation, extending to a first-mover advantage and potentially the capture of significant market share.

Based on the current situation for these two markets, we believe there is an attractive opportunity in both the pancreatic and ovarian cancer market sectors for the introduction of PRP as a first-in-class, clinically proven product which can achieve new benefits for patients in terms of survival and quality of life. The current concentration of products suggests oncologists may be willing to try newly approved products, particularly if they can exhibit a favorable safety profile, although substantive R&D activities will be necessary to both obtain regulatory approval, and to generate the clinical safety and efficacy data needed to convince clinicians to use a new product.

License Agreements

University of Bath Commercialization Agreement

We previously sponsored a collaborative research project at the University of Bath to investigate the cellular and molecular mechanisms underlying the potential clinical approach of our proprietary proenzyme formulation. As a result of this undertaking, we entered into a Commercialization Agreement with the University of Bath, dated November 12, 2009 (the “Commercialization Agreement”), where, initially, we held an exclusive license with the University of Bath, and where we and University of Bath co-owned the intellectual property relating to our proenzyme formulations. The Commercialization Agreement originally provided for University of Bath to assign the Patents (as defined therein) to Propanc in certain specified circumstances, such as successful completion of a clinical trial and commencement of a Phase II (proof of concept) clinical trial.

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On June 14, 2012, we and the University of Bath agreed to an earlier assignment to us of the patents pursuant to an Assignment and Amendment Deed, on the provision that the University of Bath retains certain rights arising from the Commercialization Agreement, as follows:

●	The University of Bath reserves for itself (and its employees and students and permitted academic sub-licensees with respect to research use) the non-exclusive, irrevocable, worldwide, royalty free right to use the patents for research use;

●	The publication rights of the University of Bath specified in the contract relating to the original research made between the parties with an effective date of July 18, 2008 will continue in force;

●	We agreed to pay to the University of Bath a royalty of two percent of any and all net revenues;

●	We agreed to use all reasonable endeavors to develop and commercially exploit the patents for the mutual benefit of us and the University of Bath to the maximum extent throughout the covered territory and in any additional territory and to obtain, maintain and/or renew any licenses or authorizations that are necessary to enable such development and commercial exploitation. Without prejudice to the generality of the foregoing, we agreed to comply with all relevant regulatory requirements in respect of our sponsoring and/or performing clinical trials in humans involving the administration of a product or materials within a claim of the patents; and

●	We agreed to take out with a reputable insurance company and maintain liability insurance coverage prior to the first human trials.

In consideration of such assignment, we agreed to pay royalties of two percent of net revenues to the University of Bath. Additionally, we agreed to pay five percent of each and every license agreement subscribed for. The contract is cancellable at any time by either party. To date, no amounts are owed under the agreement.

University of Jaén Collaboration Agreement

We have established a collaboration with the University of Jaén to carry out a research project aimed at the synthetic development of PRP and its subsequent validation. The University of Jaén is providing scientific research activities the Department of Health Sciences, which provides the necessary technical and human resources in order to carry out the programmed works. A Collaboration Agreement (the “Collaboration Agreement”), dated October 1, 2020, was entered into with the main objective for the synthetic development of PRP and its subsequent validation. Pursuant to the Collaboaration Agreement, a pre-clinical protocol of safety evaluation was established relating to the antitumor efficacy on cancer stem cells and in orthotopic xenotransplantations derived from cancer stem cells isolated from tumor cell lines, and newly developed synthetic formulation based on the two pancreatic zymogens.

The ownership of potential intellectual property rights that may arise as a result of the knowledge obtained through such research project will belong to us. In consideration for payment of the compensation, the University of Jaén assigned and agreed to do all things reasonably required to assign to the contracting entity all industrial property rights arising from such research project.

In return for ownership of the industrial property rights arising from such research project, we agreed to pay the University of Jaén two percent of the net sales of any products sold by the contracting entity which fall within the scope of the protection of such industrial property rights.

A second collaborative research project is underway with the universities of Jaén and Granada investigating the effect of pancreatic proenzymes against the tumor microenvironment and premetastatic niche. The specific tasks developed under this collaboration focuses on the effects of PRP on cancer associated fibroblasts within the tumor microenvironment. Consistent with existing rights, Propanc will own any intellectual property developed. The personnel of the investigation team of the universities of Jaén and Granada whose work has contributed to the creation of knowledge that give rise to industrial property rights should be listed as inventors. Further, Professor Macarena Perán from the University of Jaén and Professor Marchal from the University of Granada will receive one percent of the net revenue to us from sales of any products sold by us, or on our behalf, which fall within the scope of protection of such industrial property rights. The commencement date for the experiments was September 1, 2022, and the estimated length of time for completion is 24 months.

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Future Agreements

We continue to learn the properties of proenzymes with the long-term aim of screening new compounds for development. We anticipate engaging in future discussions with several technology companies who are progressing new developments in the oncology field as potential additions to our product line. Initially targeting the oncology sector, our focus is to identify and develop novel treatments that are highly effective targeted therapies, with few side effects as a result of toxicity to healthy cells.

Intellectual Property

The Company has filed multiple patent applications relating to PRP. The Company’s lead patent application has been granted and remains in force in the U.S., Belgium, Czech Republic, Denmark, France, Germany, Ireland, Italy, the Netherlands, Portugal, Spain, Sweden, Switzerland, Liechtenstein, Turkey, the UK, Australia, China, Japan, Indonesia, Israel, New Zealand, Singapore, Malaysia, South Africa, Mexico, the Republic of Korea, India, Brazil and Canada.

In 2016 and early 2017, we filed three applications under the Patent Cooperation Treaty (the “PCT”). The PCT assists applicants in seeking patent protection by filing one international patent application under the PCT; thus, applicants can simultaneously seek protection for an invention in over 150 countries. Once filed, the application is placed under the control of the national or regional patent offices, as applicable, in what is called the national phase. One of the PCT applications filed in November 2016 entered national phase in July 2018 and another PCT application entered national phase in August 2018. A third PCT application entered national phase in October 2018.

As of October 5, 2023, we have 62 granted, allowed, or accepted patents and 14 patent applications filed, or under examination in key global jurisdictions, relating to the use of proenzymes against solid tumors, covering PRP.

Further patent applications are expected to be filed to capture and protect additional patentable subject matter based on the Company’s field of technology relating to pharmaceutical compositions of proenzymes for treating cancer.

Regulatory Matters

United States

Government oversight of the pharmaceutical industry is usually classified into pre-approval and post-approval categories. Most of the therapeutically significant innovative products marketed today are the subject of New Drug Applications (“NDA”). Preapproval activities, based on these detailed applications, are used to assure the product is safe and effective before marketing. In the United States, The Center for Drug Evaluation and Research (“CDER”), is the FDA organization responsible for over-the-counter and prescription drugs, including most biological therapeutics, and generic drugs.

Before approval, the FDA may inspect and audit the development facilities, planned production facilities, clinical trials, institutional review boards and laboratory facilities in which the product was tested in animals. After the product is approved and marketed, the FDA uses different mechanisms for assuring that firms adhere to the terms and conditions of approval described in the application and that the product is manufactured in a consistent and controlled manner. This is done by periodic unannounced inspections of production and quality control facilities by FDA’s field investigators and analysts.

Federal Food, Drug and Cosmetic Act and Public Health Service Act

Prescription drug and biologic products are subject to extensive pre- and post-market regulation by the FDA, including regulations that govern the testing, manufacturing, safety, efficacy, labelling, storage, record keeping, advertising and promotion of such products under the Federal Food, Drug and Cosmetic Act, the Public Health Service Act, and their implementing regulations. The process of obtaining FDA approval and achieving and maintaining compliance with applicable laws and regulations requires the expenditure of substantial time and financial resources. Failure to comply with applicable FDA or other requirements may result in refusal to approve pending applications, a clinical hold, warning letters, civil or criminal penalties, recall or seizure of products, partial or total suspension of production or withdrawal of the product from the market. FDA approval is required before any new drug or biologic, including a new use of a previously approved drug, can be marketed in the United States. All applications for FDA approval must contain, among other things, information relating to safety and efficacy, stability, manufacturing, processing, packaging, labelling and quality control.

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New Drug Applications

The FDA’s NDA approval process generally involves:

●	completion of preclinical laboratory and animal testing in compliance with the FDA’s good laboratory practice (“GLP”), regulations;

●	submission to the FDA of an investigational new drug (“IND”) application for human clinical testing, which must become effective before human clinical trials may begin in the United States;

●	performance of adequate and well-controlled human clinical trials to establish the safety, purity and potency of the proposed product for each intended use;

●	satisfactory completion of an FDA pre-approval inspection of the facility or facilities at which the product is manufactured to assess compliance with the FDA’s CGMP regulations; and

●	submission to and approval by the FDA of an NDA.

The preclinical and clinical testing and approval process requires substantial time, effort and financial resources, and we cannot guarantee that any approvals for our product candidates will be granted on a timely basis, if at all. Preclinical tests include laboratory evaluation of toxicity and immunogenicity in animals. The results of preclinical tests, together with manufacturing information and analytical data, are submitted as part of an IND application to the FDA. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA raises concerns or questions about the conduct of the clinical trial, including concerns that human research subjects will be exposed to unreasonable health risks. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before clinical trials can begin. Our submission of an IND may not result in FDA authorization to commence clinical trials. A separate submission to an existing IND must also be made for each successive clinical trial conducted during product development. Further, an independent institutional review board (“IRB”) covering each medical center proposing to conduct clinical trials must review and approve the plan for any clinical trial before it commences at that center and it must monitor the study until completed. The FDA, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk. Clinical testing also must satisfy extensive “good clinical practice” (“GCP”) regulations, which include requirements that all research subjects provide informed consent and that all clinical studies be conducted under the supervision of one or more qualified investigators.

For purposes of an NDA submission and approval, human clinical trials are typically conducted in the following sequential phases, which may overlap:

●	Phase I: Initially conducted in a limited population to test the product candidate for safety and dose tolerance;

●	Phase II: Generally conducted in a limited patient population to identify possible adverse effects and safety risks, to determine the initial efficacy of the product for specific targeted indications and to determine optimal dosage. A Phase IIa trial is a non-pivotal, exploratory study that assesses biological activity as its primary endpoint. A Phase IIb trial is designed as a definite dose finding study with efficacy as the primary endpoint. Multiple Phase II clinical trials may be conducted by the sponsor to obtain information prior to beginning larger and more extensive Phase III clinical trials;

●	Phase III: Commonly referred to as pivotal studies. When Phase II evaluations demonstrate that a dose range of the product is effective and has an acceptable safety profile, Phase III clinical trials are undertaken in large patient populations to further evaluate dosage, to provide substantial evidence of clinical efficacy and to further test for safety in an expanded and diverse patient population at multiple, geographically-dispersed clinical trial sites. Generally, replicate evidence of safety and effectiveness needs to be demonstrated in two adequate and well-controlled Phase III clinical trials of a product candidate for a specific indication. These studies are intended to establish the overall risk/benefit ratio of the product and provide adequate basis for product labelling; and

●	Phase IV: In some cases, the FDA may condition approval of an NDA on the sponsor’s agreement to conduct additional clinical trials to further assess the product’s safety, purity and potency after NDA approval. Such post-approval trials are typically referred to as Phase IV clinical trials.

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Progress reports detailing the results of the clinical studies must be submitted at least annually to the FDA and safety reports must be submitted to the FDA and the investigators for serious and unexpected adverse events. Concurrent with clinical studies, sponsors usually complete additional animal studies and must also develop additional information about the product and finalize a process for manufacturing the product in commercial quantities in accordance with CGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, the manufacturer must develop methods for testing the identity, strength, quality and purity of the final product. Moreover, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

The results of product development, preclinical studies and clinical trials, along with the aforementioned manufacturing information, are submitted to the FDA as part of an NDA. NDAs must also contain extensive manufacturing information. Under the Prescription Drug User Fee Act, the FDA agrees to specific goals for NDA review time through a two-tiered classification system, Standard Review and Priority Review. Standard Review is applied to products that offer at most, only minor improvement over existing marketed therapies. Standard Review NDAs have a goal of being completed within a ten-month timeframe, although a review can take significantly longer. A Priority Review designation is given to products that offer major advances in treatment, or provide a treatment where no adequate therapy exists. A Priority Review takes the FDA six months to review an NDA. It is likely that our product candidates will be granted Standard Reviews. The review process is often significantly extended by FDA requests for additional information or clarification. The FDA may refer the application to an advisory committee for review, evaluation and recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations.

The FDA may deny approval of an NDA if the applicable regulatory criteria are not satisfied, or it may require additional clinical data or additional pivotal Phase III clinical trials. Even if such data is submitted, the FDA may ultimately decide that the NDA does not satisfy the criteria for approval. Data from clinical trials is not always conclusive and the FDA may interpret data differently than we do. Once issued, product approval may be withdrawn by the FDA if ongoing regulatory requirements are not met or if safety problems occur after the product reaches the market. In addition, the FDA may require testing, including Phase IV clinical trials, risk evaluation and mitigation strategies, and surveillance programs to monitor the effect of approved products that have been commercialized, and the FDA has the power to prevent or limit further marketing of a product based on the results of these post-marketing programs. Products may be marketed only for the approved indications and in accordance with the provisions of the approved label. Further, if there are any modifications to the drug, including changes in indications, labelling or manufacturing processes or facilities, approval of a new or supplemental NDA may be required, which may involve conducting additional preclinical studies and clinical trials.

Other U.S. Regulatory Requirements

After approval, products are subject to extensive continuing regulation by the FDA, which include company obligations to manufacture products in accordance with GMP, maintain and provide to the FDA updated safety and efficacy information, report adverse experiences with the product, keep certain records, submit periodic reports, obtain FDA approval of certain manufacturing or labeling changes and comply with FDA promotion and advertising requirements and restrictions. Failure to meet these obligations can result in various adverse consequences, both voluntary and FDA-imposed, including product recalls, withdrawal of approval, restrictions on marketing and the imposition of civil fines and criminal penalties. In addition, later discovery of previously unknown safety or efficacy issues may result in restrictions on the product, manufacturer or NDA holder.

Propanc, and any manufacturers of our products, are required to comply with applicable FDA manufacturing requirements contained in the FDA’s GMP regulations. GMP regulations require, among other things, quality control and quality assurance as well as the corresponding maintenance of records and documentation. The manufacturing facilities for our products must meet GMP requirements to the satisfaction of the FDA pursuant to a pre-approval inspection before Propanc can use them to manufacture products. Propanc and any third-party manufacturers are also subject to periodic inspections of facilities by the FDA and other authorities, including procedures and operations used in the testing and manufacture of our products to assess our compliance with applicable regulations.

With respect to post-market product advertising and promotion, the FDA imposes complex regulations on entities that advertise and promote pharmaceuticals, which include, among others, standards for direct-to-consumer advertising, promoting products for uses or in patient populations that are not described in the product’s approved labeling (known as “off-label use”), industry-sponsored scientific and educational activities and promotional activities involving the Internet. Failure to comply with FDA requirements can have negative consequences, including adverse publicity, enforcement letters from the FDA, mandated corrective advertising or communications with doctors and civil or criminal penalties. Although physicians may prescribe legally available drugs for off-label uses, manufacturers may not market or promote such off-label uses.

Changes to some of the conditions established in an approved application, including changes in indications, labeling, or manufacturing processes or facilities, require submission and FDA approval of a new NDA or NDA supplement before the change can be implemented. An NDA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the same procedures and actions in reviewing NDA supplements as it does in reviewing an NDA.

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Adverse event reporting and submission of periodic reports is required following FDA approval of an NDA. The FDA also may require post-marketing testing, known as Phase IV testing, risk mitigation strategies and surveillance to monitor the effects of an approved product or to place conditions on an approval that could restrict the distribution or use of the product.

In June 2017, we were notified by the FDA that PRP had been granted orphan drug designation for the treatment of pancreatic cancer. Orphan drug designation may be granted by the FDA when a rare disease or condition is implicated and a potential treatment qualifies under the Orphan Drug Act and applicable FDA regulations. This qualifies us for various developmental incentives, including protocol assistance, the potential for research grants, the waiver of future application fees, and tax credits for clinical testing if we choose to host future clinical trials in the United States.

In October 2017, we submitted a request for a second orphan drug designation for PRP, this time for ovarian cancer.

On November 2, 2017, we were notified by the FDA that our request was not granted. The Office of Orphan Products Development (“OOPD”) stated that complete prevalence is used as a measure of disease in ovarian cancer, as this reflects the number of women who have been diagnosed with disease and may be eligible for treatment with the proposed therapy. Therefore, on the date of the submission of our application, the OOPD estimated that the prevalence of ovarian cancer was 228,110 cases. Since the prevalence exceeds the threshold of 200,000 to qualify for orphan drug designation, they could not grant our request. We may consider resubmitting our application if we can identify a suitable sub-population in ovarian cancer, which may meet the target threshold.

European Union

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials, commercial sales and distribution of our products if we conduct trials for, and market and sell our products, abroad. Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or market our product in those countries. The approval process varies from country to country and the time may differ than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country. Despite these differences, the clinical trials will be conducted according to international standards, such as GCP, GMP and GLP, which is recognized by each foreign country under the International Conference of Harmonization Guidelines. We plan to conduct our trials in each foreign jurisdiction according to these standards, undertaking a FIH Phase Ib study in patients with advanced solid tumors, evaluating the safety, pharmacokinetics, and anti-tumor efficacy of PRP. This will be followed by two Phase II studies evaluating the efficacy and safety of PRP. To ensure harmonization between the jurisdictions, we intend to conduct regulatory meetings in the country in which trials are conducted, as well as with the FDA and the EMA. A pre-IND meeting will be held with the FDA once initial patient data has been collected from the FIH study to ensure acceptability of future planned Phase II trials.

Under European Union regulatory systems, we must submit and obtain authorization for a CTA in each member state in which we intend to conduct a clinical trial. After we have completed clinical trials, we must obtain marketing authorization before we can market its product. We must submit applications for marketing authorizations for oncology products under a centralized procedure. The centralized procedure provides for the grant of a single marketing authorization that is valid for all European Union member states. The EMA is the agency responsible for the scientific evaluation of medicines that are to be assessed via the centralized procedure.

On June 23, 2016, the UK government held a referendum to gauge voters’ support to remain or leave the European Union. The referendum resulted in 51.9% of UK voters in favor of leaving the European Union, commonly referred to as “Brexit.” On March 29, 2017, the UK invoked Article 50 of Lisbon Treaty to initiate complete withdrawal from the European Union, which was effectuated on January 31, 2020. The center for the EMA was based in London, but the European Union has relocated the center to The Netherlands.

Australia

In Australia, the relevant regulatory body responsible for the pharmaceutical industry is the Therapeutics Goods Administration (the “TGA”). Prescription medicines are regulated under the Therapeutic Goods Act 1989. Under the Therapeutic Goods Act, the TGA evaluates new products for quality, safety and efficacy before being approved for market authorization, according to similar standards employed by the FDA and EMA in the United States and European Union, respectively. However, receiving market authorization in one or two regions does not guarantee approval in another.

Third-Party Payor Coverage and Reimbursement

Although none of our product candidates has been commercialized for any indication, if they are approved for marketing, commercial success of our product candidates will depend, in part, upon the availability of coverage and reimbursement from third-party payors at the federal, state and private levels. In addition, in many countries outside the United States, a drug must be approved for reimbursement before it can be approved for sale in that country.

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Eligibility for reimbursement does not imply that any drug will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Interim reimbursement levels for new drugs, if applicable, may also not be sufficient to cover costs and may not be made permanent. Reimbursement rates may vary according to the use of the drug and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost drugs and may be incorporated into existing payments for other services. Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies.

In many countries outside the United States, a drug must be approved for reimbursement before it can be approved for sale in that country. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any foreign market.

The regulations that govern marketing approvals, pricing and reimbursement for new drug products vary widely from country to country. In the United States, recently passed legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted.

Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products.

Other Regulations

We are also subject to numerous federal, state, and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. We may incur significant costs to comply with such laws and regulations now or in the future.

Competition

The biotechnology and pharmaceutical industries are characterized by continuing technological advancement and significant competition. While we believe that our technology platforms, product candidates, know-how, experience and scientific resources provide us with competitive advantages, we face competition from major pharmaceutical and biotechnology companies, academic institutions, governmental agencies and public and private research institutions, among others. Any product candidates that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future. Key product features that would affect our ability to effectively compete with other therapeutics include the efficacy, safety and convenience of our products. The level of generic competition and the availability of reimbursement from government and other third-party payers will also significantly impact the pricing and competitiveness of our products. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

Many of our competitors have significantly greater financial resources and expertise in R&D, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

Employees

As of October 5, 2023, we have one full-time and one part-time employee. In addition to our employees, we engage key consultants and utilize the services of independent contractors to perform various services on our behalf. Some of our executive officers and directors are engaged in outside business activities that we do not believe conflict with our business. Over time, we may be required to hire additional employees or engage independent contractors to execute various projects that are necessary to grow and develop our business. These decisions will be made by our officers and directors, if and when appropriate.

Corporate Information

Our principal executive office is located at 302, 6 Butler Street, Camberwell, VIC, 3124, Australia. Our telephone number is 61 03 9882 6723. Our website is www.propanc.com. We can be contacted online at www.propanc.com/contact. Our website’s information is not, and will not be deemed, a part of the prospectus forming a part of this registration statement or incorporated into any other filings that we make with the SEC.

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MANAGEMENT

The following table sets forth certain information regarding our current executive officers and directors as of October 5, 2023:

Name	Age	Position
James Nathanielsz	49	Chief Executive Officer, Chief Financial Officer and Director
Dr. Julian Kenyon	76	Chief Scientific Officer and Director
Josef Zelinger	73	Independent Director

The following is a biographical summary of the experience of each of our executive officers and directors:

James Nathanielsz has served as Chief Executive Officer and director of our Company since its inception, and has served as our Chief Financial Officer since December 2020. He also has served as a director and Chief Executive Officer of Propanc PTY LTD, our Australian subsidiary, since October 2007. From July 2006 until October 2007, Mr. Nathanielsz served as the New Products Manager of Biota Holdings Limited, an anti-infective drug development company in Australia. He holds no other public directorships and has not held any others during the previous five years.

Mr. Nathanielsz graduated with a Bachelor of Applied Science from Swinburne University of Technology in Melbourne, Australia, majoring in Biochemistry/Applied Chemistry and with a Master of Entrepreneurship & Innovation.

Our board of directors has concluded that Mr. Nathanielsz is well-qualified to serve on our board of directors and has the requisite qualifications, skills and perspectives based on, among other factors, his position with Propanc PTY LTD, his experience in R&D and manufacturing and distribution, and due to being our controlling stockholder, as well as his significant business, investment, financial and public company experience, particularly with biotech companies.

Dr. Julian Kenyon has served a director of our Company and as Scientific Director since inception, and has served as our Chief Scientific Officer since May 2019. Dr. Kenyon co-founded Propanc PTY LTD, our Australian subsidiary, and was appointed as a director of Propanc PTY LTD on February 12, 2008. Since 2000, Dr. Kenyon has served as an integrated medical physician and Medical Director of the Dove Clinic for Integrated Medicine in Winchester and London. He holds no other public directorships and has not held any others during the previous five years.

Dr. Kenyon graduated from the University of Liverpool with a Bachelor of Medicine and Surgery and with a research degree, Doctor of Medicine. Since 1972, he has served as a Primary Fellow of the Royal College of Surgeons, Edinburgh.

Our board of directors has concluded that Dr. Kenyon is well-qualified to serve on our board of directors and has the requisite qualifications, skills and perspectives based on, among other factors, his position with Propanc PTY LTD.

Josef Zelinger has served as a director of our Company since December 2020. He holds no other public directorships and has not held any others during the previous five years.

He is a Certified Practicing Accountant with 45 years of experience in tax, auditing, finance, investment and management consulting. Mr. Zelinger also has significant expertise in property management and import/export businesses and he currently serves as a director of Aggro Investments Pty Ltd, an Australian private company specializing in industrial property rentals, where he provides tax and accounting services as a sole trader. Mr. Zelinger commenced his career as an accountant at L.M. Stanton & Partners - Chartered Accountants, subsequently joining Caston Pty Ltd in 1980, a steel manufacturer, as chief financial officer, and as a director, where he served in such roles until 1983.

Since the mid-1980s, Mr. Zelinger has served as director in several private investment companies in a range of businesses, including property portfolio manager of commercial real estate, import/export businesses and a range of commercial and financial investment companies. Since 1980, Mr. Zelinger has also operated as a sole practitioner in accountancy and tax consulting.

In 1973, Mr. Zelinger graduated with a degree in Accounting from RMIT University and was also admitted as a Fellow in Business.

Our board of directors has concluded that Mr. Zelinger is well-qualified to serve on our board of directors due to his experience as as director, his corporate governance, tax and auditing expertise, his investment and involvement with the Company since 2010 and his other relevant qualifications, skills and perspectives based upon his professional experience.

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Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our Bylaws and the provisions of the General Corporation Law of the State of Delaware (the “DGCL”). Our directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until his or her resignation, death or removal in accordance with our Bylaws or the DGCL.

Our officers are appointed by our board of directors and hold office until removed by our board of directors at any time for any reason.

Family Relationships

There are no family relationships between or among any of our directors or executive officers or persons nominated or chosen by us to become directors or executive officers.

Director Independence

Our board of directors has reviewed the independence of our directors and has determined that Josef Zelinger qualifies as an independent director pursuant to applicable SEC rules and regulations. In making this determination, our board of directors considered the relationships that such director has with us and all other facts and circumstances that our board of directors deemed relevant in determining his independence.

Board Committees

Our board of directors has no separately designated committees and carries out the functions of an audit committee, a compensation committee and a nominating committee. We do not have an audit committee financial expert serving on our board of directors. Due to our limited financial resources, we are not in a position to retain an independent director with the qualifications to serve as an audit committee financial expert at this time.

Scientific Advisory Board

We have formed a scientific advisory board (the “Scientific Advisory Board”) that provides advice to our management relating to the following:

●	The identification, assessment, evaluation, selection, conduct and management of research projects, both those which are under review and are in progress;

●	intellectual property; and

●	commercialization.

The Scientific Advisory Board may also address issues related to improving project selection, formal review processes and management procedures within our Company. The Scientific Advisory Board is composed of an advisory panel of clinicians with expertise in translational research.

As of October 5, 2023, the members of our Scientific Advisory Board were:

●	Professor Klaus Kutz (also serving as our acting Chief Medical Officer);

●	Professor Macarena Perán;

●	Professor Juan Antonio Marchal Corrales;

●	Dr. Maria Garcia; and

●	Dr. Ralf Brandt.

Each of the members of our Scientific Advisory Board acts as an independent consultant and is compensated on an hourly basis for his or her services. There is presently no stock based compensation for such services. In addition, we may have relationships with entities with which such members may be associated.

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Professor Kutz is also acting as Chief Medical Officer for Propanc in a non-executive capacity. His compensation continues to be based on an hourly rate as per his advisory board agreement. Propanc intends to appoint Professor Kutz as Chief Medical Officer of Propanc in either a full-time or part-time executive officer capacity at a time that is mutually agreed upon between both parties.

The following is a biographical summary of the experience of each member of our Scientific Advisory Board:

Professor Klaus Kutz has over 20 years of experience as an independent consultant in Clinical Pharmacology and Safety for pharmaceutical companies and clinical research organizations. His specialty over the last six years is oncology, including preparation of multiple NDAs and INDs for small and medium sized pharmaceutical companies. He has prepared, organized and reported clinical Phase I studies in oncology and Phase II studies in different cancer indications (prostate, gastric, ovarian, small cell lung cancer) and Non-Hodgkin’s lymphoma. Professor Kutz has more than 13 years of experience as Head of Clinical Pharmacology with world-wide responsibilities for Phase I and Clinical Pharmacokinetics in two internationally operating pharmaceutical companies, setting up and restructuring international clinical pharmacology departments. His achievements include the successful world-wide registration of multiple important compounds for Sandoz Pharma Ltd, a pharmaceutical company, by preparing multiple NDAs and expert reports (including written summaries), as well as preparing multiple IND applications for Sandoz Pharma Ltd and Sanofi Research. He is a specialist for Internal Medicine, Gastroenterology, and Clinical Pharmacology and he is also Professor of Medicine at the University of Bonn, Germany.

Professor Macarena Perán holds a B.S. in Biology and an M.S. in Biochemistry and Molecular Biology from the University of Málaga, Spain. Dr. Perán moved to the Neuroscience Department at Durham University in the UK, where she studied the Cellular Distribution and Immobilization of GABAA Receptors on the cell membrane and graduated in 2000 with a Ph.D. She moved back to Spain and completed another Ph.D. program in the Faculty of Medicine focused on Changes in the Behavior of Central Nervous Proteins. She also completed a second Ph.D. from Granada University. In 2005 and 2006, she attended the University of Bath, UK, working in Professor David Tosh’s lab, and changed her research interest to the development of new anti-cancer drugs and cell therapy for regenerative medicine. In 2011, she spent a year as a visiting scientist in the Salk Institute for Biological Studies in California, working in Professor Juan Carlos Izpisua-Belmonte’s lab. Currently, Dr. Perán is Reader in Anatomy at the University of Jaén in Spain and is working with the Institute of Pathobiology and Regenerative Medicine (IBIMER).

Professor Juan Antonio Marchal Corrales is Professor of Anatomy and Embryology at the Faculty of Medicine of University of Granada. He graduated in Medicine and Surgery in 1992, obtaining the degree “summa cum laude”. He defended his doctoral thesis in 1996. Prof. Marchal has worked at three universities in different educational categories and is responsible for the research group “Differentiation, Regeneration and Cancer”. He has participated in 39 research projects of national and international character, being principal investigator in 13 of them. He has a total of 145 publications in journals, of which 125 are listed in the Journal Citation Reports. He has spent time at the University of Sassari in Italy and as visiting professor. He is inventor of 14 patents, 4 of them licensed. He is a member of the Advisory Board of the International Graduate School of the University of Granada, member of the standing committee of the Scientific Council and coordinator of Area Research in the Biosanitary Institute of Granada (ibs.GRANADA) and member of the Governing Board at the Institute of Pathobiology and Regenerative Medicine (IBIMER). He has recently been named director of the Chair Drs. Galera and Requena of Cancer Stem Cell Research at the University of Granada.

Dr. Maria Garcia graduated in Biology from University of Granada in Spain in 1997, became a molecular biologist working in the National Centre of Biotechnology, characterizing the mechanism of action of “Protein kinase induced by interferon: PKR”. These studies gave rise to a PhD title awarded with an Extraordinary Thesis Award by the Autonomous University of Madrid in 2004. In 2002, Dr. García completed a three-month stay at the University of Wyoming with Dr. Roth. During the postdoctoral period, she obtained major public and private funding to characterize new activity of the main tumor suppressor genes that are mutated in more than 50% of human cancers, such as p53, ARF and Rb. Dr. García currently has a competitive research contract from the National Health System to lead translational cancer research, aiming at the integration of basic, clinical and epidemiological cancer research in the University Hospital Complex of Granada. She leads a line of research involving new antitumor drugs, biological therapies, biomarkers and cancer stem cell studies. Dr. García has more than 30 peer-reviewed publications in international journals with an average impact factor of 5 and a H-Index of 14.

Dr. Ralf Brandt is the co-founder of vivoPharm PTY, Ltd., a global oncology and immuno-oncology discovery services company providing a range of preclinical services, which merged and became a part of Cancer Genetics, Inc., a Nasdaq-listed company enabling precision medicine in oncology from bench to bedside. Dr. Brandt currently serves as President of Discovery and Early Development of Cancer Genetics. Dr. Brandt is a biochemist and cell biologist with over 15 years of experience in research programs of experimental oncology. He has immense experience in in vivo pharmacology and anti-cancer drug profiling. Dr. Brandt received his Licence (BSc in Biochemistry and Animal Physiology) in 1986, and his PhD in Biochemistry in 1991 from the Martin-Luther University of Halle-Wittenberg in Germany. Dr. Brandt was employed at research positions at the National Cancer Institute in Bethesda, Maryland and at Schering AG in Germany. Since 1990, Dr. Brandt has been active in the field of preclinical oncology. He led the Tumor Biology program at Novartis Pharma AG in Switzerland and established several transgenic mouse lines developing tumors under the control of oncogenes. During Dr. Brandt’s long career in the pharmaceutical industry, he has acquired significant knowledge and expertise in leading business units and representation of services to the pre-clinical research market.

Risk Oversight

Our board of directors takes a company-wide approach to risk management. Our board of directors determines the appropriate risk level for us generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks. While our board of directors has ultimate oversight responsibility for the risk management process given that no board committees have yet been formed. Our board of directors will be responsible for overseeing the management of risks associated with the independence of our board of directors.

Until our board of directors has established a compensation committee, it remains responsible for, among other things, overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards is administered. Until our board of directors has established an audit committee, it will oversee, among other things, our corporate accounting and financial reporting process and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. Until our board of directors has established a nominating committee, it will be responsible for among other things, making recommendations regarding candidates for directorships, reviewing developments in corporate governance practices and developing a set of corporate governance guidelines.

Code of Ethics

The board of directors has adopted a Code of Ethics (the “Code of Ethics”) to apply to all of our directors, officers and employees. The Code of Ethics is intended to promote ethical conduct and compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing and to ensure fair and accurate financial reporting. A copy of the Code of Ethics is available at our website www.propanc.com.

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EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by us to our Executive Officers for the fiscal years ended June 30, 2023 and 2022. The disclosure relating to the shares of Common Stock under this “Executive Compensation” section reflects the Reverse Stock Split effected by the Company on May 1, 2023.

Summary Compensation Table

	Year	Salary ($)		Bonus ($)		Option Awards ($)	All Other Compensation ($)		Total ($)
James Nathanielsz (1)	2022	$319,939	(2)	$96,810	(3)	$-	$34,928	(4)	$451,677
Chief Executive Officer	2023	$399,840		$-		$-	$30,444	(4)	$430,284

(1)	For purposes of the information included in this “Executive Compensation” section, including the table above, the conversion rates as of June 30, 2023 and 2022, $0.6664 and $0.7473, respectively, were used to convert dollar amounts from AUD to USD.

(2)	Under the Nathanielsz Employment Agreement (as defined below), Mr. Nathanielsz received a gross annual salary of $400,000 AUD ($309,313 USD) per year effective February 1, 2018 as approved by the board of directors. Mr. Nathanielsz has also accrued unused annual and long service leave in the amounts of $267,155 AUD ($178,032 USD) and $41,113 AUD ($29,819 USD) for the fiscal years ended June 30, 2023 and 2022, respectively, which are included in the total above. On August 1, 2022, the board of directors approved an increase of Mr. Nathanielsz’s annual base salary from $400,000 AUD ($309,313 USD) to $600,000 AUD ($414,900 USD), effective July 1, 2022.

(3)	On August 1, 2022, the board of directors approved a bonus to Mr. Nathanielsz of $140,000 AUD ($96,810 USD).

(4)	Under the Nathanielsz Employment Agreement, Mr. Nathanielsz receives a 9.5% contribution to a pension of which he is the beneficiary and amounted to $27,100 USD and $29,012 USD for the years ended June 30, 2023 and 2022, respectively. In addition, pursuant to the Nathanielsz Employment Agreement, we may make a monthly payment to cover the costs relating to Mr. Nathanielsz use of a vehicle and certain fringe benefits. For the fiscal years ended June 30, 2023 and 2022, $3,344 USD and $5,916 USD, respectively, was paid to Mr. Nathanielsz for use of a vehicle.

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Employment Agreement with James Nathanielsz

The Company and Mr. Nathanielsz entered into a new employment agreement as of May 14, 2019 (the “Nathanielsz Employment Agreement”) setting forth the terms and conditions of Mr. Nathanielsz employment as the Company’s President and Chief Executive Officer. The Nathanielsz Employment Agreement also contemplates that Mr. Nathanielsz serves as a member of the board of directors.

The Nathanielsz Employment Agreement provides that Mr. Nathanielsz will receive a base salary of $33,333 AUD ($23,050 USD) per month ($400,000 AUD ($309,313 USD) annually) and a monthly contribution to Mr. Nathanielsz’s pension equal to 9.5% of his monthly salary. Mr. Nathanielsz may convert any accrued but unpaid salary into Common Stock at the end of each fiscal year at a conversion price to be determined by Mr. Nathanielsz and the Company, which will in no event be lower than par value or higher than the closing bid price on the date of conversion. The Company has also agreed to pay Mr. Nathanielsz an annual discretionary bonus in an amount up to 200% of his annual base salary, which bonus shall be determined by the Board and based upon the performance of the Company.

Mr. Nathanielsz is entitled to twenty days of annual leave and ten days of paid sick leave. Mr. Nathanielsz is also entitled to participate in employee benefits plans, fringe benefits and perquisites maintained by the Company to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company.

In the event that the Company provides notice of non-renewal of the Nathanielsz Employment Agreement, the Company terminates Mr. Nathanielsz without cause (as defined in the Nathanielsz Employment Agreement) or Mr. Nathanielsz terminates his employment for good reason (as defined in the Nathanielsz Employment Agreement), the Company has agreed to pay Mr. Nathanielsz a severance payment in an amount equal to Mr. Nathanielsz’s base salary for the year of termination in addition to accrued but unpaid salary, reimbursement of expenses and certain other employee benefits as determined under the terms of the applicable plans (“Accrued Amounts”). In the event that Mr. Nathanielsz provides notice of non-renewal of the Nathanielsz Employment Agreement, the Company terminates Mr. Nathanielsz for cause or Mr. Nathanielsz terminates his employment without good reason, Mr. Nathanielsz is only entitled to the Accrued Amounts.

The Company has agreed to indemnify Mr. Nathanielsz for any liabilities, costs and expenses incurred in the event that he is made a party to a proceeding due to his roles with the Company, other than any proceeding initiated by Mr. Nathanielsz or the Company relating to any dispute with respect to the Nathanielsz Employment Agreement or Mr. Nathanielsz’s employment.

Under the terms of the Nathanielsz Employment Agreement, Mr. Nathanielsz is also subject to certain restrictive covenants, including a one-year non-compete.

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Amended and Restated Services Agreement with Julian Kenyon

On May 14, 2019, the Company entered into an Amended and Restated Services Agreement (the “Services Agreement”) with Dr. Kenyon, the Company’s Chief Scientific Officer and a director, for a term of three years, subject to automatic one-year renewals, at an annual salary of $54,000 AUD ($41,580 USD). In connection with the execution of the Services Agreement, Dr. Kenyon was designated as an executive officer of the Company and assumed a more active executive role with the Company. Pursuant to the Services Agreement, Dr. Kenyon was granted options to purchase 0.02 shares of Common Stock (the “Kenyon Options”), with an exercise price per share of $425,000 (100% of the closing market price of the Common Stock on May 14, 2019, the date of approval of such grant by the board of directors), (ii) 0.02 restricted stock units of the Company (the “Initial Kenyon RSUs”), and (iii) an additional 0.02 restricted stock units of the Company (the “Additional Kenyon RSUs”). Such options and restricted stock units were granted pursuant to the 2019 Plan (as defined below) approved by the Company’s board of directors on the effective date of the Services Agreement. The Kenyon Options have a term of 10 years from the date of grant. One third of the Kenyon Options vest every successive one-year anniversary following such effective date, provided, that on each such vesting date Dr. Kenyon is employed by the Company and subject to the other provisions of the Services Agreement. The Initial Kenyon RSUs vest on the one-year anniversary of such effective date, subject to Dr. Kenyon’s continued employment with the Company through such vesting date. The Additional Kenyon RSUs vest as follows, subject to Dr. Kenyon’s continued employment with the Company through the applicable vesting date: (i) 0.005 of the Additional Kenyon RSUs vest upon the Company submitting the CTA for PRP for the Study (as defined in the Services Agreement) in an applicable jurisdiction to be selected by the Company, (ii) 0.005 of the Additional Kenyon RSUs vest upon the Company completing an equity financing in the amount of at least $4,000,000 in gross proceeds, (iii) 0.005 of the Additional Kenyon RSUs vest upon the shares of Common Stock being listed on a senior stock exchange (New York Stock Exchange, NYSE American, or the Nasdaq Stock Market), and (iv) the remaining 0.005 of the Additional Kenyon RSUs vest upon the Company enrolling its first patient in the Study. Each vested Kenyon RSU will be settled by delivery to Mr. Kenyon of one share of Common Stock and/or the fair market value of one share of Common Stock in cash, at the sole discretion of the board of directors and subject to the 2019 Plan, on the first to occur of: (i) the date of a Change of Control (as defined in the Services Agreement), (ii) the date that is ten business days following the vesting of such Kenyon RSU, (iii) the date of Dr. Kenyon’s death or Disability (as defined in the Services Agreement), and (iv) Dr. Kenyon’s employment being terminated either by the Company without Cause or by Dr. Kenyon for Good Reason (as each term is defined in the Services Agreement). In the event of a Change of Control, 50% of any unvested portion of the Kenyon Options and the Kenyon RSUs vest immediately prior to such event.

2019 Equity Incentive Plan

On May 14, 2019, our board of directors adopted our 2019 Equity Incentive Plan (the “2019 Plan”), which reserves a total of 234 shares of our Common Stock for issuance under the 2019 Plan. As described below, incentive awards authorized under the 2019 Plan include, but are not limited to, incentive stock options within the meaning of Section 422 of the Code. If an incentive award granted under the 2019 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with the exercise of an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2019 Plan.

Administration

Our board of directors will administer the 2019 Plan. Subject to the terms of the 2019 Plan, our board of directors has complete authority and discretion to determine the terms upon which awards may be granted under the 2019 Plan.

Grants

The 2019 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Code and stock appreciation rights, as described below:

●	Options granted under the 2019 Plan entitle the grantee, upon exercise, to purchase up to a specified number of shares from us at a specified exercise price per share. The exercise price for shares of Common Stock covered by an option generally cannot be less than the fair market value of Common Stock on the date of grant unless agreed to otherwise at the time of the grant. In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value of Common Stock on the date of grant.

●	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

●	The board of directors may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

●	The 2019 Plan authorizes the granting of stock awards. The board of directors will establish the number of shares of our Common Stock to be awarded (subject to the aggregate limit established under the 2019 Plan upon the number of shares of our Common Stock that may be awarded or sold under the 2019 Plan) and the terms applicable to each award, including performance restrictions.

●	Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of Common Stock on the date of exercise of the SAR and the market price of a share of our Common Stock on the date of grant of the SAR.

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Duration, Amendment, and Termination

Our board of directors has the power to amend, suspend or terminate the 2019 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year of such change. Unless sooner terminated, the 2019 Plan would terminate ten years after it is adopted.

No awards or any shares of our Common Stock were issued during the fiscal year 2023 under the 2019 Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding grants of plan-based awards as of the fiscal year ended June 30, 2023 to the named executive officers listed below. Except as set forth below, all of the outstanding equity awards granted to such named executive officers were fully vested as of June 30, 2023.

Option awards				Stock awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested (#)	Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

James Nathanielsz (1)	0.04	-	$4,675,000	May 13, 2029	0.04	165,747
Julian Kenyon (2)	0.02	-	$4,250,000	May 13, 2029	0.02	82,873

(1)	On May 14, 2019, the board of directors granted Mr. Nathanielsz an option to purchase 0.04 shares of Common Stock at an exercise price of $4,675,000 per share and 0.08 performance-based restricted stock units. The fair value of such options and restricted stock units at the grant date was $165,747 and $331,493, respectively. 0.04 of such restricted stock units vested on May 14, 2020 and the balance is subject to performance conditions.

(2)	On May 14, 2019, the board of directors granted Mr. Kenyon an option to purchase 0.02 shares of Common Stock at an exercise price of $4,250,000 per share and 0.04 performance-based restricted stock units. The fair value of such options and restricted stock units at the grant date was $82,873 and $165,747, respectively. 0.02 of such restricted stock units vested on May 14, 2020 and the balance is subject to performance conditions.

Director Compensation for the Fiscal Year Ended June 30, 2023

Name	Fees earned or paid in cash ($)		Option Awards ($)	All Other Compensation ($)	Total ($)
Julian Kenyon (1)	$35,986	(2)	$-	$-	$35,986

(1)	For purposes of the information included in the table, the conversion rate as of June 30, 2023, $0.6664 was used to convert amounts from AUD to USD.
(2)	Effective May 2019, Dr. Kenyon receives gross monthly compensation of $4,500 AUD or $3,264 USD per month for his services as a director of our Company.

Amended and Restated Director Agreement with Joseph Zelinger

Effective as of August 12, 2021, the Company entered into an Amended and Restated Director Agreement (the “Director Agreement”) with Mr. Zelinger, pursuant to which the Company agreed to compensate Mr. Zelinger with a monthly salary of $250 AUD ($188 USD) per month for his services as a member of the board of directors and which can be terminated by the Company for Cause (as defined in the Director Agreement) and at such time as Mr. Zelinger no longer serves as a Company director. Pursuant to the Agreement, any and all accrued unpaid salary may be converted by Mr. Zelinger into Common Stock at the end of each fiscal year at a conversion rate to be determined by the parties to such agreement, at a rate no lower than the par value of the Common Stock and no higher than the closing bid price of the Common Stock on date of such conversion.

Other Director Compensation

Directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as board members.

Scientific Advisory Board Members Compensation

The Company has entered into Scientific Advisory Board Member Agreements with certain members of its Scientific Advisory Board (the “SAB Agreements”). The SAB Agreements contain substantially similar terms and primarily relate to the protection of the Company’s intellectual property and include provisions for the members’ compensation for the services performed as a member of the Scientific Advisory Board. Mr. Kutz and Dr. Brandt each are paid a monetary fee for each year of service provided.

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DIVIDEND POLICY

We have never declared or paid any dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. The payment of dividends will be at the discretion of our Board and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our Board may deem relevant.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related-Party Transactions

The following includes a summary of transactions since July 1, 2020 to which we have been a party, in which the amount involved in the transaction the lesser of (i) $120,000 or (ii) one percent (1%) of the average of the Company’s total assets at year-end for the last two fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described above under “Item 11. Executive Compensation.”

On July 5, 2023, the Company and an institutional investor affiliated with one of our directors, Josef Zelinger, entered into a letter agreement, pursuant to which such investor loaned the Company an aggregate of AU$230,000. Pursuant to such agreement, the term of such loan is three (3) years, ending on July 5, 2026, with an interest rate of 10% to be paid monthly in arrears. A portion of the proceeds of such loan were used to repay an outstanding balance of approximately $143,000 due on a convertible promissory note held by a third-party investor and which had been in default. In connection with such loan, the Company issued a common stock purchase warrant to such investor immediately exercisable for up to an aggregate of 15,000,000 shares of Common Stock, at an initial exercise price of $0.01 per share.

As of June 30, 2023 and 2022, the Company owed its former director, Dr. Douglas Mitchell, a total of $49,314 and $51,171, respectively, for money loaned to the Company, throughout the years. Such loans are not interest bearing.

As of June 30, 2023 and 2022, the Company owed Dr. Mitchell a total of $29,630 and $30,746, respectively, related to expenses paid on behalf of the Company related to corporate startup costs and intellectual property.

Our principal executive office is located at 302, 6 Butler Street, Camberwell, VIC, 3124, Australia, which we lease from Horizon Pty Ltd., a related party, of which Mr. Nathanielsz and his wife, Sylvia Nathanielsz, are owners and directors. On May 4, 2022, the Company entered into a three-year lease agreement with North Horizon Pty Ltd. for a monthly rent of $3,000 AUD ($2,176 USD), depending on exchange rate) per month plus taxes.

Mrs. Nathanielsz has been an employee of the Company since October 2015 and receives an annual salary of $120,000 AUD ($80,904 USD) and is entitled to benefits customarily expected to be provided to employees of the Company.

On October 1, 2020, the Company entered into a two-year collaboration agreement with the University of Jaén to provide certain research services to the Company. One of the Company’s Scientific Advisory Board is the lead joint researcher of University of Jaén. Additionally, on July 27, 2022, the Company entered into a two-year research agreement with the University of Jaén to provide certain research and experiment services to the Company. Further, the Company agreed to pay royalties of 1% of net revenues each to two members of the Scientific Advisory Board.

Employment and Director Compensation Arrangements

The relationships and related party transactions described herein are in addition to any employment and director compensation arrangements with our executive officers and directors, which are described above under “Executive Compensation.”

Indemnification Agreements

Our Certificate of Incorporation provides that none of our officers or directors can be held personally liable for any obligations of our Company or for any duties or obligations arising out of any acts or conduct of said officer or director performed for or on behalf of our Company, including without limitation, acts of negligence or contributory negligence. In addition, our Bylaws provide that we indemnify and hold harmless each person and their heirs and administrators who serve as a director or officer of our Company from and against any and all claims, judgments and liabilities to which such persons become subject by reason of their having been a director or officer of our Company, or by reason of any action alleged to have taken or omitted to have been taken by him or her as such director or officer, and that we reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim, judgment or liability, including our power to defend such persons from all suits or claims as provided for under the provisions of the DGCL; provided, however, that no such persons will be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own willful misconduct. In addition, we have entered into indemnification agreements with our directors and officers and some of our executives may have certain indemnification rights arising under their employment agreements with us. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing lawsuits against our officers and directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

On May 14, 2019, our board of directors approved a form of Indemnification Agreement (“Indemnification Agreement”) for each of our officers and directors. The Indemnification Agreement requires us to indemnify our directors and officers and to advance expenses on behalf of such directors or officers to the fullest extent permitted by applicable law and establish the procedures by which a director or executive officer may request and receive indemnification. The Indemnification Agreement is in addition to other rights to which a director or officer may be entitled under our Certificate of Incorporation, Bylaws and applicable law.

Director Independence

Our board of directors has reviewed the independence of our directors and has determined that Josef Zelinger qualifies as an independent director pursuant to applicable SEC rules and regulations. In making this determination, our board of directors considered the relationships that each of our directors has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information as of October 5, 2023, regarding the number of shares of our Common Stock beneficially owned by (i) each person that we know beneficially owns more than 5% of our outstanding voting securities, (ii) each of our directors and named executive officer and (iii) all of our directors and named executive officers as a group.

The amounts and percentages beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise or conversion of any equity or debt securities, as applicable. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the stockholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares listed below. Except as otherwise indicated, the address of each of the stockholders listed below is c/o Propanc Biopharma, Inc., 302, 6 Butler Street, Camberwell, VIC, 3124, Australia.

The disclosure relating to the shares of Common Stock under this “Security Ownership of Certain Beneficial Owners and Management” section reflects the Reverse Stock Split effected by the Company on May 1, 2023.

Shares Beneficially Owned

	Common Stock		Series B Preferred Stock		Total Voting	Total Voting Power
Name of Beneficial Owner	Shares	%(1)	Shares	%(6)	Shares	%(1)(6)
Non-Director or Officer 5% Stockholders:
Sylva International LLC	703,744	4.35%	-	-	703,744	4.35%

Directors and Executive Officers:
James Nathanielsz (2)	8,732	*	1	100%	8,733	50.03%

Dr. Julian Kenyon (3)	3,425	*	-	-	3,425	*

Josef Zelinger (4)	778,904	4.81%	-	-	778,904	2.56%

All Directors and Executive Officers as a Group (3 persons) (5)	791,061	4.89%	1	100%	791,061	51.32%

* Represents less than 1%

(1)	Applicable percentages are based on 16,183,847 shares of our Common Stock outstanding as of October 5, 2023.

(2)	Includes (i) 5,932 shares of our Common Stock owned held by North Horizon Pty Ltd., which is the trustee of the Nathanielsz Family Trust. Mr. Nathanielsz has investing and dispositive power and a pecuniary interest in such shares held by such trust. In addition, such ownership includes (ii) 0.04 vested stock options for the purchase of up to 0.04 shares of our Common Stock, (iii) 0.04 vested restricted stock units and 2,800 shares of Common Stock held by Mrs. Nathanielsz, the spouse of Mr. Nathanielsz, as to which shares Mr. Nathanielsz disclaims beneficial ownership. Such ownership excludes 0.04 restricted stock units subject to certain vesting conditions, as discussed above in the section captioned “Executive Compensation - Employment Agreement with James Nathanielsz”.

(3)	Includes 3,425 shares of Common Stock and 0.02 vested stock options for the purchase of up to 0.02 shares of Common Stock and 0.02 vested restricted stock units; excludes 0.02 restricted stock units that are subject to certain vesting conditions, as discussed above in the section captioned “Executive Compensation - Amended and Restated Services Agreement with Julian Kenyon”.

(4)	Beneficial ownership includes (i) 2,806 shares of Common Stock, (ii) up to 776,098 shares of Common Stock issuable upon exercise of a common stock purchase warrant held by Aggro Investments Pty Ltd, which Mr. Zelinger wholly owns and controls, which is subject to a 4.99% beneficial ownership limitation providing that a holder of such warrant will not have the right to exercise any portion thereof if the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the Common Stock outstanding, provided that upon at least 61 days’ prior notice to us, the holder may increase or decrease such limitation up to a maximum of 9.99% of the shares of Common Stock outstanding. Beneficial ownership excludes an aggregate of 14,223,902 shares of Common Stock issuable upon exercise of such warrant as a result of the triggering of the 4.99% beneficial ownership limitations in such warrant. The principal business address of Aggro Investments Pty Ltd is 9 Seymour Road, Elsternwick, Victoria, Australia, 3185.

(5)	Includes all shares of Common Stock beneficially owned by our executive officers and directors, subject to any disclaimers set forth in footnotes 2 and 3 of the table above.

(6)	Applicable percentage is based on one share of our Series B Preferred Stock outstanding as of October 5, 2023. The holder of such share has voting power equivalent of the number of votes equal to the total number of shares of Common Stock outstanding as of the time of determination of stockholders entitled to vote.

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DESCRIPTION OF SECURITIES THAT THE SELLING STOCKHOLDER IS OFFERING

The Selling Stockholder is offering for resale up to 26,250,000 shares of our Common Stock. The following description of our Common Stock, certain provisions of our Certificate of Incorporation, our bylaws, certificate of designation for the Series B Preferred Stock and Delaware law are summaries. You should also refer to our Certificate of Incorporation, certificate of designation for the Series B Preferred Stock and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is part. The disclosure relating to the shares of Common Stock under this “Description of Securities that the Selling Stockholder is Offering” section reflects the Reverse Stock Split effected by the Company on May 1, 2023.

Authorized Capital Stock

Our authorized capital stock consists of 10,000,000,000 shares of Common Stock, $0.001 par value per share, and 1,500,005 shares of preferred stock, $0.01 par value per share, of which 500,000 shares have been designated as Series A preferred stock, and 5 shares have been designated as Series B Preferred Stock. As of October 5, 2023, there were 16,183,847 shares of Common Stock issued and outstanding, one share of Series B Preferred Stock issued and outstanding, and no shares of Series A preferred stock issued and outstanding. Such number of outstanding shares of Common Stock excludes up to 15,003,396 shares of Common Stock issuable upon exercise of warrants outstanding, having a weighted average exercise price of $1.25 per share, and up to 29,119,293 shares of Common Stock issuable upon conversion of notes outstanding.

Common Stock

Voting

Holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of Common Stock are, and the shares of Common Stock to be issued in this offering will be, fully paid and nonassessable.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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●	at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 of the DGCL may discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

The provisions of Delaware law and the provisions of our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Bylaws

Provisions of our Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock. Among other things, our Bylaws:

●	permit our board of directors to issue up to 1,500,004 shares of our preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);

●	provide that the authorized number of directors may be changed only by resolution of the board of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of a majority of our then outstanding shares of Common Stock.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its Shares covered hereby on any trading market, stock exchange or other trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling the Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell the Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Shares covered hereby, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholder may also sell Shares short and deliver such Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell such Shares. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares will be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them will be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that the Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. We will pay certain fees and expenses incurred by us incident to the registration of the Shares.

Because the Selling Stockholder is an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any Shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that the Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholder.

We intend to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which the Shares may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and are informing the Selling Stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, investors that will hold Common Stock as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Code. No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

●	an individual who is a United States citizen or resident of the United States;

●	a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

●	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of securities that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION MATERIAL OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

We have not paid cash dividends on our capital stock, and we do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do pay distributions to U.S. Holders of shares of our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

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Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Redemption of Common Stock

In the event that a U.S. Holder’s Common Stock is redeemed by us, including pursuant to an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the Common Stock under Section 302 of the Code. If the redemption qualifies as a sale of Common Stock under the tests described below, the tax consequences to the U.S. Holder will be the same as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” above. If the redemption does not qualify as a sale of Common Stock, the U.S. Holder will be treated as receiving a corporate distribution, the tax consequences of which are described above under “U.S. Holders-Taxation of Distributions.” Whether the redemption qualifies for sale treatment will depend primarily on the total number of shares of our stock treated as held by the U.S. Holder both before and after the redemption. The redemption of Common Stock will generally be treated as a sale of the Common Stock (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder. A redemption of a U.S. Holder’s stock will be substantially disproportionate with respect to the U.S. Holder if the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of Common Stock is, among other requirements, less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (2) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock. The redemption of the Common Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder is urged to consult its tax advisors as to the tax consequences of a redemption, including the application of the constructive ownership rules described above.

If none of the foregoing tests is satisfied, the redemption will be treated as a corporate distribution, the tax consequences of which are described under “U.S. Holders-Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Common Stock should be added to the U.S. Holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

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Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock unless:

●	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Redemption of Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a non-U.S. Holder’s Common Stock will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Common Stock, as described under “U.S. Holders-Redemption of Common Stock” above, and the consequences of the redemption to the non-U.S. Holder will be as described above under “Non-U.S. Holders-Taxation of Distributions” and “Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Common Stock,” as applicable.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and the gross proceeds of dispositions of, our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Under proposed Treasury Regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury Regulations until final Treasury Regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our securities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the Shares offered hereby will be passed upon for us by Sullivan & Worcester LLP of New York, New York.

EXPERTS

Our consolidated financial statements as of and for the years ended June 30, 2023 and 2022, appearing in this prospectus and the registration statement of which it is a part, have been audited by Salberg & Company, P.A., an independent registered public accounting firm, as set forth in their report dated September 28, 2023 which contains an explanatory paragraph regarding our ability to continue as a going concern appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.propanc.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

74

PROPANC BIOPHARMA, INC.
INDEX TO FINANCIAL STATEMENTS

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders’ and the Board of Directors of:

Propanc Biopharma, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Propanc Biopharma, Inc. and Subsidiary (the “Company”) as of June 30, 2023 and 2022, the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ deficit, and cash flows, for each of the two years in the period ended June 30, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2023 and 2022, and the consolidated results of its operations and its cash flows for each of the two years in the period ended June 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a net loss of $2,660,566 and net cash used in operating activities of $1,105,251 for the fiscal year ended June 30, 2023. The Company has a working capital deficit, stockholder’s deficit, and accumulated deficit of $3,139,190, $3,117,179, and $64,684,732 respectively, at June 30, 2023. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan regarding these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

2295 NW Corporate Blvd., Suite 240 ● Boca Raton, FL 33431-7328

Phone: (561) 995-8270 ● Toll Free: (866) CPA-8500 ● Fax: (561) 995-1920

www.salbergco.com ● info@salbergco.com

Member National Association of Certified Valuation Analysts ● Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide ● Member AICPA Center for Audit Quality

F-2

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Derivative Liabilities

As noted in Footnote 1 “Derivative Instruments” and as described in Footnote 12 “Derivative Financial Instruments and Fair Value Measurements” to the consolidated financial statements, the Company recorded derivative transactions that resulted primarily in a net derivative expense in fiscal 2023 from change in fair value of derivative liabilities of $530,330, and derivative liabilities of $423,209 at June 30, 2023.

We identified the evaluation of instruments and contracts to determine whether there are derivatives to be recorded, the analysis of the accounting treatment and presentation for derivative transactions and the valuation of derivatives as critical audit matters. Auditing management’s analysis of the above critical audit matters was complex and involved a high degree of subjectivity.

The primary procedures we performed to address these critical audit matters included (a) Reviewed and tested management’s conclusions as to whether certain instruments or contracts qualified for derivative treatment by comparing management’s analysis and conclusions to authoritative and interpretive literature, (b) Compared the accounting treatment and presentation to that described by the authoritative and interpretive literature, (c) Tested management’s process for valuing derivatives by comparing it to generally accepted methodologies for valuing derivatives, (d) Tested management’s valuation of the derivatives by testing assumptions and data used in the valuation model including the term, volatility and interest rate, and (e) Recomputed the derivative valuations. We agreed with management’s conclusions.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2011

Boca Raton, Florida

September 28, 2023

F-3

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	June 30, 2023	June 30, 2022

ASSETS

CURRENT ASSETS:
Cash	$10,047	$4,067
GST tax receivable	2,867	2,342
Prepaid expenses and other current assets	6,125	8,621

TOTAL CURRENT ASSETS	19,039	15,030

Security deposit - related party	1,999	2,075
Operating lease right-of-use assets, net - related party	38,988	62,523
Property and equipment, net	302	2,023

TOTAL ASSETS	$60,328	$81,651

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$966,718	$943,023
Accrued expenses and other payables	579,707	466,115
Accrued interest	44,709	57,822
Loan payable	65,280	-
Convertible notes, net of discounts and including put premiums	390,539	926,438
Operating lease liability - related party, current portion	21,505	20,605
Embedded conversion option liabilities	423,209	151,262
Due to former director - related party	29,630	30,746
Loan from former director - related party	49,314	51,171
Employee benefit liability	587,618	415,799

TOTAL CURRENT LIABILITIES	3,158,229	3,062,981

NON-CURRENT LIABILITIES:
Operating lease liability - long-term portion - related party	19,278	42,319

TOTAL NON-CURRENT LIABILITIES	19,278	42,319

TOTAL LIABILITIES	$3,177,507	$3,105,300

Commitments and Contingencies (See Note 9)

STOCKHOLDERS’ DEFICIT:
Preferred stock, 1,500,005 shares authorized, $0.01 par value:
Series A preferred stock, $0.01 par value; 500,000 shares previously authorized; 0 and 500,000 shares issued and outstanding as of June 30, 2023 and 2022, respectively	$-	$5,000
Series B preferred stock, $0.01 par value; 5 shares authorized; 1 share issued and outstanding as of June 30, 2023 and 2022	-	-
Common stock, $0.001 par value; 10,000,000,000 shares authorized; 6,031,250 and 220,351 shares issued and outstanding as of June 30, 2023 and 2022, respectively	6,031	220
Common stock issuable (1,621,653 and 19,597 shares as of June 30, 2023 and 2022, respectively)	1,621	20
Additional paid-in capital	60,311,502	57,364,690
Subscription receivable	-	(23,758)
Accumulated other comprehensive income	1,294,876	1,234,549
Accumulated deficit	(64,684,732)	(61,557,893)
Treasury stock (0.001 share)	(46,477)	(46,477)

TOTAL STOCKHOLDERS’ DEFICIT	(3,117,179)	(3,023,649)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$60,328	$81,651

The accompanying notes are an integral part of these consolidated financial statements.

F-4

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the years ended June 30,
	2023	2022

REVENUE
Revenue	$-	$-

OPERATING EXPENSES
Administration expenses	1,499,885	1,706,452
Occupancy expenses - related party	28,841	28,366
Research and development	247,919	256,052
TOTAL OPERATING EXPENSES	1,776,645	1,990,870

LOSS FROM OPERATIONS	(1,776,645)	(1,990,870)

OTHER INCOME (EXPENSE)
Interest expense	(532,821)	(568,798)
Interest income	36	5,613
Change in fair value of derivative liabilities	(530,330)	(99,111)
Gain from settlement of accounts payable	17,499	-
Gain (loss) on extinguishment of debt, net	25,969	(17,503)
Foreign currency transaction gain (loss)	5,885	(42,395)
TOTAL OTHER EXPENSE, NET	(1,013,762)	(722,194)

LOSS BEFORE TAXES	(2,790,407)	(2,713,064)

Tax benefit	129,841	54,977

NET LOSS	$(2,660,566)	$(2,658,087)

Deemed Dividend	(466,273)	(700,340)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(3,126,839)	$(3,358,427)

BASIC AND DILUTED NET LOSS PER SHARE AVAILABLE TO COMMON STOCKHOLDERS	$(1.80)	$(49.23)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	1,738,802	68,219

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(3,126,839)	$(3,358,427)

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized foreign currency translation gain (loss)	60,327	149,345

TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	60,327	149,345

TOTAL COMPREHENSIVE LOSS	$(3,066,512)	$(3,209,082)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

	Preferred Stock
	Series A		Series B		Common Stock		Common Stock Issuable		Additional			Accumulated Other		Total
	No. of Shares	Value	No. of Shares	Value	No. of Shares	Value	No. of Shares	Value	Paid-in Capital	Subscription Receivable	Accumulated Deficit	Comprehensive Income	Treasury Stock	Stockholders’ Deficit

Balance at June 30, 2021	500,000	$5,000	1	$-	14,055	$14	1	$-	$54,088,152	$-	$(58,199,466)	$1,085,204	$(46,477)	$(3,067,573)

Issuance of common stock for cash	-	-	-	-	25,663	26	-	-	123,017	(23,758)	-	-	-	99,285

Issuance of common stock for offering cost	-	-	-	-	1,000	1	-	-	(1)	-	-	-	-	-

Issuance of common stock for conversion of convertible debt, conversion fee and accrued interest	-	-	-	-	96,960	97	7,326	7	657,021	-	-	-	-	657,125

Issuance of common stock for services and accrued expenses	-	-	-	-	25,857	26	12,271	12	763,027	-	-	-	-	763,065

Issuance of common stock for exercise of warrants	-	-	-	-	16	-	-	-	625,001	-	-	-	-	625,001

Issuance of common stock for alternate cashless exercise of warrants	-	-	-	-	56,800	57	-	-	(57)	-	-	-	-	-

Reclassification of put premium upon debt conversion	-	-	-	-	-	-	-	-	335,677	-	-	-	-	335,677

Stock based compensation in connection with stock option grants	-	-	-	-	-	-	-	-	72,513	-	-	-	-	72,513

Foreign currency translation gain	-	-	-	-	-	-	-	-	-	-	-	149,345	-	149,345

Deemed dividend upon alternate cashless exercise of warrants	-	-	-	-	-	-	-	-	700,340	-	(700,340)	-	-	-

Net loss for the fiscal year ended June 30, 2022	-	-	-	-	-	-	-	-	-	-	(2,658,087)	-	-	(2,658,087)

Balance at June 30, 2022	500,000	5,000	1	-	220,351	220	19,598	20	57,364,690	(23,758)	(61,557,893)	1,234,549	(46,477)	(3,023,649)

Issuance of common stock for cash	-	-	-	-	14,337	14	-	-	24,697	23,758	-	-	-	48,469

Retirement of Series A Preferred Stock	(500,000)	(5,000)	-	-	-	-	-	-	5,000	-	-	-	-	-

Issuance of common stock for conversion of convertible debt, conversion fee and accrued interest	-	-	-	-	5,061,180	5,061	807,230	807	1,381,855	-	-	-	-	1,387,723

Issuance of common stock for services	-	-	-	-	79,412	79	608,423	608	138,261	-	-	-	-	138,948

Issuance of common stock for exercise of Series B warrants	-	-	-	-	12	-	0	-	475,000	-	-	-	-	475,000

Issuance of common stock for alternate cashless exercise of Series A warrants	-	-	-	-	559,999	560	206,000	206	(766)	-	-	-	-	-

Issuance of common stock in connection with a note payable	-	-	-	-	75,000	75	-	-	37,425	-	-	-	-	37,500

Issuance of common stock for issuable shares	-	-	-	-	19,598	20	(19,598)	(20)	-	-	-	-	-	-

Reclassification of put premium upon debt conversion	-	-	-	-	-	-	-	-	411,111	-	-	-	-	411,111

Warrant grant for settlement of accounts payable	-	-	-	-	-	-	-	-	5,551	-	-	-	-	5,551

Stock based compensation in connection with stock warrant grant	-	-	-	-	-	-	-	-	2,408	-	-	-	-	2,408

Foreign currency translation gain	-	-	-	-	-	-	-	-	-	-	-	60,327	-	60,327

Deemed dividend upon alternate cashless exercise of warrants	-	-	-	-	-	-	-	-	466,273	-	(466,273)	-	-	-

Fractional shares due to reverse split	-	-	-	-	1,361	2	-	-	(2)	-	-	-	-	-

Net loss for the fiscal year ended June 30, 2023	-	-	-	-	-	-	-	-	-	-	(2,660,566)	-	-	(2,660,566)

Balance at June 30, 2023	-	$-	1	$-	6,031,250	$6,031	1,621,653	$1,621	$60,311,502	$-	$(64,684,732)	$1,294,876	$(46,477)	$(3,117,179)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended June 30,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,660,566)	$(2,658,087)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Issuance and amortization of common stock for services	138,948	314,626
Stock option, stock warrants and restricted stock expense	2,408	72,513
Foreign currency transaction (gain) loss	(5,885)	42,395
Depreciation expense	1,665	1,993
Amortization of debt discounts	202,952	47,971
Amortization of right-of-use assets	21,266	3,678
Change in fair value of derivative liabilities	530,330	99,111
(Gain) loss on extinguishment of debt, net	(25,969)	17,503
Gain from settlement of accounts payable	(17,499)	-
Non-cash interest expense	1,838	2,250
Accretion of put premium	232,674	452,308
Changes in Assets and Liabilities:
GST receivable	(610)	1,660
Prepaid expenses and other assets	2,182	(8,620)
Accounts payable	80,975	18,870
Employee benefit liability	186,912	29,907
Accrued expenses and other payables	130,511	65,017
Accrued interest	92,474	63,878
Operating lease liability	(19,857)	(3,277)
NET CASH USED IN OPERATING ACTIVITIES	(1,105,251)	(1,436,304)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible promissory notes, net of original issue discounts and issue costs	590,250	766,500
Proceeds from the sale of common stock	24,711	99,285
Collection of subscription receivable	23,758	-
Proceeds from the exercise of warrants	475,000	625,001
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,113,719	1,490,786

Effect of exchange rate changes on cash	(2,488)	(52,670)

NET INCREASE IN CASH	5,980	1,812

CASH AT BEGINNING OF YEAR	4,067	2,255
CASH AT END OF YEAR	$10,047	$4,067

Supplemental Disclosure of Cash Flow Information

Cash paid during the year:
Interest	$2,883	$2,392
Income Tax	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities

Common stock issued for offering cost applied against proceeds received	$-	$20,000
Subscription receivable	$-	$23,758
Reduction of put premium related to conversions of convertible notes	$411,111	$335,677
Conversion of convertible notes and accrued interest to common stock	$1,016,285	$635,303
Debt discounts related to derivative liability	$93,668	$-
Operating lease right-of-use asset and operating lease liability pursuant to ASC 842	$-	$66,201
Debt discounts related to common stock issued with a note payable	$37,500	$-
Warrant grant for settlement of accounts payable	$5,551	$-
Common stock issued for accrued services	$-	$448,440
Deemed dividend upon alternate cashless exercise of warrants	$466,273	$700,340

The accompanying notes are an integral part of these consolidated financial statements.

F-7

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Nature of Operations

Propanc Biopharma, Inc. (the “Company,” “we,” “us” or “our”) is based in Camberwell, Victoria Australia. Since its inception, substantially all of the operations of the Company have been focused on the development of new cancer treatments targeting high-risk patients, particularly cancer survivors, who need a follow-up, non-toxic, long-term therapy designed to prevent the cancer from returning and spreading. The Company anticipates establishing global markets for its technologies. Our lead product candidate, which we refer to as PRP, is an enhanced pro-enzyme formulation designed to enhance the anti-cancer effects of multiple enzymes acting synergistically. It is currently in the preclinical phase of development.

The Company was originally formed in Melbourne, Victoria, Australia on October 15, 2007 as Propanc PTY LTD. On November 23, 2010, Propanc Health Group Corporation was incorporated in the State of Delaware, and in January 2011, to reorganize the Company, all of the outstanding shares of Propanc PTY LTD were acquired on a one-for-one basis by Propanc Health Group Corporation, with Propanc PTY LTD becoming a wholly-owned subsidiary of the Company.

On July 22, 2016, the Company formed another wholly-owned subsidiary, Propanc (UK) Limited under the laws of England and Wales for the purpose of submitting an orphan drug application to the European Medicines Agency as a small and medium-sized enterprise. As of June 30, 2023, there has been no activity within this entity.

Effective April 20, 2017, the Company changed its name to “Propanc Biopharma, Inc.” to reflect the Company’s stage of operations and development better.

In July 2020, a world-first patent was granted in Australia for the cancer treatment method patent family. Presently, there are 62 granted, allowed, or accepted patents and 14 patents filed, or under examination in key global jurisdictions relating to the use of proenzymes against solid tumors, covering the lead product candidate PRP.

On May 1, 2023, the Company filed a certificate of amendment to its certificate of incorporation, as amended, to effect a one-for-one thousand (1:1,000) Reverse Stock Split (the “Reverse Stock Split”), effective as of May 1, 2023. Proportional adjustments for the Reverse Stock Split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the consolidated financial statements to reflect the Reverse Stock Split.

The Company hopes to capture and protect additional patentable subject matter based on the Company’s field of technology relating to pharmaceutical compositions of proenzymes for treating cancer by filing additional patent applications as it advances its lead product candidate, PRP, through various stages of development.

Principles of Consolidation

The consolidated financial statements include the accounts of Propanc Biopharma, Inc., the parent entity, and its wholly-owned subsidiary, Propanc PTY LTD. All inter-company balances and transactions have been eliminated in consolidation. Propanc (UK) Limited was an inactive wholly-owned subsidiary through June 30, 2023.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the accompanying consolidated financial statements include the estimates of useful lives for depreciation, valuation of the operating lease liability and related right-of-use asset, valuation of derivatives, allowance for uncollectable receivables, valuation of equity based instruments issued for other than cash, the valuation allowance on deferred tax assets and foreign currency translation due to certain average exchange rates applied in lieu of spot rates on transaction dates.

F-8

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Foreign Currency Translation and Other Comprehensive Income (Loss)

The Company’s wholly-owned subsidiary’s functional currency is the Australian dollar (AUD). For financial reporting purposes, the Australian dollar has been translated into the Company’s reporting currency, which is the United States dollar ($) and/or (USD). Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Equity transactions are translated at each historical transaction date spot rate. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity (deficit) as “Accumulated other comprehensive income (loss).” Gains and losses resulting from foreign currency transactions are included in the statements of operations and comprehensive income (loss) as a component of other comprehensive income (loss). There have been no significant fluctuations in the exchange rate for the conversion of Australian dollars to USD after the balance sheet date.

Other Comprehensive Income (Loss) for all periods presented includes only foreign currency translation gains (losses).

Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the consolidated balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the consolidated results of operations as incurred. Effective fiscal year 2021, the parent company determined that the intercompany loans will not be repaid in the foreseeable future and thus, per ASC 830-20-35-3, gains and losses from measuring the intercompany balances are recorded within cumulative translation adjustment, a component of accumulated other comprehensive income (loss). Prior to July 1, 2020, the Company recorded the foreign currency transaction gains and losses from measuring the intercompany balances as a component of other income (expenses) titled foreign currency transaction gain (loss). As of June 30, 2023 and 2022, the Company recognized a cumulative exchange gain (loss) of approximately $648,000 and $1,289,000, respectively, on intercompany loans made by the parent to the subsidiary that have not been repaid as of June 30, 2023, which is included as component of accumulated other comprehensive income on the accompanying consolidated balance sheet.

As of June 30, 2023 and 2022, the exchange rates used to translate amounts in Australian dollars into USD for the purposes of preparing the consolidated financial statements were as follows:

	June 30, 2023	June 30, 2022
Exchange rate on balance sheet dates
USD : AUD exchange rate	0.6664	0.6915

Average exchange rate for the period
USD : AUD exchange rate	0.6732	0.7253

Change in Accumulated Other Comprehensive Income (Loss) by component during the years ended June 30, 2023 and 2022 were as follows:

Foreign Currency Items:
Beginning balance, June 30, 2021	$1,085,204
Foreign currency translation gain	149,345
Balance, June 30, 2022	1,234,549
Foreign currency translation gain	60,327
Ending balance, June 30, 2023	$1,294,876

F-9

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures its financial assets and liabilities in accordance with US GAAP. For certain financial instruments, including cash and cash equivalents, receivables, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for notes payable, net of discount, and loans payable also approximate fair value because current interest rates available for debt with similar terms and maturities are substantially the same.

The Company follows accounting guidance for financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost).

The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs, other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Also see Note 12 - Derivative Financial Instruments and Fair Value Measurements.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and at banks, short-term deposits with an original maturity of three months or less with financial institutions, and bank overdrafts. Bank overdrafts, as applicable, are reflected as a current liability on the balance sheets. There were no cash equivalents as of June 30, 2023 and 2022.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals, and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the declining balance method. The depreciable amount is the cost less its residual value.

The estimated useful lives are as follows:

Machinery and equipment	- 5 years
Furniture	- 7 years

Patents

Patents are stated at cost and amortized on a straight-line basis over the estimated future periods if and once the patent has been granted by a regulatory agency. However, the Company will expense any patent costs as long as we are in the startup stage. Accordingly, as the Company’s products are not currently approved for market, all patent costs incurred from 2013 through June 30, 2023 were expensed immediately. This practice of expensing patent costs immediately ends when a product receives market authorization from a government regulatory agency.

F-10

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Impairment of Long-Lived Assets

In accordance with ASC 360-10, “Long-lived assets,” which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

Employee Benefit/Liability

Liabilities arising in respect of wages and salaries, accumulated annual leave, accumulated long service leave and any other employee benefits expected to be settled within twelve months of the reporting date are measured based on the employee’s remuneration rates applicable at the reporting date. All other employee benefit liabilities are measured at the present value of the estimated future cash outflow to be made in respect of services provided by employees up to the reporting date. All employee liabilities are owed within the next twelve months.

Australian Goods and Services Tax (“GST”)

Revenues, expenses and balance sheet items are recognized net of the amount of GST, except payable and receivable balances which are shown inclusive of GST. The GST incurred is payable on revenues to, and recoverable on purchases from, the Australian Taxation Office.

Cash flows are presented in the statements of cash flow on a gross basis, except for the GST component of investing and financing activities, which are disclosed as operating cash flows.

As of June 30, 2023 and 2022, the Company was owed $2,867 and $2,342, respectively, from the Australian Taxation Office. These amounts were fully collected subsequent to the balance sheet reporting dates.

Derivative Instruments

ASC Topic 815, Derivatives and Hedging (“ASC Topic 815”), establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings. On the date of conversion or payoff of debt, the Company records the fair value of the conversion shares, removes the fair value of the related derivative liability, removes any discounts and records a net gain or loss on debt extinguishment.

Convertible Notes With Variable Conversion Options

The Company has entered into convertible notes, some of which contain variable conversion options, whereby the outstanding principal and accrued interest may be converted, by the holder, into shares of the Company’s common stock, par value $0.001 per share (“common stock”) at a fixed discount to the price of the common stock at or around the time of conversion. The Company treats these convertible notes as stock settled debt under ASC 480, “Distinguishing Liabilities from Equity” and measures the fair value of the notes at the time of issuance, which is the result of the share price discount at the time of conversion and records the put premium as interest expense.

F-11

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Income Taxes

The Company is governed by Australia and United States income tax laws, which are administered by the Australian Taxation Office and the United States Internal Revenue Service, respectively. The Company follows ASC 740 “Accounting for Income Taxes,” when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The Company follows ASC 740, Sections 25 through 60, “Accounting for Uncertainty in Income Taxes.” These sections provide detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of ASC 740 and in subsequent periods.

Research and Development Costs and Tax Credits

In accordance with ASC 730-10, “Research and Development-Overall,” research and development costs are expensed when incurred. Total research and development costs for the fiscal years ended June 30, 2023 and 2022 were $247,919 and $256,052, respectively.

The Company may apply for research and development tax concessions with the Australian Taxation Office on an annual basis. Although the amount is possible to estimate at year end, the Australian Taxation Office may reject or materially alter the claim amount. Accordingly, the Company does not recognize the benefit of the claim amount until cash receipt since collectability is not certain until such time. The tax concession is a refundable credit. If the Company has net income, then the Company can receive the credit which reduces its income tax liability. If the Company has net losses, then the Company may still receive a cash payment for the credit, however, the Company’s net operating loss carryforwards are reduced by the gross equivalent loss that would produce the credit amount when the income tax rate is applied to that gross amount. The concession is recognized as tax benefit, in operations, upon receipt.

During each of the fiscal years ended June 30, 2023 and 2022, the Company applied for, and received from the Australian Taxation Office, a research and development tax credit in the amount of $129,841 and $54,977, respectively, which is reflected as a tax benefit in the accompanying consolidated statements of operations and comprehensive income (loss).

Stock Based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Stock Compensation”. ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the shorter of the service period or the vesting period. The Company values employee and non-employee stock-based compensation at fair value using the Black-Scholes Option Pricing Model.

The Company adopted ASU 2018-07 and accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC 718 and recognizes the fair value of such awards over the service period. The Company used the modified prospective method of adoption.

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. Subject to these criteria, the Company intends to recognize revenue relating to royalties on product sales in the period in which the sale occurs and the royalty term has begun.

F-12

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Legal Expenses

All legal costs for litigation are charged to expense as incurred.

Leases

The Company follows ASC Topic 842, Leases (Topic 842) and applies the package of practical expedients, which permit it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 months or less. Operating lease right of use assets (“ROU”) represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation. The reclassified amounts have no impact on the Company’s previously reported financial position or results of operations and relate to the presentation of accrued interest separately on the consolidated balance sheet, of which $57,822 was previously included in convertible notes, net of discounts and including premiums at June 30, 2022.

Basic and Diluted Net Loss Per Common Share

Basic net loss per share of common stock is computed by dividing the net loss by the weighted average number of common stock outstanding during the period. Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon exercise of common stock equivalents such as stock options, warrants, restricted stock units and convertible debt instruments. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. As a result, the basic and diluted per-share amounts for all periods presented are identical. Each holder of the notes and warrants has agreed to a 4.99% beneficial ownership conversion limitation (subject to certain noteholders’ abilities to increase such limitation to 9.99% upon 60 days’ notice to the Company), and certain notes may not be converted during the certain specified time period from the date of issuance. The Company’s CEO holds Series B Preferred Stock that, when combined, confers upon him a majority vote, including regarding authorization of additional common shares and/or the authorization of a reverse split the stock as considered necessary. Such securities are considered dilutive securities, which were excluded from the computation since the effect is anti-dilutive.

	June 30, 2023	June 30, 2022

Stock Options	0.06	0.06
Warrants with no designations	90	105
Series A Warrants as if converted at alternate cashless exercise prices	1,996,625,990	-
Series B Warrants	16	-
Series C Warrants as if converted at alternate cashless exercise prices *	9,473,999,953	-
Unvested restricted stock units	0.06	0.06
Convertible Debt	5,991,195	127,062
Total	11,476,617,244.12	127,167.12

*	Only convertible ratably upon exercise of Series B Warrants

F-13

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Recent Accounting Pronouncements

We have reviewed the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We have carefully considered the new pronouncements that alter previous generally accepted accounting principles and do not believe that any new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term with the exception of those disclosed below. The applicability of any standard is subject to the formal review of the Company’s financial management.

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging Contracts in Entity’s Own Equity (Subtopic 815-40), which eliminates the beneficial conversion and cash conversion accounting models for convertible instruments, amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions, and modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS calculation. The standard is effective for annual periods beginning after December 15, 2023 for smaller reporting companies, and interim periods within those reporting periods. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those reporting periods. The Company is currently assessing the impact the new guidance will have on its consolidated financial statements.

NOTE 2 - GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with US GAAP, which contemplate continuation of the Company as a going concern. For the fiscal year ended June 30, 2023, the Company had no revenues, had a net loss of $2,660,566 and had net cash used in operations of $1,105,251. Additionally, as of June 30, 2023, the Company had a working capital deficit, stockholders’ deficit and accumulated deficit of $3,139,190, $3,117,179, and $64,684,732, respectively. It is management’s opinion that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the date of this filing.

The consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

Successful completion of the Company’s development program and, ultimately, the attainment of profitable operations are dependent upon future events, including obtaining adequate financing to fulfill its development activities, acceptance of the Company’s patent applications, obtaining additional sources of suitable and adequate financing and ultimately achieving a level of sales adequate to support the Company’s cost structure and business plan. The Company’s ability to continue as a going concern is also dependent on its ability to further develop and execute its business plan. However, there can be no assurances that any or all of these endeavors will be successful.

F-14

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of June 30:

	2023	2022

Office equipment at cost	$25,432	$28,623
Less: Accumulated depreciation	(25,130)	(26,600)

Total property, plant, and equipment	$302	$2,023

Depreciation expense for the years ended June 30, 2023 and 2022 were $1,665 and $1,993, respectively.

NOTE 4 - DUE TO FORMER DIRECTOR - RELATED PARTY

Due to former director - related party represents unsecured advances made primarily by a former director for operating expenses on behalf of the Company, such as intellectual property and formation expenses. The expenses were paid for on behalf of the Company and are due upon demand. The Company is currently not being charged interest under these advances. The total amounts owed to the former director at June 30, 2023 and 2022 were $29,630 and $30,746, respectively. The Company plans to repay the advances as its cash resources allow (see Note 10).

NOTE 5 - LOANS

Loan from Former Director - Related Party

Loan from the Company’s former director at June 30, 2023 and 2022 was $49,314 and $51,171, respectively. The loan bears no interest and is payable on demand. The Company did not repay any amount on this loan during the years ended June 30, 2023 and 2022, respectively, (see Note 10).

Loan Payable

Crown Bridge Securities Purchase Agreement

Effective October 3, 2019, the Company entered into a securities purchase agreement with Crown Bridge Partners, LLC (“Crown Bridge”), pursuant to which Crown Bridge purchased a convertible promissory note from the Company (the “Crown Bridge Note”), which had a remaining principal balance of $65,280 as of June 30, 2023 (see Note 6). The maturity date of the Crown Bridge Note was October 3, 2020 and is currently past due. The Crown Bridge Note bore interest at a default interest rate of 15% per annum. In August 2022, the SEC filed a complaint against Crown Bridge due to its violation of Section 15(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Crown Bridge agreed to surrender all conversion rights in its currently held convertible notes, including the Crown Bridge Note. Consequently, as of June 30, 2023, the Company reclassified the remaining principal balance of $65,280 from a convertible note into a loan payable. Additionally, the Company recorded the remaining put premium of $43,520 into gain on extinguishment of debt during the year ended June 30, 2023. The total accrued interest from this loan amounted to $35,722 as of June 30, 2023.

Loan in default

The Crown Bridge Note is currently past due and in default, consisting of $65,280 principal and $35,722 accrued interest, which includes interest accruing at the default interest rate at 15%.

F-15

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

NOTE 6 - CONVERTIBLE NOTES

The Company’s convertible notes outstanding at June 30, 2023 and 2022 were as follows:

	June 30, 2023	June 30, 2022
Convertible notes and debenture	$338,362	$644,980
Unamortized discounts	(38,994)	(31,669)
Premium, net	91,171	313,127
Convertible notes, net	$390,539	$926,438

Convertible Note Issued with Consulting Agreement

August 10, 2017 Consulting Agreement

On August 10, 2017, the Company entered into a consulting agreement, retroactive to May 16, 2017, with a certain consultant, pursuant to which the consultant agreed to provide certain consulting and business advisory services in exchange for a $310,000 junior subordinated convertible note. The maturity date of the August 10, 2017 Convertible Note was August 2019 and is currently past due (see Note 9). The note accrues interest at a rate of 10% per annum and is convertible into common stock at the lesser of $750 or 65% of the three lowest trades in the ten trading days prior to the conversion. The note was fully earned upon signing the agreement and matures on August 10, 2019. The Company accrued $155,000 related to this expense at June 30, 2017 and recorded the remaining $155,000 related to this expense in fiscal year 2018. Upon an event of default, principal and accrued interest will become immediately due and payable under the note. Additionally, upon an event of default, at the election of the holder, the note would accrue interest at a default interest rate of 18% per annum or the highest rate of interest permitted by law. The consulting agreement had a three-month term and expired on August 16, 2017. An aggregate total of $578,212 of this note was bifurcated with the embedded conversion option recorded as a derivative liability at fair value. During the year ended June 30, 2018, the consultant converted $140,000 of principal and $10,764 of interest. During the year ended June 30, 2019, the consultant converted an additional $161,000 of principal and $19,418 of interest leaving a principal balance owed of $9,000 at June 30, 2019. During the year ended June 30, 2020, the consultant converted an additional $500 of principal and $5,248 of interest such that the remaining principal outstanding and accrued interest under this note as of June 30, 2020 was $8,500 and $22,168, respectively.

On March 15, 2021, the Company entered into a Settlement and Mutual Release Agreement (the “Settlement Agreement”) with the consultant whereby both parties agreed to settle all claims and liabilities under the August 10, 2017 Convertible note for a total of $100,000 in the form of a convertible note. All other terms of the August 10, 2017 Convertible Note shall remain in full force and effect. Both parties agree that all future penalties under this note are waived unless the Company fails to authorize to distribute the requested shares upon conversion. The Company has the right to pay off the balance of any remaining amounts dues under this note in cash at any time more than 60 days after March 15, 2021. Prior to the Settlement Agreement, the Company recorded total liabilities $56,762 consisting of remaining principal amount of $8,500, accrued interest of $23,262 and accrued expenses of $25,000. Accordingly, the Company recognized loss from settlement of debt of $43,238 during the year ended June 30, 2021 which is included in gain from settlement of debt, net in the accompanying consolidated statements of operations.

The total principal and accrued interest outstanding under the August 10, 2017 convertible note was $79,000 and $10,185, respectively, as of June 30, 2022 following conversion of $1,000 of principal and $8,000 accrued interest during the year ended June 30, 2022.

The total principal and accrued interest outstanding under the August 10, 2017 Convertible Note was $0 as of June 30, 2023 following conversion of $79,000 of principal and $9,543 accrued interest during the year ended June 30, 2023 (see Note 8).

F-16

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Auctus Fund Financing Agreements

August 30, 2019 Securities Purchase Agreement

Effective August 30, 2019, the Company entered into a securities purchase agreement with Auctus Fund, LLC (“Auctus”), pursuant to which Auctus purchased a convertible promissory note (the “August 30, 2019 Auctus Note”) from the Company in the aggregate principal amount of $550,000, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of Auctus. The transaction closed on August 30, 2019 and the Company received payment on September 4, 2019 in the amount of $550,000, of which $5,000 was paid directly toward legal fees and $40,000 to Auctus for due diligence fees resulting in net cash proceeds of $505,000. The maturity date of the August 30, 2019 Auctus Note was August 30, 2020. The August 30, 2019 Auctus Note bore interest at a rate of 10% per annum, but not payable until the August 30, 2019 Auctus Note became payable, whether at the maturity date or upon acceleration or by prepayment. The note was treated as stock settled debt under ASC 480 and accordingly the Company recorded a $366,667 put premium. The August 30, 2019 Auctus Note may not be prepaid without the written consent of Auctus. Any amount of principal or interest which was not paid when due shall bear interest at the rate of 24% per annum.

Additionally, Auctus had the option to convert all or any amount of the principal face amount and accrued interest of the August 30, 2019 Auctus Note, at any time following the issue date and ending on the later of the maturity date or the date of payment of the Default Amount if an event of default occurs, which was an amount equal to 125% of an amount equal to the then outstanding principal amount of the August 30, 2019 Auctus Note (but not less than $15,000) plus any interest accrued from August 30, 2019 at the default interest rate of 24% per annum, for shares of the Company’s common stock at the then-applicable conversion price. Upon the holder’s election to convert accrued interest, default interest or any penalty amounts as stipulated, the Company may elect to pay those amounts in cash. The note may also be prepaid by the Company at any time between the date of issuance and August 13, 2020 at 135% multiplied by the sum of (a) the then outstanding principal amount plus (b) accrued and unpaid interest plus (c) default interests, if any.

The conversion price for the August 30, 2019 Auctus Note was a Variable Conversion Price, being 60% of the Market Price on the date of conversion. Notwithstanding the foregoing, Auctus was restricted from effecting a conversion if such conversion, along with other shares of the Company’s common stock beneficially owned by Auctus and its affiliates, exceeds 4.99% of the outstanding shares of the Company’s common stock.

In connection with the issuance of the August 2019 Auctus Note, the Company issued common stock purchase warrants to Auctus to purchase 450 shares of the Company’s common stock (the “First Warrant”) as a commitment fee upon the terms and subject to the limitations and conditions set forth in such First Warrant at an “Exercise Price” of $2,250,000. In connection with the issuance of the Note, the Company shall issue a common stock purchase warrant to Buyer to purchase 300 shares of the Company’s common stock (the “Second Warrant”) as a commitment fee upon the terms and subject to the limitations and conditions set forth in such Second Warrant at an “Exercise Price” of $3,330,000. In connection with the issuance of the Note, the Company shall issue a common stock purchase warrant to Buyer to purchase 225 shares of the Company’s common stock (the “Third Warrant”) as a commitment fee upon the terms and subject to the limitations and conditions set forth in such Third Warrant at an “Exercise Price” of $4,500,000. The First Warrant, Second Warrant, and Third Warrant shall collectively be referred as the “Warrants”. The Warrants have an “Exercise Period” of five years from the date of issuance being August 30, 2019. Under the terms of the Purchase Agreement and the Warrants, the Selling Security Holder may not either convert the Notes nor exercise the Warrants to the extent (but only to the extent) that the Selling Security Holder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 4.99% of our outstanding shares. The Company accounted for the warrants by using the relative fair value method and recorded debt discount from the relative fair value of the warrants of $375,905 using a simple binomial lattice model.

In connection with the Purchase Agreement, the Company and the Purchaser entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to register the shares of Common Stock underlying the Securities in a Registration Statement with the SEC as well as the Commitment Shares (as defined herein). The Registration Rights Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

F-17

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

The Note was subject to customary default provisions and also includes a cross-default provision which provides that a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements (as defined therein), after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements. Upon occurrence of any such event, the Holder was entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreements or the Note.

The August 30, 2019 Auctus Note contained certain events of default, upon which principal and accrued interest were to become immediately due and payable. In addition, upon an event of default, interest on the outstanding principal shall accrue at a default interest rate of 24% per annum.

The total principal amount outstanding under the above Auctus financing agreement, specifically the August 30, 2019 Auctus Note, was $358,965 and accrued interest of $486 as of June 30, 2020 following conversion of $191,035 of the principal balance and $43,176 of accrued interest during the year ended June 30, 2020. Accordingly, $127,356 of the put premium was released in respect of the August 30, 2019 Auctus Note during the year ended June 30, 2020 following conversion of the principal balance.

The total principal amount outstanding under the above Auctus financing agreement, specifically the August 30, 2019 Auctus Note, was $32,848 and accrued interest of $0 as of June 30, 2021 following conversion of $326,117 of the principal balance and $39,536 of accrued interest during the year ended June 30, 2021. Accordingly, $217,411 of the put premium was released in respect of the August 30, 2019 Auctus Note during the year ended June 30, 2021 following conversion of the principal balance.

The total principal amount outstanding under the above Auctus financing agreement, specifically the August 30, 2019 Auctus Note, was $0 and accrued interest of $0 as of June 30, 2022 following conversion of $32,848 of the principal balance and $716 of accrued interest during the year ended June 30, 2022. Accordingly, $21,899 of the put premium was released in respect of the August 30, 2019 Auctus Note during the year ended June 30, 2022 following conversion of the principal balance. Accordingly, there was no outstanding principal balance as of June 30, 2022.

Crown Bridge Securities Purchase Agreements

Effective October 3, 2019, the Company entered into a securities purchase agreement with Crown Bridge, pursuant to which Crown Bridge purchased the Crown Bridge Note from the Company in the aggregate principal amount of $108,000, such principal and the interest thereon convertible into shares of common stock at the option of Crown Bridge any time after issuance of such note. Pursuant to the terms of such securities purchase agreement, Crown Bridge deducted $3,000 from the principal payment due under the Crown Bridge Note, at the time of closing, to be applied to its legal expenses, and there was a $5,000 original issuance discount resulting in $100,000 net proceeds to the Company. The Company used the net proceeds from the Crown Bridge Note for general working capital purposes. The maturity date of the Crown Bridge Note was October 3, 2020 and is currently past due. The Crown Bridge Note bore interest at a default interest rate of 15% per annum.

Additionally, Crown Bridge had the option to convert all or any amount of the Crown Bridge Note at any time after issuance until the later of such note’s maturity date or the date on which the default amount was paid if an event of default occurs, which would be between 110% and 150% of the then outstanding principal amount of the Crown Bridge Note plus any interest accrued, for shares of the common stock at the then-applicable conversion price.

The conversion price of the Crown Bridge Note was equal to 60% (representing a 40% discount) of the lowest closing bid price of the common stock for the ten trading days immediately prior to the delivery of a notice of conversion under such note, including the day upon which such notice was received. subject to 4.99% or 9.99% beneficial ownership limitations. The Crown Bridge Note was treated as stock settled debt under ASC 480 and accordingly the Company recorded a $72,000 put premium.

The Crown Bridge Note contained certain events of default, upon which principal and accrued interest would become immediately due and payable. In addition, upon an event of default, interest on the outstanding principal accrued at a default interest rate of 15% per annum, or if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions.

F-18

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

The total principal amount outstanding under the Crown Bridge Note was $65,280 and accrued interest of $7,232 as of as of June 30, 2020 following conversion of $42,720 of the principal balance during the year ended June 30, 2020. Accordingly, $28,480 of the put premium was released in respect of the October 3, 2019 Crown Bridge Note during the year ended June 30, 2020 following partial conversion of the principal balance.

There were 15 unissued shares of Common Stock that were considered issuable for accounting purposes during the 1st quarter of fiscal 2021 related to a conversion notice dated and received on September 16, 2020. In November 2020, the Company was notified by Crown Bridge of the cancellation of this conversion notice as a result of the reverse stock split and, as such, the Company reversed the effects of this transaction, thereby increasing the principal balance by $9,600 and put premium by $6,400 and a corresponding decrease in equity of $16,000.

The total principal amount outstanding under the Crown Bridge Note was $65,280 and accrued interest of $25,930 as of June 30, 2022.

In August 2022, the SEC filed a complaint against Crown Bridge due to its violation of Section 15(a)(1) of the Exchange Act. Crown Bridge agreed to surrender all conversion rights in its currently held convertible notes, including the Crown Bridge Note. Consequently, as of June 30, 2023, the Company reclassified the remaining principal balance of $65,280 from a convertible note into a loan payable. Additionally, the Company recorded the remaining put premium of $43,520 into gain on extinguishment of debt during the year ended June 30, 2023. Therefore, the total principal amount outstanding under such agreement with Crown Bridge was $0 after the reclassification of principal to loan payable as of June 30, 2023 (see Note 5).

GW Holdings Securities Purchase Agreements

October 1, 2019 Securities Purchase Agreement

Effective October 1, 2019, the Company entered into a securities purchase agreement with GW Holdings, pursuant to which GW Holdings purchased a convertible promissory note (the “October 1, 2019 GW Note”) from the Company in the aggregate principal amount of $131,000, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of GW Holdings any time after the six-month anniversary of the October 1, 2019 GW Holdings Note. The transactions contemplated by the GW Holdings Securities Purchase Agreement closed on October 1, 2019. Pursuant to the terms of the GW Holdings Securities Purchase Agreement, the lender deducted $6,000 from the principal payment due under the October 1, 2019 GW Note, at the time of closing, to be applied to its legal expenses. The Company used the net proceeds of $125,000 from the October 1, 2019 GW Note for general working capital purposes. The maturity date of the October 1, 2019 GW Holdings was October 1, 2020. The October 1, 2019 GW Holdings Note bore interest at a rate of 8% per annum, which interest was paid by the Company to GW Holdings in shares of the Company’s common stock; but was not payable until the October 1, 2019 GW Holdings Note became payable, whether at the maturity date or upon acceleration or by prepayment.

December 10, 2020 Securities Purchase Agreement

Effective December 10, 2020, the Company entered into a securities purchase agreement with GW Holdings, pursuant to which GW Holdings purchased a convertible promissory note (the “December 10, 2020 GW Note”) from the Company in the aggregate principal amount of $131,000, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of GW Holdings anytime from the issuance of the December 10, 2020 GW Holdings Note. The transactions contemplated by the GW Holdings Securities Purchase Agreement closed on December 10, 2020. Pursuant to the terms of the GW Holdings Securities Purchase Agreement, the lender deducted $6,000 from the principal payment due under the December 10, 2020 GW Note, at the time of closing, to be applied to its legal expenses. The Company used the net proceeds of $125,000 from the December 10, 2020 GW Note for general working capital purposes. The maturity date of the December 10, 2020 GW Holdings was December 10, 2021. The December 10, 2020 GW Holdings Note bore interest at a rate of 8% per annum, which interest may be paid by the Company to GW Holdings in shares of the Company’s common stock; but shall not be payable until the December 10, 2020 GW Holdings Note becomes payable, whether at the maturity date or upon acceleration or by prepayment.

F-19

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

The above notes issued to GW Holdings contain certain events of default, upon which principal and accrued interest were to become immediately due and payable. In addition, upon an event of default, interest on the outstanding principal shall accrue at a default interest rate of 24% per annum, or if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions.

Additionally, GW Holdings had the option to convert all or any amount of the principal face amount of the notes issued to GW Holdings at any time from the date of issuance and ending on the later of the maturity date or the date the Default Amount is paid if an event of default occurs, which is an amount between 110% and 150% of an amount equal to the then outstanding principal amount of such notes plus any interest accrued, for shares of the Company’s common stock at the then-applicable conversion price.

The conversion price for the above GW Holdings notes was equal to a 40% discount of the lowest closing bid price (“Lowest Trading Price”) of the Common Stock for the ten trading days immediately prior to the delivery of a Notice of Conversion, including the day upon which a Notice of Conversion was received. Notwithstanding the foregoing, GW Holdings shall be restricted from effecting a conversion if such conversion, along with other shares of the Company’s common stock beneficially owned by GW Holdings and its affiliates, exceeds 4.99% of the outstanding shares of the Company’s common stock which may be increased up to 9.99% upon 60 days prior written notice by the GW Holdings to the Company.

These notes were treated as stock settled debt under ASC 480 and accordingly the Company recorded a total of $174,666 put premium.

The total principal amount outstanding under the above October 1, 2019 GW Holdings financing agreement was $30,000 and accrued interest of $1,776 as of June 30, 2020 following conversion of $101,000 of the principal balance and $5,082 of accrued interest during the year ended June 30, 2020. The total principal amount and accrued interest outstanding under the above October 1, 2019 GW Holdings financing agreement was $0 as of June 30, 2021 following conversion of $30,000 of the principal balance and $3,877 of accrued interest during the year ended June 30, 2021. Accordingly, $67,333 and $20,000 of the put premium was reclassed to additional paid in capital during the year ended June 30, 2020 and 2021, respectively, following conversion of the principal balance. This note was fully converted into common stock in fiscal 2021.

The total principal amount outstanding under the above December 10, 2020 GW Holdings financing agreement, was $90,000 and accrued interest of $4,636 as of June 30, 2021 following conversion of $41,000 of the principal balance and $1,084 of accrued interest during the year ended June 30, 2021. Accordingly, $27,333 of the put premium was reclassed to additional paid in capital in respect of the October 1, 2019 GW Holdings Note during the year ended June 30, 2021 following conversion of the principal balance.

The total principal amount outstanding and accrued interest under the above December 10, 2020 GW Holdings financing agreement, was $0 as of June 30, 2022 following conversion of $90,000 of the principal balance, $7,885 of accrued interest and $4,000 default penalty during the year ended June 30, 2022. Accordingly, $60,000 of the put premium was reclassed to additional paid in capital in respect of the December 10, 2020 GW Holdings Note during the year ended June 30, 2022 following conversion of the principal balance.

Geneva Roth Remark Securities Purchase Agreements

December 2, 2020 Securities Purchase Agreement

Effective December 2, 2020, the Company entered into a securities purchase agreement with Geneva Roth Remark Holdings, Inc.(“Geneva Roth”), pursuant to which Geneva Roth purchased a convertible promissory note (the “December 2, 2020 Geneva Roth”) from the Company in the aggregate principal amount of $78,000, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of Geneva Roth any time after the six month anniversary of the December 2, 2020 Geneva Roth. The December 2, 2020 Geneva Roth contained an original discount of $3,000. The Company used the net proceeds from the December 2, 2020 Geneva Roth for general working capital purposes. The maturity date of the December 2, 2020 Geneva Roth Note was December 2, 2021. The December 2, 2020 Geneva Roth Note bore interest at a rate of 8% per annum, which interest may be paid by the Company to Geneva Roth in shares of the Company’s common stock; but shall not be payable until the December 2, 2020 Geneva Roth Note becomes payable, whether at the maturity date or upon acceleration or by prepayment.

F-20

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

January 5, 2021 Securities Purchase Agreement

Effective January 5, 2021, the Company entered into a securities purchase agreement with Geneva Roth Remark Holdings, Inc., pursuant to which Geneva Roth purchased a convertible promissory note (the “January 5, 2021 Geneva Roth”) from the Company in the aggregate principal amount of $68,500, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of Geneva Roth any time after the six-month anniversary of the January 5, 2021 Geneva Roth. The January 5, 2021 Geneva Roth contained an original issue discount of $3,500. The Company used the net proceeds from the January 5, 2021 Geneva Roth for general working capital purposes. The maturity date of the January 5, 2021 Geneva Roth Note was January 5, 2022. The January 5, 2021 Geneva Roth Note bore interest at a rate of 8% per annum, which interest may be paid by the Company to Geneva Roth in shares of the Company’s common stock; but shall not be payable until the January 5, 2021 Geneva Roth Note becomes payable, whether at the maturity date or upon acceleration or by prepayment.

March 16, 2021 Securities Purchase Agreement

Effective March 16, 2021, the Company entered into a securities purchase agreement with Geneva Roth Remark Holdings, Inc., pursuant to which Geneva Roth purchased a convertible promissory note (the “March 16, 2021 Geneva Roth”) from the Company in the aggregate principal amount of $63,500, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of Geneva Roth any time after the six-month anniversary of the March 16, 2021 Geneva Roth. The March 16, 2021 Geneva Roth contained an original discount of $3,500. The Company used the net proceeds from the March 16, 2021 Geneva Roth for general working capital purposes.

The maturity date of the March 16, 2021 Geneva Roth Note was March 16, 2022. The March 16, 2021 Geneva Roth Note bore interest at a rate of 8% per annum, which interest may be paid by the Company to Geneva Roth in shares of the Company’s common stock; but shall not be payable until the March 16, 2021 Geneva Roth Note becomes payable, whether at the maturity date or upon acceleration or by prepayment.

August 19, 2021 Securities Purchase Agreement

Effective August 19, 2021, the Company entered into a securities purchase agreement with Geneva Roth Remark Holdings, Inc., pursuant to which Geneva Roth purchased a convertible promissory note (the “August 19, 2021 Geneva Roth”) from the Company in the aggregate principal amount of $103,750, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of Geneva Roth any time after the six-month anniversary of the August 19, 2021 Geneva Roth. The August 19, 2021 Geneva Roth contained an original discount of $3,750. The Company used the net proceeds from the August 19, 2021 Geneva Roth for general working capital purposes. The maturity date of the August 19, 2021 Geneva Roth Note was August 19, 2022. The August 19, 2021 Geneva Roth Note bore interest at a rate of 8% per annum, which interest may be paid by the Company to Geneva Roth in shares of the Company’s common stock; but shall not be payable until the August 19, 2021 Geneva Roth Note becomes payable, whether at the maturity date or upon acceleration or by prepayment.

September 22, 2021 Securities Purchase Agreement

Additionally, effective September 22, 2021, the Company entered into a securities purchase agreement with Geneva Roth Remark Holdings, Inc., pursuant to which Geneva Roth purchased a convertible promissory note (the “September 22, 2021 Geneva Roth”) from the Company in the aggregate principal amount of $63,750, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of Geneva Roth any time after the six-month anniversary of the September 22, 2021 Geneva Roth. The September 22, 2021 Geneva Roth contains an original discount of $3,750. The Company intends to use the net proceeds from the September 22, 2021 Geneva Roth for general working capital purposes. The maturity date of the September 22, 2021 Geneva Roth Note is September 22, 2022. The September 22, 2021 Geneva Roth Note bears interest at a rate of 8% per annum, which interest may be paid by the Company to Geneva Roth in shares of the Company’s common stock; but shall not be payable until the September 22, 2021 Geneva Roth Note becomes payable, whether at the maturity date or upon acceleration or by prepayment.

F-21

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

During the first 60 to 180 days following the date of these notes, the Company had the right to prepay the principal and accrued but unpaid interest due under the above notes issued to Geneva Roth, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium ranging from 110% to 129% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay such notes.

The conversion price for the above Geneva Roth notes was equal to a 35% discount of the market price based on the average of the lowest three trading prices of the Common Stock for the ten trading days immediately prior to the delivery of a Notice of Conversion. Notwithstanding the foregoing, Geneva Roth shall be restricted from effecting a conversion if such conversion, along with other shares of the Company’s common stock beneficially owned by Geneva Roth and its affiliates, exceeds 9.99% of the outstanding shares of the Company’s common stock. These notes were treated as stock settled debt under ASC 480 and accordingly the Company recorded a total of $203,269 put premium for the five notes.

The above Geneva Roth notes contained certain events of default, upon which principal and accrued interest will become immediately due and payable. In addition, upon an event of default, interest on the outstanding principal shall accrue at a default interest rate of 22% per annum, or if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions.

The total principal amounts outstanding under the above Geneva Roth financing agreements were $132,000 and accrued interest of $3,477 as of June 30, 2021 following conversion of $78,000 of the principal balance and $3,120 accrued interest during the year ended June 30, 2021. Accordingly, $42,000 of the put premium was released in respect of the Geneva Roth financing agreements during the year ended June 30, 2021 following conversion of the principal balance.

The total principal amounts outstanding under the above Geneva Roth financing agreements were $0 as of June 30, 2022 following conversion of $299,500 of the principal balance and $11,980 accrued interest during the year ended June 30, 2022. Accordingly, $161,269 of the put premium was released to additional paid in capital in respect of the Geneva Roth financing agreements during the year ended June 30, 2022 following conversion of the principal balance.

1800 Diagonal Lending (formerly known as Sixth Street Lending) Securities Purchase Agreements

October 21, 2021 Securities Purchase Agreement

Effective October 21, 2021, the Company entered into a securities purchase agreement with Sixth Street Lending LLC (“Sixth Street”), pursuant to which Sixth Street purchased a convertible promissory note (the “October 21, 2021 Sixth Street Note”) from the Company in the aggregate principal amount of $63,750, such principal and the interest thereon convertible into shares of common stock at the option of Sixth Street any time after the six-month anniversary of the October 21, 2021 Sixth Street Note. The October 21, 2021 Sixth Street Note contained debt issue costs of $3,750. The Company used the net proceeds from the October 21, 2021 Sixth Street Note for general working capital purposes. The maturity date of the October 21, 2021 Sixth Street Note was October 21, 2022. The October 21, 2021 Sixth Street Note bore interest at a rate of 8% per annum, which interest was payable in shares of common stock; but was not payable until the maturity date or upon acceleration or by prepayment of such note.

F-22

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

November 26, 2021 Securities Purchase Agreement

Effective November 26, 2021, the Company entered into a securities purchase agreement with Sixth Street, pursuant to which Sixth Street purchased a convertible promissory note (the “November 26, 2021 Sixth Street Note”) from the Company in the aggregate principal amount of $53,750, such principal and the interest thereon convertible into shares of common stock at the option of Sixth Street any time after the six-month anniversary of the November 26, 2021 Sixth Street Note. The November 26, 2021 Sixth Street Note contained debt issue costs of $3,750. The Company used the net proceeds from the November 26, 2021 Sixth Street Note for general working capital purposes. The maturity date of the November 26, 2021 Sixth Street Note was November 26, 2022. The November 26, 2021 Sixth Street Note bore interest at a rate of 8% per annum, which interest was payable in shares of common stock; but was not payable until the maturity date or upon acceleration or by prepayment of such note.

January 4, 2022 Securities Purchase Agreement

Effective January 4, 2022, the Company entered into a securities purchase agreement with Sixth Street, pursuant to which Sixth Street purchased a convertible promissory note (the “January 4, 2022 Sixth Street Note”) from the Company in the aggregate principal amount of $63,750, such principal and the interest thereon convertible into shares of common stock at the option of Sixth Street any time after the six-month anniversary of the January 4, 2022 Sixth Street Note. The January 4, 2022 Sixth Street Note contained debt issue costs of $3,750. The Company used the net proceeds from the January 4, 2022 Sixth Street Note for general working capital purposes. The maturity date of the January 4, 2022 Sixth Street Note was January 4, 2023. The January 4, 2022 Sixth Street Note bore interest at a rate of 8% per annum, which interest was payable in shares of common stock; but was not payable until the maturity date or upon acceleration or by prepayment of such note (see conversions below).

March 7, 2022 Securities Purchase Agreement

Effective March 7, 2022, the Company entered into a securities purchase agreement with Sixth Street, pursuant to which Sixth Street purchased a convertible promissory note (the “March 7, 2022 Sixth Street Note”) from the Company in the aggregate principal amount of $68,750, such principal and the interest thereon convertible into shares of common stock at the option of Sixth Street any time after the six-month anniversary of the March 7, 2022 Sixth Street Note. The March 7, 2022 Sixth Street Note contained debt issue costs of $3,750. The Company used the net proceeds from the March 7, 2022 Sixth Street Note for general working capital purposes. The maturity date of the March 7, 2022 Sixth Street Note was March 7, 2023. The March 7, 2022 Sixth Street Note bore interest at a rate of 8% per annum, which interest was payable in shares of common stock; but was not payable until the maturity date or upon acceleration or by prepayment of such note (see conversions below).

April 12, 2022 Securities Purchase Agreement

Effective April 12, 2022, the Company entered into a securities purchase agreement with Sixth Street, pursuant to which Sixth Street purchased a convertible promissory note (the “April 12, 2022 Sixth Street Note”) from the Company in the aggregate principal amount of $68,750, such principal and the interest thereon convertible into shares of common stock at the option of Sixth Street any time after the six-month anniversary of the April 12, 2022 Sixth Street Note. The April 12, 2022 Sixth Street Note contained debt issue costs of $3,750. The Company used the net proceeds from the April 12, 2022 Sixth Street Note for general working capital purposes. The maturity date of the April 12, 2022 Sixth Street Note was April 12, 2023. The April 12, 2022 Sixth Street Note bore interest at a rate of 8% per annum, which interest was payable in shares of common stock; but was not payable until the maturity date or upon acceleration or by prepayment of such note.

May 12, 2022 Securities Purchase Agreement

Effective May 12, 2022, the Company entered into a securities purchase agreement with 1800 Diagonal Lending LLC (“1800 Diagonal”), pursuant to which 1800 Diagonal purchased a convertible promissory note (the “May 12, 2022 1800 Diagonal Note”) from the Company in the aggregate principal amount of $63,750, such principal and the interest thereon convertible into shares of common stock at the option of 1800 Diagonal any time after the six-month anniversary of the May 12, 2022 1800 Diagonal Note. The May 12, 2022 1800 Diagonal Note contained debt issue costs of $3,750. The Company used the net proceeds from the May 12, 2022 1800 Diagonal Note for general working capital purposes. The maturity date of the May 12, 2022 1800 Diagonal Note is May 12, 2023. The May 12, 2022 1800 Diagonal Note bore interest at a rate of 8% per annum, which interest is payable in shares of the common stock; but is not payable until the maturity date or upon acceleration or by prepayment of such note.

F-23

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

June 30, 2022 Securities Purchase Agreement

On June 30, 2022, the Company entered into a securities purchase agreement with 1800 Diagonal, which closed on July 11, 2022, pursuant to which 1800 Diagonal purchased a convertible promissory note (the “July 11, 2022 1800 Diagonal Note”) from the Company in the aggregate principal amount of $105,000, such principal and the interest thereon convertible into shares of common stock at the option of 1800 Diagonal any time after 180 days of the July 11, 2022 1800 Diagonal Note. The July 11, 2022 1800 Diagonal Note contained debt issue cost of $3,750. The Company used the net proceeds from the July 11, 2022 1800 Diagonal Note for general working capital purposes. The maturity date of the July 11, 2022 1800 Diagonal Note was June 30, 2023. The 1800 Diagonal Note bore interest at a rate of 8% per annum, which interest was payable in shares of common stock; but was not payable until the maturity date or upon acceleration or by prepayment of such note.

The following terms apply to all of the above 1800 Diagonal notes:

During the first 60 to 180 days following the date of the above listed notes, the Company has the right to prepay the principal and accrued but unpaid interest due under the above notes issued, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium ranging from 110% to 129% as defined in the relevant note. After this initial 180-day period, the Company does not have a right to prepay such note.

The conversion price for the above 1800 Diagonal notes is equal to 65% (representing a 35% discount) of the market price of the common stock, which is based on the average of the lowest three trading prices of the common stock for the ten trading days immediately prior to the delivery of a notice of conversion of such note. Notwithstanding the foregoing, such conversions are subject to 9.99% beneficial ownership limitations. All of the above 1800 Diagonal notes are treated as stock settled debt under ASC 480 and accordingly the Company recorded a total of $262,500 put premium, of which $56,538 was recorded during the year ended June 30, 2023.

The above 1800 Diagonal notes contain certain events of default, upon which principal and accrued interest will become immediately due and payable. In addition, upon an event of default, interest on the outstanding principal accrues at a default interest rate of 22% per annum, or if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions.

Such events of default include, among others, failure to timely issue shares upon receipt of a notice of conversion, breach of covenants, representations or warranties, insolvency, bankruptcy and liquidation (subject to cure periods), failure by the Company to pay the principal and interest due under such note, failure to reserve at least five times the number of shares issuable upon full conversion of such note, failure to maintain the listing of the common stock on at least one of the OTC markets or a national exchange, restatement of the Company’s financial statements at any time after 180 days after the issuance date of such note if such restatement would reasonably constitute a material adverse effect on 1800 Diagonal, the Company’s failure to comply with Exchange Act reporting requirements or the Company ceases to be subject to such reporting requirements.

Failure to deliver shares of common stock upon conversion of the above 1800 Diagonal notes within three business days of a notice of conversion will result in the Company paying a penalty of $1,000 per day, subject to certain exceptions.

Upon certain events of default, the above 1800 Diagonal notes will become immediately due and payable and the Company must pay 1800 Diagonal 150% of the then-outstanding principal amount of the above 1800 Diagonal notes, plus any interest accrued upon such event of default or prior events of default (the “Default Amount”). Further, upon any event of default relating to the failure to issue shares of common stock upon the conversion of such notes, such notes become immediately due and payable in an amount equal to twice the Default Amount.

F-24

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

The total principal amount outstanding under the above 1800 Diagonal notes was $265,000 and accrued interest of $6,081 as of June 30, 2022 following conversion of $117,500 of the principal balance and $4,700 accrued interest during the year ended June 30, 2022. Accordingly, $63,269 of the put premium was released to additional paid in capital in respect to the purchase agreements with 1800 Diagonal during the year ended June 30, 2022 following conversion of the principal balance.

The total principal amount outstanding and accrued interest under the above 1800 Diagonal notes was $0 as of June 30, 2023 following conversion of $370,000 of the principal balance and $14,800 accrued interest during the year ended June 30, 2023. Accordingly, $199,230 of the put premium was released to additional paid in capital in respect of such purchase agreements with 1800 Diagonal during the year ended June 30, 2023 following conversion of the principal balance (see Note 8).

ONE44 Capital Securities Purchase Agreements

December 7, 2021 Securities Purchase Agreement

Effective December 7, 2021, the Company entered into a securities purchase agreement with ONE44 Capital LLC (“ONE44”), pursuant to which ONE44 purchased a convertible promissory note (the “December 7, 2021 ONE44 Note”) from the Company in the aggregate principal amount of $170,000, such principal and the interest thereon convertible into shares of common stock at the option of ONE44 any time after the six-month anniversary of the December 7, 2021 ONE44 Note. The December 7, 2021 ONE44 Note contained an original discount and debt issue cost for a total of $25,500. The Company used the net proceeds from the December 7, 2021 ONE44 Note for general working capital purposes. The maturity date of the December 7, 2021 ONE44 Note was December 7, 2022. The December 7, 2021 ONE44 Note bore interest at a rate of 10% per annum, which interest was payable in shares of common stock; but was not payable until the maturity date or upon acceleration or by prepayment of such note.

March 29, 2022 Securities Purchase Agreement

Effective March 29, 2022, the Company entered into a securities purchase agreement with ONE44, pursuant to which ONE44 purchased a convertible promissory note (the “March 29, 2022 ONE44 Note”) from the Company in the aggregate principal amount of $120,000, such principal and the interest thereon convertible into shares of common stock at the option of ONE44 any time after the six-month anniversary of the March 29, 2022 ONE44 Note. The March 29, 2022 ONE44 Note contained an original discount and debt issue cost for a total of $18,000. The Company used the net proceeds from the March 29, 2022 ONE44 Note for general working capital purposes. The maturity date of the March 29, 2022 ONE44 Note was March 29, 2023. The March 29, 2022 ONE44 Note bore interest at a rate of 10% per annum, which interest was payable in shares of common stock; but was not payable until the maturity date or upon acceleration or by prepayment of such note.

August 15, 2022 Securities Purchase Agreement

On August 15, 2022, the Company entered into a securities purchase agreement with ONE44, pursuant to which ONE44 purchased a convertible redeemable note (the “August 15, 2022 ONE44 Note”) from the Company in the aggregate principal amount of $110,000, such principal and the interest thereon convertible into shares of the common stock at the option of ONE44 any time after the six-month anniversary of the August 15, 2022 ONE44 Note. The transaction contemplated by such purchase agreement closed on August 16, 2022. The August 15, 2022 One44 Note contains an original issue discount amount of $10,000. Pursuant to the terms of such purchase agreement, the Company paid $5,500 for ONE44’s legal fees. The Company used the net proceeds from the August 15, 2022 ONE44 Note for general working capital purposes. The maturity date of the August 15, 2022 One44 Note is August 15, 2023. The August 15, 2022 ONE44 Note bears interest at a rate of 10% per annum, which is payable in shares of common stock, but is not payable until the maturity date or upon acceleration or by prepayment of such note.

F-25

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

February 14, 2023 Securities Purchase Agreement

On February 14, 2023, the Company entered into a securities purchase agreement with ONE44, pursuant to which ONE44 purchased a convertible redeemable note (the “February 14, 2023 ONE44 Note”) from the Company in the aggregate principal amount of $111,111, such principal and the interest thereon convertible into shares of the common stock at the option of ONE44 any time after the six-month anniversary of the February 14, 2023 ONE44 Note. The transaction contemplated by such purchase agreement closed on February 14, 2023. The February 14, 2023 One44 Note contains an original issue discount amount of $11,111. Pursuant to the terms of such purchase agreement, the Company paid $5,500 for ONE44’s legal fees. The Company intends used the net proceeds from the February 14, 2023 ONE44 Note for general working capital purposes. The maturity date of the February 14, 2023 One44 Note is February 14, 2024. The February 14, 2023 ONE44 Note bears interest at a rate of 10% per annum, which interest is payable in shares of common stock, but is not payable until the maturity date or upon acceleration or by prepayment of such note.

The following terms apply to all of the above ONE44 notes:

During the first 60 to 180 days following the date of these notes, the Company has the right to prepay the principal and accrued but unpaid interest due under the above notes issued to ONE44, together with any other amounts that the Company may owe ONE44 under the terms of the note, at a premium ranging from 120% to 135% as defined in the relevant note. After this initial 180-day period, the Company does not have a right to prepay such note.

The conversion price for the above ONE44 notes ranges from 60% to 65% (representing a 35% to 40% discount) of the market price of the common stock, which is based on the lowest closing bid prices of the common stock for the ten trading days immediately prior to the delivery of a notice of conversion. Notwithstanding the foregoing, such notes are subject to 4.99% beneficial ownership limitations. All of the above ONE44 notes are treated as stock settled debt under ASC 480 and accordingly the Company recorded a total of $289,459 put premium of which $133,305 was recorded during the year ended June 30, 2023.

The above ONE44 notes contain certain events of default, upon which principal and accrued interest will become immediately due and payable. In addition, upon an event of default, interest on the outstanding principal shall accrue at a default interest rate of 24% per annum, or if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions. In the event that the Company fails to deliver to ONE44 shares of common stock issuable upon conversion of principal or interest under a ONE44 note, it will incur a penalty of $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty increases to $500 per day beginning on the 10th day. In the event that the Company loses the bid price of its common stock on OTC, such ONE44 note does not incur penalty and instead the outstanding principal amount increases by 20%.

The total principal amount outstanding under the above ONE44 notes was $235,700 and accrued interest of $9,519 as of June 30, 2022, following conversion of $54,300 of the principal balance and $2,873 accrued interest during the year ended June 30, 2022. Accordingly, $29,238 of the put premium was released to additional paid in capital in respect to the ONE44 notes during the year ended June 30, 2022 following conversion of the principal balance.

The total principal amount outstanding under the above ONE44 notes was $118,111 and accrued interest of $4,726 as of June 30, 2023, following conversion of $338,700 of the principal balance and $24,255 accrued interest during the year ended June 30, 2023. Accordingly, $182,376 of the put premium was released to additional paid in capital in respect to the purchase agreements with ONE44 during the year ended June 30, 2023 following conversion of the principal balance (see Note 8).

F-26

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

GS Capital Partners Securities Purchase Agreements

August 12, 2022 Securities Purchase Agreement

On August 12, 2022, the Company entered into a securities purchase agreement (the “GS Capital Purchase Agreement”) with GS Capital Partners, LLC (“GS Capital”), pursuant to which GS Capital purchased a convertible redeemable note (the “GS Capital Note”) from the Company in the aggregate principal amount of $93,000, such principal and the interest thereon convertible into shares of common stock at the option of GS Capital. The transaction contemplated by the GS Capital Purchase Agreement closed on August 16, 2022. The GS Capital Note contains a $5,000 original issue discount. Pursuant to the terms of the GS Purchase Agreement, the Company paid $3,000 for GS Capital’s legal fees. The Company used the net proceeds ($85,000) from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note was April 12, 2023, but was extended to August 12, 2023 in April 2023. The GS Capital Note bears interest at a rate of 8% per annum, which interest is payable in shares of common stock, but is not payable until the maturity date or upon acceleration or by prepayment of such note. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital by surrendering the same. GS Capital is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the GS Capital Note then outstanding into shares of common stock at a price per share equal to $2.80 per share (the “Fixed Price”). However, in the event the common stock trades below $2 per share for more than five consecutive trading days, then the Fixed Price becomes $1.30 per share. In the event of default, such conversion price equals 65% of the lowest trading price of the common stock reported on the OTC Markets or other exchange for the ten prior trading days, including the day upon which a notice of conversion is received by the Company. The GS Capital Note is subject to a 4.99% beneficial ownership limitation.

Additionally, such conversion price will be adjusted if the Company issues securities with more favorable conversion terms. Currently, the effective conversion price of this note is 60% (representing a 40% discount) of the market price, which means the lowest closing bid prices of the Common Stock for the ten trading days immediately prior to the delivery of a Notice of Conversion.

September 21, 2022 Securities Purchase Agreement

On September 21, 2022, the Company entered into a securities purchase agreement with GS Capital, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $71,500, such principal and the interest thereon convertible into shares of common stock at the option of GS Capital. The transaction contemplated by such purchase agreement closed on September 26, 2022. Such note contains a $4,000 original issue discount. Pursuant to the terms of such purchase agreement, the Company paid $2,500 for GS Capital’s legal fees. The Company used the net proceeds ($65,000) from such note for general working capital purposes.

The maturity date of such note is March 21, 2023 but was extended to March 21, 2024 in April 2023. Such note bears interest at a rate of 8% per annum, which interest is payable in shares of common stock, but is not payable until the maturity date or upon acceleration or by prepayment of such note. Such note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. GS Capital is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the GS Capital Note then outstanding into shares of common stock at a price per share equal to $2 (the “September Fixed Price”). However, in the event the common stock trades below $1.40 per share for more than five consecutive trading days, then the September Fixed Price becomes $0.90 per share. In the event of default under such note, such conversion price becomes 65% of the lowest trading price of the common stock as reported on the OTC Markets or other exchange for the ten prior trading days, including the day upon which a notice of conversion is received by the Company. Such note is subject to 4.99% beneficial ownership limitations.

Additionally, the conversion price will be adjusted in favor of the note holder if the Company issues securities with more favorable conversion terms. Currently, the effective conversion price of this note is 60% (representing a 40% discount) of the market price, which means the lowest closing bid prices of the Common Stock for the ten trading days immediately prior to the delivery of a Notice of Conversion.

F-27

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

During the first 60 to 180 days following the date of the above GS Capital notes, the Company has the right to prepay the principal and accrued but unpaid interest due under the above notes issued to GS Capital, together with any other amounts that the Company may owe GS Capital under the terms of the notes, at a premium ranging from 110% to 125% of the principal amount and interest of such note. After this initial 180-day period, the Company does not have a right to prepay such notes.

Upon the occurrence and during the continuation of certain events of default, interest accrues at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event that the Company fails to deliver to GS Capital shares of common stock issuable upon conversion of principal or interest under the above GS Capital notes, the penalty becomes $250 per day for each day that the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty increases to $500 per day beginning on the 10th day. In the event that the Company loses the bid price of its common stock on OTC, such GS Capital note does not incur penalty and instead the outstanding principal amount increases by 20%.

The total principal outstanding and accrued interest under the above GS Capital notes were $75,300 and $4,263, respectively, as of June 30, 2023, following conversion of $89,200 of the principal balance and $2,945 accrued interest during the year ended June 30, 2023. An aggregate total of $75,300 of the above GS Capital notes were bifurcated with the embedded conversion option which were recorded as derivative liabilities at fair value (see Note 12).

Red Road Holdings Securities Purchase Agreement

On October 6, 2022, the Company entered into a securities purchase agreement (the “Red Road Purchase Agreement”) with Red Road Holdings Corporation, a Virginia corporation (“Red Road”), pursuant to which Red Road purchased a convertible promissory note (the “Red Road Note”) from the Company in the aggregate principal amount of $53,750, such principal and the interest thereon convertible into shares of common stock at the option of Red Road. The transaction contemplated by the Red Road Purchase Agreement closed on October 12, 2022. The Company used the net proceeds ($50,000) from the Red Road Note for general working capital purposes. The maturity date of the Note was October 6, 2023. The Red Road Note bore interest at a rate of 8% per annum, which interest was payable in shares of common stock, but was not payable until the maturity date or upon acceleration or by prepayment of the Red Road Note, as described below. In addition, upon an event of default, interest on the outstanding principal accrued at a default interest rate of 22% per annum, or if such rate was usurious or not permitted by current law, then at the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions. Red Road had the option to convert all or any amount of the principal face amount of the Red Road Note, beginning one hundred eighty (180) days following the date of the Red Road Note and ending on the later of: (i) the maturity date of such note and (ii) the date of payment of the Default Amount (as defined in the Red Road Note), each in respect of the remaining outstanding amount of the Red Road Note, to convert all or any part of the outstanding and unpaid amount of the Note into common stock at the then-applicable conversion price. Pursuant to the terms of the Red Road Purchase Agreement, the Company paid Red Road’s legal fees and due diligence expenses in the aggregate amount of $3,750 which was recorded as a debt discount.

The conversion price for the Red Road Note was equal to the Variable Conversion Price (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events), which was defined as 65% of the Market Price (representing a discount rate of 35%) which was defined as the average of the lowest three (3) Trading Prices (as defined in the Red Road Note) for the common stock during the ten (10) trading days prior to the conversion date. The Red Road Note is subject to 4.99% beneficial ownership limitations and was treated as stock settled debt under ASC 480, and accordingly the Company recorded a total of $28,942 put premium.

The Red Road Note may be prepaid until 180 days from its issuance date, subject to the following: if prepaid within 60 days of the issuance date, the prepayment premium is 110% of the face amount of such note plus any accrued interest, if prepaid after 60 days but less than 91 days from the issuance date, then the prepayment premium is 115% of the face amount plus any accrued interest of such note., if prepaid after 90 days but less than 121 days from the issuance date, then the prepayment premium is 120% of the face amount plus any accrued interest of such note, if prepaid after 120 days but less than 151 days from the issuance date, then the prepayment premium shall be 125% of the face amount plus any accrued interest of such note, and if prepaid after 150 days but less than 181 days from the issuance date, then the prepayment premium shall be 129% of the face amount plus any accrued interest of such note.

F-28

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

In the event that the Company failed to deliver to Red Road shares of common stock upon conversion of the Red Road Note within three business days of a notice of conversion by Red Road, the Company would incur a penalty of $1,000 per day. Upon the occurrence and during the continuation of certain events of default, the Red Road Note will become immediately due and payable and the Company will pay Red Road in full satisfaction of its obligations in the Note an amount equal to 150% of the outstanding principal amount of the Red Road Note plus any interest accrued upon such event of default or prior events of default.

The total principal amount outstanding and accrued interest under the above Red Road notes was $0 as of June 30, 2023 following conversion of $53,750 of the principal balance and $2,150 accrued interest during the year ended June 30, 2023. Accordingly, $28,942 of the put premium was released to additional paid in capital in respect of such purchase agreements with Red Road during the year ended June 30, 2023 following conversion of the principal balance (see Note 8).

Coventry Enterprises, LLC Securities Purchase Agreement

On November 3, 2022, the Company entered into a Securities Purchase Agreement with Coventry Enterprises, LLC (“Coventry”), pursuant to which the Company issued Coventry a promissory note from the Company in the aggregate principal amount of $125,000, such principal and the interest thereon convertible into shares of the Company’s common stock following an event of default (the “Coventry Note”). The Coventry Note contains a $25,000 original issue discount. The Company used the net proceeds of $100,000 from the Coventry Note for general working capital purposes.

The Coventry Note bears interest at a rate of 10% per annum, with $12,500 in guaranteed interest. The principal amount and the guaranteed interest is due and payable in seven equal monthly payments of $19,643, commencing on March 24, 2023 and continuing on the 24th day of each month thereafter until paid in full not later than October 24, 2023, or such earlier date as the Coventry Note is required or permitted to be repaid and to pay such other interest to Coventry on the aggregate unconverted and then-outstanding principal amount of the Coventry Note in accordance with the provisions thereof. Any or all of the principal amount and guaranteed interest may be pre-paid at any time and from time to time, in each case without penalty or premium.

Additionally, in the event that the Company files with the SEC a qualified offering statement on Form 1-A and such note has been outstanding for four months since its issuance, Coventry has the right to convert all or portion of such note, including guaranteed interest, into shares of common stock at the offering price used in connection with such offering.

At any time following an event of default under the Coventry Note, it becomes convertible, in whole or in part, into shares of Common Stock at the option of Coventry, at any time and from time to time thereafter (subject to the beneficial ownership limitations set forth therein). The conversion price of the Coventry Note is ninety percent (90%) per share of the lowest per-share VWAP during the twenty (20) trading-day period before the conversion (each, a “Calculated Conversion Price”). In the event that, within 30 calendar days either before or after any conversion, the conversion price of which is based upon a Calculated Conversion Price, the Company consummates (in whole or in part) any financing (whether such financing is equity, equity-equivalent, or debt or any combination thereof) or for any other reason issues any shares of common stock or any common stock equivalents at a price less than the most recent Calculated Conversion Price (the “Alternative Conversion Price”), regardless of when that note or instrument was originated, then, at the option of Coventry, (i) if the conversion has not yet occurred, then the Alternative Conversion Price will be substituted for the Calculated Conversion Price and (ii) if the conversion has occurred, then, within two trading days following Coventry’s written request, the Company is required to issue to Coventry that number of shares of Common Stock equivalent to the difference between the number of shares of Common Stock that had been issued using the Calculated Conversion Price and the number of shares of Common Stock that would have been issued using the Alternative Conversion Price. Accordingly, the Coventry note is treated as stock settled debt under ASC 480 and the Company recorded a total of $13,889 put premium during the year ended June 30, 2023.

F-29

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Upon the occurrence and during the continuation of certain events of default, interest on the Coventry Note accrues at a default interest rate equal to the lesser of (i) 18% per annum or (ii) the maximum rate permitted by law. Subject to the beneficial ownership limitation in the Coventry Note, if any event of default occurs, then the outstanding principal amount guaranteed interest plus accrued but unpaid default rate interest, liquidated damages and other amounts owing on the Coventry Note through the date of acceleration becomes immediately due and payable at Coventry’s option, in cash or in shares of common stock at the mandatory default amount, which is equal to 120% of all such amounts due on the Coventry Note. If the Company fails to deliver to Coventry such shares, the Company is required to pay in cash an amount equal to the amount that the value of such shares exceeds the principal amount and interest of the attempted conversion.

As an additional inducement to Coventry entering into such agreement, the Company issued to Coventry 75,000 shares of common stock on the issuance date of the Coventry Note, which was valued using the relative fair value method at $37,500 and recognized as debt discount to be amortized over the term of such note.

The Company failed to make the first installment payment due in March 2023 which is considered an event of default. The Company recorded a default penalty of $25,000 as additional principal as of June 30, 2023.

The total principal amount outstanding and accrued interest under the above Coventry note was $144,951 including the default penalty as of June 30, 2023 following conversion of $5,049 of the principal balance and $22,749 accrued interest during the year ended June 30, 2023. Accordingly, $561 of the put premium was released to additional paid in capital in respect of such purchase agreements with Coventry during the year ended June 30, 2023 following conversion of the principal balance (see Note 8). In July 2023, the Company fully paid the remaining principal and accrued interest for a total of $142,908 (see Note 13).

Convertible note in default

The Coventry Note is currently past due and in default, consisting of $144,951 principal including default penalty and $22,749 accrued interest, which includes interest accruing at the default interest rate at 18%.

Amortization of debt discounts

The Company recorded $210,278 and $73,500 of debt discounts related to the above note issuances during the years ended June 30, 2023 and 2022, respectively. The Company recorded $232,674 and $452,308 of put premiums related to the above note issuances during the years ended June 30, 2023 and 2022, respectively. The debt discounts are being amortized over the term of the debt and the put premiums are expensed on issuance of the debt with the liability released to additional paid in capital on conversion of the principal.

Amortization of all debt discounts for the years ended June 30, 2023 and 2022 was $202,952 and $47,971, respectively.

The Company reclassified $411,111 and $335,677 in put premiums to additional paid in capital following conversions during the year ended June 30, 2023 and 2022, respectively.

NOTE 7 - INCOME TAXES

The Company follows ASC 740-10-10, under which an entity recognizes deferred tax assets and liabilities for future tax consequences or for events that were previously recognized in the Company’s financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on enacted tax law provisions. The effects of future changes in tax laws or rates are not anticipated. Through June 30, 2010, the Company operated exclusively in Australia. The Company was wholly subject to Australian income tax laws and regulations, which are administered by the Australian Taxation Office for the years ended June 30, 2010 and all prior years.

On November 23, 2010, the Company was incorporated in the state of Delaware. In January 2011, the Company acquired all of the outstanding shares of Propanc PTY LTD on a one-for-one basis with Propanc PTY LTD becoming a wholly owned subsidiary of the Company. As a result of these transactions, the Company is subject to the income tax laws of both the United States and Australia for the years ended June 30, 2013 through June 30, 2023.

F-30

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

The reconciliation of income tax expense computed at the U.S. federal statutory rate of 21% to the income tax provision for the years ended June 30, 2023 and 2022 is as follows:

	Year Ended
US	June 30, 2023	June 30, 2022
Loss before Income taxes	$(2,790,407)	$(2,658,087)

Taxes under statutory US tax rates	$(585,986)	$(558,198)
Increase (decrease) in valuation allowance	861,178	339,334
Prior period adjustment	(218,947)	-
Foreign tax rate differential	(60,316)	(64,349)
Income tax rate change	-	272,008
Other	4,071	11,205
Income tax (expense) benefit	$-	$-

The Company reflects a tax benefit on its consolidated statement of operations and comprehensive income (loss) in 2023 and 2022 of $129,841 and $54,977, respectively. These amounts are research and development tax credits and are not considered income tax.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, permits NOL carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities consist of the following:

	Year Ended
	June 30, 2023	June 30, 2022
Deferred tax assets
Warrant Derivative Liability	$7,403	$7,403
Accrued Expenses	478,273	363,873
Prepaid Investor Services	575,021	427,318
Non-cash interest	758,797	709,936
Intangibles (Intellectual Property and Patent Cost)	321,557	293,260
Deferred Rent	4,550	4,198
Formation Expense	6,553	6,553
Net Operating Loss carryforward	8,910,873	8,759,357
Foreign Exchange Loss (OCI)	(39,379)	(39,379)
Revalue of derivative liability	572,141	460,772
Stock Based Compensation	84,028	84,028
Total Deferred tax assets	$11,679,818	$11,077,318

Deferred tax liabilities
Research and Development	$(202,568)	$(170,435)
Gain on extinguishment of debt	47,393	(259,470)
Capital Raising Costs	(369,033)	(352,981)
Total deferred tax liabilities	$(524,208)	$(782,886)

Net deferred tax assets	$11,155,610	$10,294,432
Valuation allowance	(11,155,610)	(10,294,432)
Net deferred tax assets	$-	$-

F-31

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

At June 30, 2023, the Company had U.S. net operating loss carry forwards of $10,369,271 that may be offset against future taxable income, subject to limitation under IRC Section 382. Of the approximately $10.4 million of net operating loss carryforwards, $7.3 million will begin to expire in 2024 and the remaining $3.1 million will not expire but is subject to annual usage limitations. The Australian tax rate changed from 26% in 2021 to 25% in 2022 and remained at 25% during 2023. At June 30, 2023, the Company had Australia net operating loss carry forwards of $26,933,305 which can be carried forward without expiration. No tax benefit has been reported in the June 30, 2023 and 2022 consolidated financial statements due to the uncertainty surrounding the realizability of the benefit, based on a more likely than not criteria and in consideration of available positive and negative evidence.

The Company applied the “more-likely-than-not” recognition threshold to all tax positions taken or expected to be taken in a tax return, which resulted in no unrecognized tax benefits as of June 30, 2023 and 2022, respectively.

Management has determined that the realization of the net deferred tax asset is not assured and has created a valuation allowance for the entire amount of such benefits.

The Company follows ASC 740-10, which provides guidance for the recognition and measurement of certain tax positions in an enterprise’s financial statements. Recognition involves a determination whether it is more likely than not that a tax position will be sustained upon examination with the presumption that the tax position will be examined by the appropriate taxing authority having full knowledge of all relevant information.

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of operations. As of June 30, 2023, the Company had no unrecognized tax benefits. There were no changes in the Company’s unrecognized tax benefits during the years ended June 30, 2023 and 2022. The Company did not recognize any interest or penalties during fiscal 2023 or 2022 related to unrecognized tax benefits.

The income tax returns filed for the tax years from inception will be subject to examination by the relevant taxing authorities.

NOTE 8 - STOCKHOLDERS’ DEFICIT

Increase in Authorized Shares of Common Stock and Reverse Stock Split

On May 18, 2022, the board of directors of the Company approved and authorized, and the holders of a majority-in-interest of the Company’s voting capital stock approved by written consent for the Company to file a certificate of amendment to its certificate of incorporation, as amended (the “Certificate of Incorporation”), which increased the Company’s authorized capital stock. Such certificate of amendment increased the number of authorized shares of common stock from 1,000,000,000 to 3,000,000,000 shares. The number of authorized shares of preferred stock remained at 1,500,005 shares, such that the total number of authorized shares of capital stock increased to 3,001,500,005 shares. Such certificate of amendment was filed and became effective on July 6, 2022.

On September 21, 2022, the board of directors of the Company approved and authorized, and the holders of a majority-in-interest of the Company’s voting capital stock approved by written consent for the Company to file a certificate of amendment to its Certificate of Incorporation, which increased the Company’s authorized capital stock. The Certificate increased the number of authorized shares of common stock from 3,000,000,000 to 10,000,000,000 shares. The number of authorized shares of preferred stock remained at 1,500,005, such that the total number of shares of authorized capital stock increased to 10,001,500,005 shares. Such certificate of amendment was filed and became effective on November 4, 2022.

On May 1, 2023, the Company filed a certificate of amendment to its certificate of incorporation, as amended, to effect a one-for-one thousand (1:1,000) Reverse Stock Split (the “Reverse Stock Split”), effective as of May 1, 2023. Proportional adjustments for the Reverse Stock Split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the consolidated financial statements to reflect the Reverse Stock Split.

F-32

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Preferred Stock

The total number of shares of preferred stock that the Company is authorized to issue is 1,500,005, $0.01 par value per share. These preferred shares have no rights to dividends, profit sharing or liquidation preferences, subject to any such rights provided for such shares in any certificate of designation filed by the Company with the State of Delaware.

Of the total preferred shares authorized, 500,000 had been designated as Series A Preferred Stock (“Series A Preferred Stock”), pursuant to the Certificate of Designation for the Series A Preferred Stock filed with the Secretary of State of the State of Delaware on December 9, 2014. James Nathanielsz, the Company’s Chief Executive Officer and Chief Financial Officer and a director, beneficially owned all of the outstanding shares of Series A Preferred Stock indirectly through North Horizon Pty Ltd., which entitled him, as a holder of Series A Preferred Stock, to vote on all matters submitted or required to be submitted to a vote of the Company’s stockholders, except election and removal of directors, and each share of Series A Preferred Stock entitled him to a total of 1 vote. North Horizon Pty Ltd. is a Nathanielsz Family Trust. Mr. Nathanielsz had voting and investment power over these shares.

On March 15, 2023, the Company filed a certificate with the Secretary of State of Delaware (the “Certificate of Retirement”), effecting the retirement and cancellation of the Series A Preferred Stock to eliminate such Series A Preferred Stock. No shares of Series A Preferred Stock are currently outstanding as they were redeemed by the Company in March 2023. There were none and 500,000 shares of Series A Preferred Stock issued and outstanding as of June 30, 2023 and 2022, respectively.

Pursuant to a certificate of designation filed with the Secretary of State of the State of Delaware on June 16, 2015, five shares of preferred stock have been designated as Series B Preferred Stock, par value $0.01 per share, of the Company (“Series B Preferred Stock”). Each holder of shares of Series B Preferred Stock is entitled to voting power equivalent to the number of votes equal to the total number of shares of common stock outstanding as of the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company and entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company. One share of Series B Preferred Stock is issued and outstanding as of June 30, 2023 and 2022. Mr. Nathanielsz, the Company’s Chief Executive Officer, directly beneficially owns such one share of Series B Preferred Stock.

No additional shares of Series A Preferred Stock or Series B Preferred Stock were issued during fiscal year 2023 and 2022.

Common Stock

Shares issued under the Equity Lines

Dutchess Capital Growth Fund LP

On November 30, 2021, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Dutchess Capital Growth Fund LP, a Delaware limited partnership, (“Dutchess”), providing for an equity financing facility (the “Equity Line”). The Purchase Agreement provides that upon the terms and subject to the conditions in the Purchase Agreement, Dutchess is committed to purchase up to Five Million Dollars ($5,000,000) of shares of the Company’s common stock (the “Common Stock”), over the 36-month term of the Purchase Agreement (the “Total Commitment”).

Under the terms of the Purchase Agreement, Dutchess will not be obligated to purchase shares of Common Stock unless and until certain conditions are met, including but not limited to a Registration Statement on Form S-1 (the “Registration Statement”) becoming effective which registers Dutchess’ resale of any Common Stock purchased by Dutchess under the Equity Line. From time to time over the 36-month term of the Purchase Agreement, commencing on the trading day immediately following the date on which the Registration Statement becomes effective, the Company, in our sole discretion, may provide Dutchess with a draw down notice (each, a “Draw Down Notice”), to purchase a specified number of shares of Common Stock (each, a “Draw Down Amount Requested”), subject to the limitations discussed below. The actual amount of proceeds the Company will receive pursuant to each Draw Down Notice (each, a “Draw Down Amount”) is to be determined by multiplying the Draw Down Amount Requested by the applicable purchase price. The purchase price of each share of Common Stock equals 92% of the lowest trading price of the Common Stock during the five (5) business days prior to the Closing Date. Closing Date shall mean the five (5) business days after the Clearing Date. Clearing Date shall mean the first business day that the Selling Shareholder holds the Draw Down Amount in its brokerage account and is eligible to trade the shares.

F-33

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

The maximum number of shares of Common Stock requested to be purchased pursuant to any single Draw Down Notice cannot exceed the lesser of (i) 300% of the average daily share volume of the Common Stock in the five (5) trading days immediately preceding the Draw Down Notice or (ii) an aggregate value of $250,000.

The Company agreed to pay to Dutchess a commitment fee for entering into the Purchase Agreement of 1,000 restricted shares of the Company’s common stock. The 1,000 shares of common stock were valued at approximately $20 per share or $20,000, being the closing price of the stock on November 30, 2021, the date of grant. The shares were issued on December 10, 2021. The Company initially recorded deferred offering cost of $20,000. The Company deferred these costs until such time that the associated financings were completed. Upon completion and recognition of the proceeds, any deferred offering costs will be reported as a direct deduction from the amount of the proceeds received as a charge to additional paid in capital. During the year ended June 30, 2022, the $20,000 deferred offering cost was directly deducted from the proceeds received below.

Between April 5, 2022 and June 30, 2022, the Company issued an aggregate of 25,663 shares of its common stock at an average price per share of approximately $10, as a result of delivering four draw down notices to the Investor. Consequently, the Company received gross aggregate proceeds of $99,285 and subscription receivable of $23,758 from such draw down notice. The Company collected the $23,758 subscription receivable in August 2022.

On July 13, 2022, the Company issued 14,337 shares of its common stock at an average price per share of approximately $2, as a result of delivering one Dutchess Draw Down Notice to Dutchess. Consequently, the Company received gross aggregate proceeds of $24,711 from such Dutchess Draw Down Notice. The Company received $23,758 of a previously recorded subscription receivable during the year ended June 30, 2023.

Coventry Enterprises, LLC

On November 3, 2022, the Company entered into a Common Stock Purchase Agreement (the “Coventry Purchase Agreement”) with Coventry providing for an equity financing facility (the “Coventry Equity Line”). The Purchase Agreement provides that, upon the terms and subject to the conditions in the Purchase Agreement, Coventry is committed to purchase up to Five Million Dollars ($5,000,000) of shares of common stock over the 36 month term of the Purchase Agreement.

Under the terms of the Coventry Purchase Agreement, Coventry will not be obligated to purchase shares of common stock unless and until certain conditions are met, including but not limited to a registration statement on Form S-1 becoming effective which registers Coventry’s resale of any common stock purchased by Coventry under the Coventry Equity Line. From time to time over the 36-month term of the Coventry Purchase Agreement, commencing on the trading day immediately following the date on which such registration statement becomes effective, the Company, in its sole discretion, may provide Coventry with a draw down notice (each, a “Coventry Draw Down Notice”), to purchase a specified number of shares of common stock (each, a “Coventry Draw Down Amount Requested”), subject to the limitations discussed below. The actual amount of proceeds the Company will receive pursuant to each Coventry Draw Down Notice (each, a “Coventry Draw Down Amount”) is to be determined by multiplying the Coventry Draw Down Amount Requested by the applicable purchase price. The purchase price of each share of common stock equals 80% of the lowest volume weighted average price of the Common Stock during the 10 business days immediately preceding the Coventry Drawdown Notice date.

The maximum number of shares of common stock requested to be purchased pursuant to any single Coventry Draw Down Notice cannot exceed the lesser of (i) 200% of the average daily traded value of the common stock during the 10 business days immediately preceding the Coventry Draw Down Notice, (ii) $250,000 or (iii) an amount that would cause Coventry’s beneficial ownership to exceed 9.99% of the outstanding number of shares of common stock immediately after giving effect to the issuance of the Coventry Draw Down Notice. During the year ended June 30, 2023, the Company has not received a Coventry Draw Down Notice.

F-34

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Shares issued for conversion of convertible debt

During the year ended June 30, 2022, the Company issued an aggregate of 96,960 shares of its common stock and common stock issuable of 7,326 at average contractual conversion prices ranging from $10 to $40, as a result of the conversion of principal of $599,148, interest of $36,154 and conversion fees $2,250 underlying certain outstanding convertible notes converted during the year. The total recorded to equity was $657,125 including the $19,572 discussed below. The common stock issuable of 7,326 shares were issued on July 12, 2022.

During the year ended June 30, 2022, converted notes - principal of $1,000 and accrued interest of $8,000 contained bifurcated embedded conversion option derivatives. Accordingly, the fair market value of the shares issued upon conversion was $28,572 resulting in a loss on extinguishment at the time of conversion of $19,572 and $2,069 of derivative liability fair value was recorded as a gain on extinguishment at the time of conversion. The Company reclassified $335,677 to additional paid in capital following conversions of notes accounted for as stock settled debt during the year ended June 30, 2022.

During the year ended June 30, 2023, the Company issued an aggregate of 5,061,180 shares of its common stock and common stock issuable of 807,230 at average contractual conversion price of $0.17, as a result of the conversion of principal of $935,699, interest of $80,586 and conversion fees $1,838 underlying certain outstanding convertible notes converted during the year. The total recorded to equity was $1,387,723 including the $19,572 discussed above. The common stock issuable of 807,230 shares were issued in July 2023.

Included in the above conversion during the year ended June 30, 2023 were principal aggregate amount of convertible notes of $168,200, accrued interest of $16,632 and conversion fees of $1,838 containing bifurcated embedded conversion option derivatives were converted into common stock. Accordingly, the fair market value of the shares issued upon conversion was $556,272, resulting in a loss on extinguishment at the time of conversion of $369,602 and $352,051 of derivative liability fair value was recorded as a gain on extinguishment at the time of conversion, resulting in a net loss of $17,551 which is included in gain (loss) on extinguishment of debt in the accompanying consolidated statements of operations.

The Company has 3,764,903,510 shares of its common stock reserved for future issuances based on lender reserve requirements pursuant to underlying financing agreements at June 30, 2023.

Shares issued for services and accrued expenses

On August 12, 2021, the Board approved the issuance of 2,800 shares of the Company’s common stock for bonus payable of $84,000 as of June 30, 2021 to an employee who is the wife of the CEO of the Company. The 2,800 shares of common stock were valued at approximately $30 per share or $87,920, being the closing price of the stock on the date of grant. The shares were issued on August 17, 2021. The Company recorded stock-based compensation of $3,920 during the year ended June 30, 2022 and reclassified bonus payable of $84,000 to additional paid in capital upon issuance.

On August 12, 2021, the Board approved the issuance of 167 shares of the Company’s common stock for legal services rendered for the month of August 2021. The 167 shares of common stock were valued at approximately $50 per share or $7,883, being the closing price of the stock on August 31, 2021, the date of grant. The shares were issued on September 3, 2021. The Company recorded stock-based compensation of $7,883 during the year ended June 30, 2022.

In September 2021, the Company issued 2,820 shares of the Company’s common stock to a consultant for services rendered from July 2021 to September 2021 valued at approximately $40 per share or $104,611, being the closing price of the stock on the date of grant to such consultant. The Company recorded stock-based compensation of $104,611 during the year ended June 30, 2022.

On January 20, 2022, the Board approved the issuance of 667 shares of the Company’s common stock for legal services rendered in January 2022. The 667 shares of common stock were valued at approximately $30 per share or $20,000, being the average closing prices of the stock for the month of January 2022, the date of grant. The Company recorded stock-based compensation of $20,000 during the year ended June 30, 2022.

F-35

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

On January 24, 2022, the Company issued 2,274 shares of the Company’s common stock to a consultant for services rendered from October 2021 to December 2021. The Company issued 2,274 shares of the Company’s common stock valued at approximately $20 per share or $45,030, being the closing price of the stock on the date of grant to such consultant. The Company recorded stock-based compensation of $45,030 during the year ended June 30, 2022.

On February 17, 2022, the Board approved the issuance of 1,148 shares of the Company’s common stock to a consultant for services rendered upon the termination of the consulting agreement (see Note 9). The Company valued the shares at approximately $20 per share or $24,000 being the closing price of the stock on the date of grant to such consultant. The shares were issued on April 7, 2022. The Company recorded stock-based compensation of $24,000 during the year ended June 30, 2022.

On April 13, 2022, the Company issued 3,834 shares of the Company’s common stock to a consultant for services rendered from January 2022 to March 2022. The Company issued 3,834 shares of the Company’s common stock valued at approximately $12.2 per share or $46,771, being the closing price of the stock on the date of grant to such consultant. The Company recorded stock-based compensation of $46,771 during the year ended June 30, 2022.

On June 30, 2022, the Board approved the issuance of 12,271 shares of the Company’s common stock to a consultant for services rendered from April 2022 to June 2022. The 12,271 shares was reflected as common stock issuable and was valued at approximately $3.70 per share or $45,403, being the closing price of the stock on the date of grant to such consultant. The Company recorded stock-based compensation of $45,403 during the year ended June 30, 2022. The common stock issuable of 12,271 shares were issued on July 1, 2022.

On October 25, 2022, the Company issued 6,111 shares of common stock to a consultant for services rendered in October 2022. The Company valued these shares based on quoted trading prices on the date of grant at $0.90 per share or $5,500 which was recorded as stock-based consulting expense during the year ended June 30, 2023.

On November 16, 2022, the Company issued 73,301 shares of common stock to a consultant for services rendered from July 2022 to November 2022. Those shares were valued at approximately $0.07 per share or $51,311, being the closing price of the stock on the date of grant to such consultant. The Company recorded stock-based compensation of $51,311 during the year ended June 30, 2023.

On June 30, 2023, the Board approved the issuance of 608,423 shares of the Company’s common stock to a consultant for services rendered from April 2023 to June 2023. The 608,423 shares was reflected as common stock issuable and was valued at approximately $0.135 per share or $82,137, being the closing price of the stock on the date of grant to such consultant. The Company recorded stock-based compensation of $82,137 during the year ended June 30, 2023. The common stock issuable of 608,423 shares were issued on July 10, 2023.

Nathanielsz Cancellation Agreement

On August 12, 2021, the Company entered into a Cancellation Agreement with James Nathanielsz (“Nathanielsz”), Chief Executive Officer and Director of the Company, whereby Nathanielsz agreed to cancel his cash compensation bonus award for fiscal year 2021, ended June 30, 2021, in exchange for common stock of the Company. The Company and Nathanielsz entered into an Amended and Restated Employment Agreement dated May 14, 2019 (the “Agreement”). Pursuant to the terms of the Agreement, Nathanielsz was eligible to earn an annual fiscal year cash performance bonus for each fiscal year of his employment period with the Company with a target performance bonus of 200% of his average annualized base salary during the fiscal year for which the performance bonus is earned. On July 20, 2021, Nathanielsz was awarded a “target” bonus of 78%, or $177,840 USD (the “Debt”) for the fiscal year ended June 30, 2021, by the Company’s Board of Directors (the “Board”). Pursuant to the Cancellation Agreement, Nathanielsz agreed to cancel this Debt in exchange for 5,928 shares of the common stock of the Company (the “Shares”), valued at approximately $30 per share or $186,139, being the closing price of the stock on the date of grant. The shares were issued on August 17, 2021. The Company recorded stock-based compensation of $8,299 during the year ended June 30, 2022 and reclassified bonus payable of $177,840 to additional paid in capital upon issuance.

F-36

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Kenyon Cancellation Agreement

On August 12, 2021, the Company entered into a Cancellation Agreement with Dr. Julian Kenyon (“Kenyon”), Chief Scientific Officer and Director of the Company, whereby Kenyon agreed to cancel of $102,600 USD of accrued salary due him as of June 30, 2021, pursuant to that certain Amended and Restated Services Agreement by and between Kenyon and the Company, dated May 14, 2019, in exchange for 3,420 shares of common stock of the Company (the “Shares”), valued at approximately $30 per share or $107,388, being the closing price of the stock on the date of grant. The shares were issued on August 17, 2021. The Company recorded stock-based compensation of $4,788 during the year ended June 30, 2022 and reclassified accrued expenses of $102,600 to additional paid in capital upon issuance.

Zelinger Amended and Restated Director Agreement

On August 12, 2021, the Company entered into an Amended and Restated Director Agreement (the “Director Agreement”) with Josef Zelinger (“Zelinger”). Pursuant to the terms of the Director Agreement, the Company shall pay Zelinger a base salary of $250.00 AUD ($184 USD) per month, payable on the first day of each month. In addition, the Company may compensate Zelinger additional consideration for advisory services performed by the Director, either in the form of cash or common stock, at the discretion of the Board. The Company issued 2,800 shares of common stock of the Company for accrued director services of $84,000 as of June 30, 2021. The 2,800 shares of common stock were valued at approximately $30 per share or $87,920, being the closing price of the stock on the date of grant. The shares were issued on August 17, 2021. The Company recorded stock-based compensation of $3,920 during the year ended June 30, 2022 and reclassified accrued expenses of $84,000 to additional paid in capital upon issuance.

Shares issued for exercise of warrants

During the year ended June 30, 2022, the Company received aggregate gross proceeds of $625,000 from the exercise of 16 Series B Warrants with an exercise price of $40,000 per share and issued 16 shares of common stock.

During the year ended June 30, 2023, the Company received aggregate gross proceeds of $475,000 from the exercise of approximately 12 Series B Warrants with an exercise price of $40,000 per share and issued 12 shares of common stock.

During the year ended June 30, 2022, the Company issued 56,800 shares of common stock from the alternate cashless exercise of 0.284 Series A warrants with an original exercise price of $200,000 and alternate cashless exercise price of $0.001 or the par value of common stock.

During the year ended June 30, 2023, the Company issued an aggregate of 559,999 shares of common stock and common stock issuable of 206,000 from the alternate cashless exercise of 0.97 Series A warrants with an original exercise price of $200,000 and alternate cashless exercise price of $0.001 or the par value of common stock.

The Alternate Cashless Exercise provision, for a cashless conversion at the holder’s option, is available should the trading price of the Company’s common stock fall below $200,000 per share calculated based on the difference between the exercise price of the Series A Warrant and 70% of the market price. The Company recognized the value of the effect of a down round feature in such warrants when triggered. Upon the occurrence of the triggering event that resulted in a reduction of the strike price, the Company measured the value of the effect of the feature as the difference between the fair value of the warrants without the down round feature or before the strike price reduction and the fair value of the warrants with a strike price corresponding to the reduced strike price upon the down round feature being triggered. Accordingly, the Company recognized deemed dividend of $466,273 and $700,340, during the years ended June 30, 2023 and 2022, respectively, and a corresponding reduction of income available to common stockholders upon the alternate cashless exercise of these warrants.

F-37

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Shares issued in connection with a convertible note

On November 3, 2022, the Company entered into a securities purchase agreement with Coventry, pursuant to which Coventry purchased a promissory note from the Company in the aggregate principal amount of $125,000 (see Note 6). As an additional inducement to the Coventry purchasing the note, the Company, as of the original issue date and for no additional consideration, issued to Coventry an aggregate of 75,000 shares of the common stock, which were valued using the relative fair value method at $37,500 and recognized as debt discount to be amortized over the term of the Coventry Note.

Restricted Stock Units

Pursuant to employment agreements dated in May 2019, the Company granted an aggregate of 0.078 and 0.039 restricted stock unit to the Company’s Chief Executive Officer and Chief Scientific Officer, respectively. The total 0.117 restricted stock units are subject to vesting terms as defined in the employment agreements. The 0.117 restricted stock units were valued at the fair value of approximately $4,250,000 per unit or $497,240 based on the quoted trading price on the date of grant. There were $248,620 unrecognized restricted stock units expense as of June 30, 2023 and 2022. There are 0.06 unvested restricted stock units which are subject to various performance conditions which have not yet been met and such restricted stock units have not yet vested as of June 30, 2023 and 2022 to which the $248,620 relates.

Stock Options

A summary of the Company’s stock option activity during the years ended June 30, 2023 and 2022 is presented below:

		Weighted
	Number of	Average
	Options	Price Per Share
Outstanding at June 30, 2021	0.059	$13,730,000
Issued	-	-
Exercised	-	-
Expired	-	-
Outstanding at June 30, 2022	0.059	$4,533,000
Issued	-	-
Exercised	-	-
Expired	-	-
Outstanding at June 30, 2023	0.059	$4,533,000

Exercisable at June 30, 2023	0.059	$4,533,000
Outstanding and Exercisable:

Weighted average remaining contractual term	5.88
Weighted average fair value of options granted during the period	$-
Aggregate intrinsic value	$-

On the Effective Date, the Company’s board of directors approved and adopted the Company’s 2019 Equity Incentive Plan (the “2019 Plan”), which reserves a total of 234 shares of the Company’s common stock for issuance under the 2019 Plan. Incentive awards authorized under the 2019 Plan include, but are not limited to, incentive stock options, non-qualified stock options, restricted stock awards and restricted stock units.

During the years ended June 30, 2023 and 2022, the Company recognized stock-based compensation of $0 and $72,513 related to vested stock options. There was $0 of unvested stock options expense as of June 30, 2023.

No stock options were granted during the years ended June 30, 2023 and 2022.

F-38

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Stock Warrants

The following table summarizes common stock warrant activity for the years ended June 30, 2023 and 2022:

		Weighted
	Number of	Average
	Warrants	Price Per Share
Outstanding at June 30, 2021	121	$179,630
Issued	-	-
Exercised	(16)	42,860
Forfeited	-	-
Expired	-	-
Outstanding at June 30, 2022	105	$200,270
Issued	3,305	10
Exercised	(13)	52,081
Forfeited	(1)	2,000,000
Expired	-	-
Outstanding at June 30, 2023	3,396 *	$5,440

Exercisable at June 30, 2023	3,379	$5,467
Outstanding and Exercisable:

Weighted average remaining contractual term	2.14
Aggregate intrinsic value	$-

*	The total warrants of 3,396 above which are exercisable into common stock consisted of the following:

	Number of Warrants	Exercisable
Series A warrants	10	10
Series B warrants	17	17
Series C warrants	64	47
Warrants with no class designation	3,305	3,305
Total	3,396	3,379

In connection with the issuance of shares on April 3, 2020, the Company closed on a transaction related to a Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into on March 30, 2020, whereby an investor purchased from the Company, 7.5 units, each consisting of (i) 1.5 shares of the Company’s common stock, or pre-funded warrants upon Investor’s election due to the 4.99% blocker provision and (ii) 1.5 warrants to purchase one share of Common Stock (“Series A Warrants”, and collectively with the Common Stock the “Units”). In addition to the Units, the Investor was issued 64 warrants to purchase one share of Common Stock (the “Series B Warrants”) and an additional 64 warrants to purchase one share of Common Stock, subject to a vesting schedule (the “Series C Warrants” and, together with the Prefunded Warrants, the Series A Warrants, and the Series B Warrants, the “Warrants”). Due to the Beneficial Ownership Limitation, the Company granted 10 Prefunded Warrants with exercise price of $100 (but can be less than par value). The Prefunded Warrants shall be exercisable immediately and shall expire when exercised in full.

F-39

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Series A Warrants

Pursuant to the Securities Purchase Agreement entered into March 20, 2020 as discussed above, the Investor purchased Series A Warrants to purchase up to 11 shares of Common Stock, subject to adjustment as provided therein. The Series A Warrants have a cash exercise price of $200,000 per share and are immediately exercisable and expire in 3 years (see extension noted below). The Series A Warrants contain a provision for cashless exercise in the event there is no effective registration statement registering the shares underlying the Series A Warrants calculated based on the difference between the exercise price of the Series A Warrant and the trading price of the stock (the “Cashless Exercise”). Additionally, the Series A Warrants contain a provision for a cashless conversion at the Holder’s option should the trading price of the Common Stock fall below $200,000, per share calculated based on the difference between the exercise price of the Series A Warrant and 70% of the Market Price, as defined therein (the” Alternate Cashless Exercise”). The Alternate Cashless Exercise price is $0.001. See above “Shares issued for exercise of warrants” for discussion of deemed dividend related to alternate cashless exercise.

Series B Warrants

Pursuant to the Securities Purchase Agreement entered into March 20, 2020 as discussed above, the Investor purchased Series B Warrants to purchase up to 64 shares of Common Stock, subject to adjustment as provided therein; provided, however, commencing on the 90th day following the effective date, the Company may reduce the number of Warrant Shares issuable upon exercise thereof by 38 upon 10 Trading Days’ prior written notice to the Holder provided that the Company issues to the Holder 4 shares of Common Stock (or, at the election of the Holder, an equivalent number of pre-funded warrants) and Series A Warrants to purchase up to 4 shares of Common Stock, which shares shall be issued pursuant to a registration statement without restrictions on resale. The Series B Warrants have a cash exercise price of $40,000 per share and expire in 3 years (see extension noted below). The Series B Warrants contain a provision for Cashless Exercise.

Series C Warrants

Pursuant to the Securities Purchase Agreement entered into March 20, 2020 as discussed above, the Investor purchased Series C Warrants to purchase up to 64 shares of Common Stock, subject to adjustment as provided therein and expire in 3 years (see extension noted below). The Series C Warrants have a cash exercise price of $200,000 per share, subject to a vesting schedule, which is based on such Holder’s exercise of the Series B Warrants (warrants shall be exercisable ratably upon exercise of Series B Warrants). The Series C Warrants contain provisions for Cashless Exercise and Alternate Cashless Exercise. See above “Shares issued for exercise of warrants” for discussion of deemed dividend related to alternate cashless exercise.

Letter Agreement to Extend Termination Dates.

On March 8, 2023, the Company agreed with the holder of Series B Warrants (the “Holder”) pursuant to a letter agreement to exercise up to $250 of Series B Warrants currently held as follows:

1.	Effective upon the execution of such letter agreement, the Holder will exercise 4 Series B Warrants for an aggregate exercise price of $150,000, or 4 shares of common stock (the “Existing Warrants”) and;

2.	Within 5 business days’ written notice to the Holder from the Company of receipt of approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Company’s next anticipated reverse stock split, an additional $100,000 of Series B Warrants for 3 shares of common stock.

As an inducement to exercise the Existing Warrants, the Company agreed to extend the termination date of the Existing Warrants and the Series A Warrants held by the Holder to March 27, 2025, and to extend the termination date of the Series C Warrants held by the Holder to the third anniversary of the last vesting date of such warrants, effective upon the exercise of the first $150,000 of Existing Warrants.

In accordance with ASC 815-40-35-17(c), the effect of a modification or an exchange of an equity classified freestanding written call option shall be measured as the difference between the fair value of the modified instrument and the fair value of that instrument immediately before it is modified. The Company recognized the effect of the modifications of the warrants above that is directly attributable to an actual equity offering as an equity issuance cost which amount is not material. The modified warrants are determined to be equity classified, accordingly, the incremental fair value and equity issuance cost were both recognized in additional paid in capital and therefore, there was no effect in equity and such value is de minimis.

F-40

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Warrants Issued to Vendors

On August 16, 2022, the Company entered into an agreement with a certain consultant to provide services over a three-month period in exchange for 1,000 warrants to purchase common stock at $10 per share with an expiry date of August 16, 2025. The fair market value of the warrants was $2,408 on the date of grant as calculated under the Black Scholes Option Pricing model with the following assumptions: stock price at valuation date of $2.60 based on quoted trading price on date of grant, exercise price of $10, dividend yield of zero, years to maturity of 3.00, a risk-free rate of 3.19%, and expected volatility 236%. The Company recorded $2,408 of stock-based compensation expenses with respect to the grant of such warrants during the year ended June 30, 2023.

On August 16, 2022, the Company and a third-party investor relations consultant agreed to settle an outstanding payable of $23,050 in exchange for 2,305 warrants to purchase common stock at $10 per share with an expiry date of August 16, 2025. The fair market value of the warrants was $5,551 on the date of grant as calculated under the Black Scholes Option Pricing model with the following assumptions: stock price at valuation date of $2.60 based on quoted trading price on date of grant, exercise price of $10, dividend yield of zero, years to maturity of 3.00, a risk-free rate of 3.19%, and expected volatility of 236%. Accordingly, the Company recognized gain from settlement of debt of $17,499 during the year ended June 30, 2023 as reflected in the accompanying consolidated statements of operations.

Exercise of Warrants

During the year ended June 30, 2022, the Company received aggregate gross proceeds of $625,001 from the exercise of 16 Series B Warrants and issued 16 shares of common stock.

During the year ended June 30, 2022, the Company issued 56,800 shares of common stock from the alternate cashless exercise of 0.284 Series A warrants.

During the year ended June 30, 2023, the Company received aggregate gross proceeds of $475,000 from the exercise of approximately 12 Series B Warrants with an exercise price of $40,000 per share and issued 12 shares of common stock.

During the year ended June 30, 2023, the Company issued an aggregate of 559,999 shares of common stock and common stock issuable of 206,000 from the alternate cashless exercise of 0.97 Series A warrants with an original exercise price of $200,000 and alternate cashless exercise price of $0.001 or the par value of common stock.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be subject to litigation and claims arising in the ordinary course of business. The Company is not currently a party to any material legal proceedings and the Company is not aware of any pending or threatened legal proceeding against the Company that we believe could have a material adverse effect on our business, operating results, cash flows or financial condition.

IRS Liability

As part of its requirement for having a foreign operating subsidiary, the Company is required to file an informational Form 5471 to the Internal Revenue Service (the “IRS”), which is a form that explains the nature of the relationship between the foreign subsidiary and the parent company. From 2012 through the 2014, the Company did not file this form in a timely manner. As a result of the non-timely filings, the Company incurred a penalty from the IRS in the amount of $10,000 per year, or $30,000 in total, plus accrued interest, such penalty and interest having been accrued and is included in the accrued expenses and other payable figure on the June 30, 2023 and 2022 consolidated balance sheets. The Company recorded the penalties for all three years during the year ended June 30, 2018. The Company is current on all subsequent filings.

F-41

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Operating Agreements

In November 2009, the Company entered into a commercialization agreement with the University of Bath (UK) (the “UK University”), whereby the Company and the UK University co-owned the intellectual property relating to the Company’s pro-enzyme formulations. In June 2012, the Company and the UK University entered into an assignment and amendment whereby the Company assumed full ownership of the intellectual property, while agreeing to pay royalties of 2% of net revenues to the UK University. Additionally, the Company agreed to pay 5% of each and every license agreement subscribed for. The contract is cancellable at any time by either party. To date, no amounts are owed under the agreement.

Collaboration Agreement

On September 13, 2018, the Company entered into a two-year collaboration agreement with the University of Jaén (the “University”) to provide certain research services to the Company. In consideration of such services, the Company agreed to pay the University approximately 52,000 Euros ($59,508 USD) in year one and a maximum of 40,000 Euros ($45,775 USD) in year two. Additionally, in exchange for full ownership of the intellectual property, the Company agreed to pay royalties of 2% of net revenues to the University. On October 1, 2020, the Company entered into another two-year collaboration agreement with the University to provide certain research services to the Company. In consideration of such services, the Company agreed to pay the University approximately 30,000 Euros ($35,145 USD), which were paid in four installment payment of 5,000 Euros in November 2020, 5,000 Euros ($5,858) in March 2021, 10,000 Euros ($11,715) in December 2021 and 10,000 Euros ($11,715) in September 2022. Additionally, the University agreed to hire and train a doctoral student for this project and the Company agreed to pay the University 25,837 Euros ($30,268 USD). In exchange for full ownership of the intellectual property, the Company agreed to pay royalties of 2% of net revenues to the University.

On July 27, 2022, the Company entered into a two-year research agreement with the University to provide certain research and experiment services to the Company. One of the Company’s Scientific Advisory Board is the lead joint researcher of the University. In exchange for full ownership of the intellectual property, the Company agreed to pay royalties of 1% of net revenues each to two members of the Scientific Advisory Board. In consideration of such services, the Company agreed to pay the University approximately 53,200 Euros ($53,806 USD) payable as follows:

- 18,200 Euros ($18,407 USD) upon execution (paid in August 2022),

- 8,000 Euros ($8,091 USD) in September 2022 (unpaid),

- 7,000 Euros ($7,080 USD) in December 2022 (unpaid),

- 10,000 Euros ($10,114 USD) in March 2023 (unpaid), and

- 10,000 Euros ($10,114 USD) in July 2023.

The commencement date for the experiments was on September 1, 2022, and the estimated length of time for completion is 24 months.

As of June 30, 2023 and 2022, the Company has $18,056 and $14,364, respectively, balance due to the University for unreimbursed lab fees, which are included in accrued expenses and other liabilities in the accompanying consolidated balance sheets. As of June 30, 2023 and 2022, there are no royalty fees owed to the University.

Consulting Agreement

On October 1, 2021, the Company entered into a consulting agreement (the “Consulting Agreement”) with a consultant who will assist in the development of the Company’s business and financing activities. The consultant will serve initially as an independent contractor, and upon certain mutually agreed upon conditions being met, will be appointed Vice Chairman, President and Interim CFO. The term of the Consulting Agreement was for three years commencing on October 1, 2021 and can be terminated by either party upon 30 day written notice. The monthly payment per the Consulting Agreement was $7,000. The Company was to issue shares of common stock equal to 1% of the total issued and outstanding shares at the end of each year of service and to be expensed upon date of grant. On February 17, 2022, the Board approved the issuance of 1,148,326 shares of the Company’s common stock to such consultant for services rendered upon the termination of the Consulting Agreement (see Note 8).

On July 1, 2022, the Company and a consultant agreed to extend the term of a consulting agreement from July 1, 2022 to June 30, 2023 to provide media-related services for a monthly fee of $50,000. In addition, the Company agreed to pay a stock fee equal to 9.9% of the outstanding common stock of the Company during the term of the agreement. The Company agreed to increase the consultant’s diluted holdings back to 9.9% and accrue the value of the common stock at each reporting period until June 30, 2023. All service fees are non-refundable. In November 2022, the Company and the consultant agreed to discontinue the monthly cash portion fee. On November 16, 2022, the Company issued 73,301 shares of common stock to this consultant for services rendered from July 2022 to November 2022. Additionally, on June 30, 2023, the Board approved the issuance of 608,423 shares of the Company’s common stock to this consultant for services rendered from April 2023 to June 2023 (see Note 8). Accordingly, the Company has $0 balance owed to such consultant as of June 30, 2023.

Operating Leases

On May 4, 2022, the Company entered in a three-year lease agreement with North Horizon Pty Ltd., a related party, (see Note 10) for a monthly rent of $3,000 AUD or $2,176 USD (depending on exchange rate) per month plus taxes. On May 4, 2022, the Company recorded right-of-use assets $66,201 and total lease liabilities of $66,201 based on an incremental borrowing rate of 8%.

ROU is summarized below:

	June 30, 2023	June 30, 2022
Office lease	$66,201	$66,201
Less: accumulated amortization	(27,213)	(3,678)
Right-of-use asset, net	$38,988	$62,523

Operating lease liabilities are summarized below:

	June 30, 2023	June 30, 2022
Office lease	$66,201	$66,201
Reduction of lease liability	(25,418)	(3,277)
Less: office lease, current portion	(21,505)	(20,605)
Long term portion of lease liability	$19,278	$42,319

Remaining future minimum lease payments under the non-cancelable operating lease at June 30, 2023 are as follows:

Fiscal Year 2024	$23,990
Fiscal Year 2025	19,992
Imputed interest	(3,199)
Total operating lease liability	$40,783

The weighted average remaining lease term for the operating lease is 1.77 years as of June 30, 2023.

F-42

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

NOTE 10 - RELATED PARTY TRANSACTIONS AND BALANCES

Since its inception, the Company has conducted transactions with its directors and entities related to such directors.

These transactions have included the following:

As of June 30, 2023 and 2022, the Company owed its former director a total of $29,630 and $30,746, respectively, related to expenses paid on behalf of the Company related to corporate startup costs and intellectual property (see Note 4).

As of June 30, 2023 and 2022, the Company owed its former director a total of $49,314 and $51,171, respectively, for money loaned to the Company, throughout the years. The total loans balance owed at June 30, 2023 and 2022 is not interest bearing (see Note 5).

Effective May 5, 2016, the Company entered into an agreement for the lease of its principal executive offices with North Horizon Pty Ltd., a related party, of which Mr. Nathanielsz, our CEO, CFO and a director, and his wife are owners and directors. The lease had a five-year term and provided for annual rental payments of $39,600 AUD or $28,325 USD, which includes $3,600 AUD or $2,575 USD of goods and service tax for total payments of $198,000 AUD or $141,629 USD during the term of the lease. Such lease expired in May 2021 and was renewed for another one-year term from May 2021 to May 2022. On May 4, 2022, the Company entered into a three-year lease agreement with North Horizon Pty Ltd. for a monthly rent of $3,000 AUD or $2,176 USD (depending on exchange rate) per month plus taxes (See Note 9). As of June 30, 2023 and 2022, total rent payable of $158,129 AUD ($105,377 USD) and $122,129 AUD ($84,452 USD), respectively, was included in accrued expenses in the accompanying consolidated balance sheet. Rent expense under those lease was $28,841 and $28,366 in fiscal 2023 and 2022, respectively and reflected as occupancy expenses in the accompanying consolidated statements of operations and comprehensive income (loss).

Employment and Services Agreements with Management

The Company and Mr. Nathanielsz entered into an employment agreement as of February 25, 2015 (the “Nathanielsz Employment Agreement”) setting forth the terms and conditions of Mr. Nathanielsz’s employment as the Company’s President and Chief Executive Officer. The Nathanielsz Employment Agreement was scheduled to expire on February 25, 2019; however, the term of the Nathanielsz Employment Agreement automatically renews for successive one-year periods unless either party provides 30 days’ prior written notice of his or its intent not to renew. The Nathanielsz Employment Agreement continues in effect as of June 30, 2023, as amended on October 26, 2022 (see below). The Nathanielsz Employment Agreement provides Mr. Nathanielsz with a base salary of $25,000 AUD per month ($300,000 AUD annually or $205,680 USD) and a monthly contribution to Mr. Nathanielsz’s pension equal to 9.5% of his monthly salary. Mr. Nathanielsz has the ability to convert any accrued but unpaid salary into common stock at the end of each fiscal year at a conversion price to be determined by Mr. Nathanielsz and the Company, which will in no event be lower than par value or higher than the closing bid price on the date of conversion. Pursuant to the Nathanielsz Employment Agreement, Mr. Nathanielsz is entitled to an annual discretionary bonus in an amount up to 200% of his annual base salary, which bonus shall be determined by the Company’s board of directors based upon the performance of the Company. On March 16, 2018, the Company’s board of directors approved an increase of Mr. Nathanielsz’s annual base salary from $300,000 AUD ($205,680 USD) to $400,000 AUD ($274,240 USD), effective February 2018. On August 1, 2022, the Company’s board of directors approved an increase of Mr. Nathanielsz’s annual base salary from $400,000 AUD ($309,313 USD) to $600,000 AUD ($414,900 USD), effective July 1, 2022.

Mr. Nathanielsz’s wife, Sylvia Nathanielsz, is and has been a non-executive, part-time employee of the Company since October 2015. Effective February 1, 2018, Mrs. Nathanielsz receives an annual salary of $120,000 AUD ($80,904 USD) and is entitled to customary benefits.

Pursuant to a February 25, 2016 board resolution, James Nathanielsz is paid $4,481 AUD ($3,205 USD), on a monthly basis for the purpose of acquiring and maintaining an automobile. For the year ended June 30, 2022, a total of $7,689 AUD ($5,577 USD) in payments have been made with respect to Mr. Nathanielsz’s car allowance which expired in August 2022. No payments were made during the year ended June 30, 2023.

On August 12, 2021, the Board approved a bonus of $177,840 USD. A total of $221,890 AUD ($166,418 USD) in payments were made against the bonuses during the year ended June 30, 2021 resulting in a remaining balance of $422,610 AUD ($316,957 USD) bonus payable as of June 30, 2021 which was included in accrued expenses in the accompanying consolidated balance sheet. On August 12, 2021, pursuant to the Cancellation Agreement, Mr. Nathanielsz agreed to cancel $177,840 of the bonus payable in exchange for 5,928,000 shares of the Company’s Common Stock. On August 1, 2022, the Board approved a bonus of $140,000 AUD or $96,810 USD. A total of $144,166 AUD ($99,691 USD) in payments were made in respect of the bonuses during the year ended June 30, 2022 resulting in a remaining balance of $181,324 AUD ($125,386 USD) bonus payable as of June 30, 2022, which was included in accrued expenses in the accompanying consolidated balance sheet. A total of $73,387 AUD ($48,905 USD) in payments were made in respect of the bonuses during the year ended June 30, 2023, resulting in a remaining balance of $107,937 AUD ($71,929 USD) bonus payable as of June 30, 2023 which was included in accrued expenses in the accompanying consolidated balance sheet.

F-43

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Amended and Restated Employment Agreement

On May 14, 2019 (the “Effective Date”), the Company entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Mr. Nathanielsz for a term of three years, subject to automatic one-year renewals, at an annual salary of $400,000 AUD ($309,313 USD). Pursuant to the Employment Agreement, Mr. Nathanielsz was granted options to purchase 0.04 shares of common stock (the “Nathanielsz Options”), with an exercise price per share of $4,675,000 (110% of the closing market price of the common stock on May 14, 2019 (or $4,250,000), the date of approval of such grant by the Board), (ii) 0.04 restricted stock units of the Company (the “Initial Nathanielsz RSUs”), and (iii) an additional 0.04 restricted stock units of the Company (the “Additional Nathanielsz RSUs”). Such options and restricted stock units were granted pursuant to the 2019 Plan approved by the Board on the Effective Date. The Nathanielsz Options have a term of 10 years from the date of grant. The Nathanielsz Options and Additional Nathanielsz RSU’s are subject to vesting periods pursuant to the Employment Agreement. There are 0.04 vested options and 0.04 restricted stock units that are considered issuable as of June 30, 2023 and 2022.

On October 26, 2022, the Company entered into an Amended and Restated Employment Agreement (the “Amended Agreement”) with Mr. Nathanielsz, effective as of July 1, 2022, (the “2022 Effective Date”). The Amended Agreement provides Mr. Nathanielsz with a base salary of $600,000 AUD ($414,900 USD) per annum. The Company has also agreed to pay Mr. Nathanielsz an annual discretionary bonus in an amount up to 100% of his annual base salary, reduced from 200%, which bonus shall be determined by the Board and based upon the performance of the Company. The Amended Agreement has a term of three (3) years from the 2022 Effective Date, with automatic one-year renewal periods unless either party elects not to renew.

Amended and Restated Employment Agreement

On May 14, 2019, the Company entered into an Amended and Restated Services Agreement (the “Services Agreement”) with Dr. Kenyon, the Company’s Chief Scientific Officer and a director, for a term of three years, subject to automatic one-year renewals, at an annual salary of $54,000 AUD ($41,580 USD). In connection with the execution of the Services Agreement, Dr. Kenyon was designated as an executive officer of the Company and assumed a more active executive role with the Company. Pursuant to the Services Agreement, Dr. Kenyon was granted options to purchase 0.02 shares of common stock (the “Kenyon Options”), with an exercise price per share of $4,250,000 (100% of the closing market price of the common stock on May 14, 2019, the date of approval of such grant by the Board), (ii) 0.02 restricted stock units of the Company (the “Initial Kenyon RSUs”), and (iii) an additional 0.02 restricted stock units of the Company (the “Additional Kenyon RSUs”). Such options and restricted stock units were granted pursuant to the 2019 Plan. The Kenyon Options have a term of 10 years from the date of grant. The Kenyon Options and Additional Kenyon RSU’s are subject to vesting periods pursuant to the Services Agreement. There are 0.02 vested options and 0.02 vested restricted stock unit that are considered issuable as of June 30, 2023 and 2022.

On August 12, 2021, pursuant to a Cancellation Agreement, Mr. Kenyon agreed to cancel accrued salaries of $102,600 in exchange for 3,420 shares of common stock of the Company. As of June 30, 2023 and 2022, total accrued salaries of $96,000 AUD ($64,627 USD) and $82,500 AUD ($56,050 USD), respectively, were included in accrued expenses in the accompanying consolidated balance sheets.

Intercompany Loans

All intercompany loans were made by the parent to the Company’s subsidiary, Propanc PTY LTD, none of which has been repaid as of June 30, 2023. Effective fiscal year 2021, the parent company determined that intercompany loans will not be repaid in the foreseeable future and thus, per ASC 830-20-35-3, gains and losses from measuring the intercompany balances are recorded within cumulative translation adjustment on the consolidated balance sheet as accumulated other comprehensive income.

F-44

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

NOTE 11 - CONCENTRATIONS AND RISKS

Concentration of Credit Risk

The Company maintains its cash in banks and financial institutions in Australia. Bank deposits in Australian banks are uninsured. The Company has not experienced any losses in such accounts through June 30, 2023.

In fiscal year 2022, the Company primarily relied on funding from three convertible debt lenders and received net proceeds after deductions of $73,500 for original issue discounts and debt issue costs from the lenders of $766,500 (from each of the three lenders of $160,000, $360,000 and $246,500, respectively) which represents approximately 21%, 47% and 32%, respectively of total proceeds received by the Company during fiscal year 2022.

In fiscal 2023, the Company primarily relied on funding from five convertible debt lenders and received net proceeds after deductions of $79,111 for original issue discounts and debt issue costs from each of the five lenders of $101,250, $189,000, $150,000, $50,000 and $100,000, respectively, which represents approximately 17%, 32%, 25%, 8% and 18%, respectively, of total proceeds received by the Company during fiscal 2023.

Receivable Concentration

As of June 30, 2023 and 2022, the Company’s receivables were 100% related to reimbursements on GST taxes paid.

Patent and Patent Concentration

The Company has filed multiple patent applications relating to its lead product, PRP. The Company’s lead patent application has been granted and remains in force in the United States, Belgium, Czech Republic, Denmark, France, Germany, Ireland, Italy, Netherlands, Portugal, Spain, Sweden, Switzerland, Liechtenstein, Turkey, United Kingdom, Australia, China, Japan, Indonesia, Israel, New Zealand, Singapore, Malaysia, South Africa, Republic of Korea, India and Brazil. In Canada and Mexico, the patent applications have been accepted as of this fiscal year 2023.

In 2016 and early 2017, the Company filed other patent applications. Three applications were filed under the Patent Cooperation Treaty (the “PCT”). The PCT assists applicants in seeking patent protection by filing one international patent application under the PCT, applicants can simultaneously seek protection for an invention in over 150 countries. Once filed, the application is placed under the control of the national or regional patent offices, as applicable, in what is called the national phase. One of the PCT applications filed in November 2016, entered national phase in July 2018 and another PCT application entered national phase in August 2018. A third PCT application entered the national phase in October 2018.

In July 2020, a world-first patent was granted in Australia for the cancer treatment method patent family. Presently, there are 62 granted, allowed, or accepted patents and 14 patents filed, or under examination in key global jurisdictions relating to the use of proenzymes against solid tumors, covering the lead product candidate PRP.

Further patent applications are expected to be filed to capture and protect additional patentable subject matter based on the Company’s field of technology relating to pharmaceutical compositions of proenzymes for treating cancer.

Foreign Operations

As of June 30, 2023 and 2022, the Company’s operations are based in Camberwell, Australia; however, the majority of research and development is being conducted in the European Union.

On July 22, 2016, the Company formed a wholly-owned subsidiary, Propanc (UK) Limited under the laws of England and Wales, for the purpose of submitting an orphan drug application with the European Medicines Agency as a small and medium-sized enterprise. As of June 30, 2023 and 2022, there has been no activity within this entity.

F-45

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

NOTE 12 - DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

Derivative Financial Instruments:

The Company applies the provisions of ASC 815-40, Contracts in Entity’s Own Equity, under which convertible instruments and warrants, which contain terms that protect holders from declines in the stock price (reset provisions), may not be exempt from derivative accounting treatment. As a result, warrants and embedded conversion options in convertible debt are recorded as a liability and are revalued at fair value at each reporting date. If the fair value of the warrants exceeds the face value of the related debt, the excess is recorded as change in fair value in operations on the issuance date. The Company had $75,300 (2 notes) and $79,000 (1 note) of convertible debt, which were treated as derivative instruments outstanding at June 30, 2023 and 2022, respectively.

The Company calculates the estimated fair values of the liabilities for derivative instruments using the Binomial Trees Method. The closing price of the Company’s common stock at June 30, 2023, the last trading day of the period ended June 30, 2023, was $0.135 per share. The volatility, expected remaining term and risk-free interest rates used to estimate the fair value of derivative liabilities at June 30, 2023 are indicated in the table that follows. The expected term is equal to the remaining term of the warrants or convertible instruments and the risk-free rate is based upon rates for treasury securities with the same term.

Convertible Debt

Initial Valuations (on new derivative instruments entered into during the year ended June 30, 2023)
Volatility	228.29 - 256.02%
Expected Remaining Term (in years)	0.22 - 0.28
Risk Free Interest Rate	3.13 - 4.42%
Expected dividend yield	None

	June 30, 2023	June 30, 2022
Volatility	334.56%	228%
Expected remaining term	0.01 - 0.73	0.01
Risk-free interest rate	5.24%	1.28%
Expected dividend yield	None	None

Fair Value Measurements:

The Company measures and reports at fair value the liability for derivative instruments. The fair value liabilities for price adjustable warrants and embedded conversion options have been recorded as determined utilizing the Binomial Trees model. The following tables summarize the Company’s financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2023:

	Balance at June 30, 2023	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
Embedded conversion option liabilities	$423,209	$-	$-	$423,209
Total	$423,209	$-	$-	$423,209

F-46

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

The following tables summarize the Company’s financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2022:

	Balance at June 30, 2022	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
Embedded conversion option liabilities	$151,262	$-	$-	$151,262
Total	$151,262	$-	$-	$151,262

The following is a roll forward for the years ended June 30, 2023 and 2022 of the fair value liability of price adjustable derivative instruments:

Fair Value of
Liability for
Derivative
Instruments
Balance at June 30, 2021	$54,220
Gain on debt extinguishment	(2,069)
Change in fair value included in statements of operations	99,111
Balance at June 30, 2022	151,262
Initial fair value of embedded conversion option derivative liability recorded as debt discount	93,668
Gain on debt extinguishment	(352,051)
Change in fair value included in statements of operations	530,330
Balance at June 30, 2023	$423,209

NOTE 13 - SUBSEQUENT EVENTS

Loans Payable

July 5, 2023, the Company and an institutional investor affiliated with one of our directors, Josef Zelinger, entered into a letter agreement, pursuant to which such investor loaned the Company an aggregate of $230,000 AUD ($153,256 USD). Pursuant to such agreement, the term of such loan is three (3) years, ending on July 5, 2026, with an interest rate of 10% to be paid monthly in arrears. In connection with such loan, the Company issued 15,000,000 warrants to purchase common stock to such investor immediately exercisable at an initial exercise price of $0.01 per share (subject to certain adjustments such as stock dividend, stock splits, subsequent right offering and pro-rata distribution) with an expiry date of July 5, 2026.

A portion of the proceeds of such loan were used to repay an outstanding balance of approximately $143,000 due on a convertible note (Coventry Note) held by a third-party investor and which had been in default (see Note 6).

Promissory Note

On August 15, 2023, the Company issued to an institutional investor (the “August 2023 Lender”) a 10% original issue discount promissory note (the “Promissory Note”) in consideration for $120,000, which has a principal face amount of $132,000, matures on November 15, 2023 and accrues interest at a rate of 10% per annum, which may be increased to 18% in the event of a default. The Company has the right to prepay the principal and accrued but unpaid interest due under the Promissory Note, together with any other amounts that the Company may owe the August 2023 Lender under the terms of the Promissory Note, on or before September 14, 2023 at a 110% premium of the face amount plus accrued and unpaid interest and any other amounts owed to the August 2023 Lender, which increases to (i) 120% if prepaid after such date, but on or before October 14, 2023, and (ii) 130% if prepaid after October 14, 2023, unless the Company and the Lender agree to otherwise effect repayment. The Promissory Note contains certain customary events of default set forth in the Promissory Note, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, liquidation and failure by the Company to pay the principal and interest due under the Promissory Note.

F-47

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Issuance of convertible notes

1800 Diagonal Lending, LLC Securities Purchase Agreements

On June 29, 2023, the Company entered into a securities purchase agreement with 1800 Diagonal Lending LLC (“1800 Diagonal”), which closed on July 6, 2023, pursuant to which 1800 Diagonal purchased a convertible promissory note (the “July 6, 2023 1800 Diagonal Note”) from the Company in the aggregate principal amount of $65,000, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of 1800 Diagonal any time after 180 days of the July 6, 2023 1800 Diagonal Note. The July 6, 2023 1800 Diagonal Note contains debt issue costs of $5,000. The Company intends to use the net proceeds for general working capital purposes. The maturity date is June 29, 2024.

On July 19, 2023, the Company entered into a securities purchase agreement with 1800 Diagonal Lending LLC pursuant to which 1800 Diagonal purchased a convertible promissory note (the “July 19, 2023 1800 Diagonal Note”) from the Company in the aggregate principal amount of $45,000, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of 1800 Diagonal any time after 180 days of the July 19, 2023 1800 Diagonal Note. The July 19, 2023 1800 Diagonal Note contains debt issue costs of $5,000. The Company intends to use the net proceeds for general working capital purposes. The maturity date is July 19, 2024.

On August 16, 2023, the Company entered into a securities purchase agreement with 1800 Diagonal Lending LLC pursuant to which 1800 Diagonal purchased a convertible promissory note (the “August 16, 2023 1800 Diagonal Note”) from the Company in the aggregate principal amount of $55,000, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of 1800 Diagonal any time after 180 days of the August 16, 2023 1800 Diagonal Note. The August 16, 2023 1800 Diagonal Note contains debt issue costs of $5,000. The Company intends to use the net proceeds for general working capital purposes. The maturity date is August 16, 2024.

The 1800 Diagonal Notes bear interest at a rate of 8% per annum, which interest may be paid by the Company to 1800 Diagonal in shares of the Company’s common stock; but shall not be payable until the 1800 Diagonal Note becomes payable, whether at the maturity date or upon acceleration or by prepayment.

During the first 60 to 180 days following the date of these notes, the Company has the right to prepay the principal and accrued but unpaid interest due under the above note, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium ranging from 110% to 129% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay such note.

The conversion price for the above notes shall be equal to a 35% discount of the market price which means the average of the lowest three trading prices of the Common Stock for the ten trading days immediately prior to the delivery of a Notice of Conversion. Notwithstanding the foregoing, 1800 Diagonal shall be restricted from effecting a conversion if such conversion, along with other shares of the Company’s common stock beneficially owned by 1800 Diagonal and its affiliates, exceeds 9.99% of the outstanding shares of the Company’s common stock. The Company treats this convertible notes as stock settled debt under ASC 480.

The above notes contains certain events of default, upon which principal and accrued interest will become immediately due and payable. In addition, upon an event of default, interest on the outstanding principal shall accrue at a default interest rate of 22% per annum, or if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions.

Failure to deliver shares of common stock upon conversion of the above 1800 Diagonal notes within three business days of notice of conversion will result in the Company paying a penalty of $1,000 per day, subject to certain exceptions.

F-48

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Upon certain events of default, the above 1800 Diagonal notes will become immediately due and payable and the Company must pay 1800 Diagonal 150% of the then-outstanding principal amount of the above 1800 Diagonal notes, plus any interest accrued upon such event of default or prior events of default (the “Default Amount”). Further, upon any event of default relating to the failure to issue shares of common stock upon the conversion of such notes, such notes become immediately due and payable in an amount equal to twice the Default Amount.

GS Capital Partners, LLC Securities Purchase Agreement

On August 23, 2023, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note (the “GS Capital Note”) from the Company in the aggregate principal amount of $77,500, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contains a $5,000 original issue discount. Pursuant to the terms of the GS Purchase Agreement, the Company paid GS Capital’s legal fees of $2,500. The Company intends to use the net proceeds from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note is February 23, 2024. The GS Capital Note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note is equal to $0.04 per share (the “Fixed Price”), provided that the Fixed Price will be reduced to $0.02 per share in the event that the market price of the Common Stock trades below $0.03 per share for five consecutive trading days. In the event of a default under the Note and unless the Fixed Price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default. Pursuant to the Note, in the event that such conversion price is below the par value of the Common Stock, the Company has agreed to take all steps to reduce such par value or conduct a reverse split of its Common Stock, as applicable. Notwithstanding the foregoing, such conversion price and lookback periods are subject to adjustment in favor of the Investor in the event the Company issues securities to another party with more favorable conversion terms, and such conversions are subject to a 4.99% beneficial ownership limitation (which may be increased to 9.9% upon 60 days’ prior written notice from the holder of the Note) and adjustments for mergers, consolidations, reorganizations and similar events set forth in the Note, other than a transfer or sale of all or substantially all Company assets. Pursuant to the Note, the Company is required to maintain an initial reserve of at least 400% of the number of Conversion Shares, subject to any increase of such reserved amount to reflect the Company’s obligations under the Note.

During the first 60 to 180 days following the date of this note, the Company has the right to prepay the principal and accrued but unpaid interest due under the above note issued to GS Capital, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium ranging from 110% to 125% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay such note.

Upon the occurrence and during the continuation of certain events of default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event that the Company fails to deliver to GS Capital shares of common stock issuable upon conversion of principal or interest under the GS Capital Note, the penalty shall be $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty shall increase to $500 per day beginning on the 10th day. In an event of breach of section 8m as defined in the GS Capital note agreement, such GS Capital note shall incur penalty and will increase the outstanding principal amounts by 20%.

The above GS Capital note will be bifurcated from the embedded conversion option which shall be recorded as derivative liabilities at fair value.

F-49

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and 2022

Equity Line Agreement

On July 20, 2023, the Company entered into a common stock purchase agreement (the “Equity Line Agreement”) with an institutional investor (the “Investor”) providing for an equity financing facility, pursuant to which Company has the option to request that the Investor commit to purchase up to $5,000,000 of the Company’s shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), over a 24-month term commencing on the date on which a registration statement filed by the Company to register the offer and resale of the Shares by the Investor (the “Registration Statement”) is declared effective by the U.S. Securities and Exchange Commission (the “SEC”). Pursuant to the Equity Line Agreement, the Company has the option to exercise this right by providing a notice (a “Drawdown Notice”) from the Company to the Investor setting forth the number of Shares that the Investor will purchase. The Company has agreed to use the proceeds from such issuances for the purpose of financing its research and product development activities, finished product manufacture for clinical studies, working capital requirements and general corporate purposes.

Pursuant to the Equity Line Agreement, purchases of Shares cannot occur unless and until certain conditions are met, including but not limited to, the SEC declaring the Registration Statement effective, and the maximum number of Shares that may be purchased pursuant to a Drawdown Notice cannot exceed the lesser of (i) 200% of the average daily traded value of the Common Stock during the five (5) business days immediately preceding a Drawdown Notice or (ii) $200,000; provided that in no event may a Drawdown Notice be for less than $5,000, exceed 52,500,000 Shares or cause the Investor’s ownership to exceed 4.99% of the outstanding number of shares of Common Stock immediately prior to the issuance of such Shares. The actual amount of proceeds that the Company will receive in connection with each Drawdown Notice is determined under the Equity Line Agreement by multiplying the number of Shares to be sold by the applicable purchase price per share, which is equal to 85% of the lowest traded price of the Common Stock during the 7 business days immediately following the Clearing Date, less Clearing Costs (as each such term is defined in the Equity Line Agreement).

Additionally, in connection with the Equity Line Agreement, the Company and the Investor entered into a registration rights agreement, dated July 20, 2023 (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the maximum number of Shares within 45 days of the date of the Registration Rights Agreement, subject to any comments from the SEC and applicable laws, rules and regulations.

Exercise of warrants

The Company issued an aggregate of 2,282,000 shares of common stock from the alternate cashless exercise of 0.011 Series A warrants. The Company recognized the value of the effect of a down round feature in such warrants when triggered. Upon the occurrence of the triggering event that resulted in a reduction of the strike price, the Company measured the value of the effect of the feature as the difference between the fair value of the warrants without the down round feature or before the strike price reduction and the fair value of the warrants with a strike price corresponding to the reduced strike price upon the down round feature being triggered. Accordingly, the Company recognized deemed dividend of $142,575 and a corresponding reduction of income available to common stockholders upon the alternate cashless exercise of these warrants.

Shares issued for conversion of convertible debt

From July 1, 2023 through September 18, 2023, the Company issued an aggregate of 4,898,307 shares of its common stock at an average contractual conversion price of $0.02 as a result of the conversion of principal of $98,954, accrued interest of $7,071 and conversion fees of $1,277 underlying certain outstanding convertible notes converted during such period. The Company reclassified $21,737 in put premiums to additional paid in capital following these conversions.

F-50

Propanc Biopharma, Inc.

Up to 26,250,000 Shares of Common Stock

PROSPECTUS

The date of this prospectus is October 12, 2023.